Exhibit 10.1

EXECUTION COPY

CAPACITY PURCHASE AGREEMENT

between

AMERICAN AIRLINES, INC.

AND

AIR WISCONSIN AIRLINES LLC

EFFECTIVE AS OF AUGUST 19, 2022

TABLE OF CONTENTS

ARTICLE I. DEFINITIONS		1

ARTICLE II. CAPACITY PURCHASE, REVENUES AND OTHER SERVICES		1
2.01	Capacity Purchase	1
2.02	Flight Related Revenues	2
2.03	Non-Revenue Pass Travel	3
2.04	Ground Handling	3

ARTICLE III. USE OF COVERED AIRCRAFT		3
3.01	Use of Covered Aircraft	3
3.02	Additional Aircraft; Spare Aircraft; Aircraft Substitution; Neutral Livery Aircraft	4
3.03	Aircraft Unavailability	5
3.04	Supportability Commitment	6
3.05	Flight Designator Codes and Codeshare Term	6
3.06	Flight Dispatch	7
3.07	Maintenance of Supported Aircraft	7
3.08	Compliance with Other Terms of Related Agreements	9
3.09	Event of Loss	9

ARTICLE IV. SERVICE STANDARDS, PERFORMANCE MEASUREMENT AND TRAINING		9
4.01	Crews and Other Personnel	9
4.02	Governmental Regulations	9
4.03	Quality of Service	10
4.04	Access and Use of American Systems	12
4.05	Data Security	13
4.06	Processing and Adjudicating Customer or Passenger Complaints	14
4.07	Right to Inspect Aircraft and Service Conditions	15
4.08	Controllable Cancellation Codes and Controllable On Time Departure Codes	16
4.09	Catering Products and Catering Services	16

ARTICLE V. SAFETY		16
5.01	Incidents or Accidents	16
5.02	Accident Reports	17
5.03	International Air Transport Association Operational Safety Audit	17
5.04	Emergency Assistance Agreement	17

ARTICLE VI. OTHER OBLIGATIONS OF CONTRACTOR		17
6.01	FAA or DOT Certification Suspension or Revocation	17
6.02	Fuel Efficiency Program	17
6.03	Use of Approved Marks and Copyrights	18
6.04	Ownership and Use of Data	20
6.05	American’s AAdvantage® Program	21
6.06	Periodic Reports	21
6.07	Intentionally Omitted	22
6.08	Liquor Licenses for Covered Aircraft	22
6.09	Intentionally Omitted	22
6.10	Eagle Partnership Manuals	22
6.11	Review of Insurance Coverage	22
6.12	Intentionally Omitted	23

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6.13	Intentionally Omitted	23
6.14	Late Reduced Crew Estimates	23
6.15	Unsupported Aircraft	24
6.16	Resource Allocation	25
6.17	Actions during a Force Majeure Event or Labor Dispute	25

ARTICLE VII. CONTRACTOR’S COMPENSATION		26
7.01	Base and Incentive Payments	26
7.02	Costs and Expenses	26
7.03	Cost Savings	26

ARTICLE VIII. USE OF FACILITIES		26
8.01	Facilities	26
8.02	Conditions of Use for American Facilities	27
8.03	Replacement and Termination of Facilities Use	27
8.04	Facilities Related Insurance	27
8.05	Subleases	27

ARTICLE IX. REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGEMENTS		28
9.01	Contractor’s Representations and Warranties	28
9.02	American Representations and Warranties	29

ARTICLE X. INSURANCE		29
10.01	Minimum Insurance Coverage	29
10.02	Endorsements	31

ARTICLE XI. INDEMNIFICATION		32
11.01	Contractor’s Indemnification of American Indemnified Parties	32
11.02	American’s Indemnification of Contractor Indemnified Parties	33
11.03	Procedure for Indemnification Claims	33
11.04	Employer’s Liability and Workers’ Compensation	36

ARTICLE XII. TERM AND TERMINATION		36
12.01	Term	36
12.02	Termination and Withdrawal Rights	36

ARTICLE XIII. INTENTIONALLY OMITTED		41
13.01	Intentionally Omitted	41

ARTICLE XIV. MISCELLANEOUS		41
14.01	Notices	41
14.02	Binding Effect and Assignment	43
14.03	Amendment and Modification	43
14.04	Waiver	43
14.05	Interpretation	43
14.06	Confidentiality and Public Communications	44
14.07	Cooperation with Respect to Reporting	45
14.08	Right of Set-off	45
14.09	Counterparts	46
14.10	Severability	46
14.11	Governing Law	46
14.12	Entire Agreement; Conflicts with this Agreement	46
14.13	Remedies Cumulative	46
14.14	Further Assurances	46
14.15	No Third Party Beneficiaries	47

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14.16	Relationship of the Parties	47
14.17	Jurisdiction	47
14.18	Waiver of Jury Trial	48
14.19	Limitation on Damages	48
14.20	Equitable Remedies	49
14.21	Survival of Certain Obligations	49

SCHEDULES AND EXHIBITS

SCHEDULE 1:	COVERED AIRCRAFT
SCHEDULE 2:	SCHEDULING AND OPERATING RESTRICTIONS ON COVERED AIRCRAFT
SCHEDULE 3:	PASS THROUGH COSTS, CONTROLLABLE COSTS AND AMERICAN ABSORBED EXPENSES
SCHEDULE 4:	FUEL EFFICIENCY PROGRAM
SCHEDULE 5:	COMPENSATION AND BONUSES AND REBATES
SCHEDULE 6:	INTENTIONALLY OMITTED
SCHEDULE 7:	ACCOUNTING AND AUDITING PROCEDURES AND PAYMENT TERMS
SCHEDULE 8:	CONTROLLABLE CANCELLATION CODES
SCHEDULE 9:	CONTROLLABLE ON TIME DEPARTURE CODES
SCHEDULE 10:	INTENTIONALLY OMITTED
SCHEDULE 11:	AMERICAN FACILITIES
SCHEDULE 12:	INTERIOR DESIGN OF COVERED AIRCRAFT (INCLUDING LAYOUT FOR PASSENGER ACCOMMODATION)

EXHIBIT A:	DEFINITIONS
EXHIBIT B:	STANDARDS OF SERVICE
EXHIBIT C:	TRAINING
EXHIBIT D:	AMERICAN’S SECURITY POLICIES AND PROCEDURES
EXHIBIT E:	STANDARDS OF FACILITIES USE
EXHIBIT F:	CREW FORECAST TEMPLATE

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CAPACITY PURCHASE AGREEMENT

This CAPACITY PURCHASE AGREEMENT (as amended, modified or supplemented from time to time, this “Agreement”), is effective as of August 19, 2022 (the “Effective Date”), between AMERICAN AIRLINES, INC., a Delaware corporation (together with its successors and permitted assigns, “American”) and AIR WISCONSIN AIRLINES LLC, a Delaware limited liability company (together with its permitted successors and assigns, “Contractor”).

RECITALS:

WHEREAS, American and Contractor desire to establish the terms by which Contractor will provide Regional Airline Services utilizing certain regional aircraft on behalf of American;

WHEREAS, American holds a certificate of public convenience and necessity issued pursuant to certain federal transportation statutes authorizing it to engage in air transportation of persons, property and mail, and is a major air carrier providing scheduled domestic and international air transportation;

WHEREAS, Contractor holds a certificate of public convenience and necessity issued pursuant to certain federal transportation statutes authorizing it to engage in air transportation of persons, property and mail, and is a regional air carrier providing scheduled air transportation;

WHEREAS, Contractor is willing to provide, on behalf of American under American’s brands, the Regional Airline Services with respect to the Covered Aircraft as set forth herein, and American and Contractor desire to establish the terms by which Contractor will provide such Regional Airline Services; and

WHEREAS, all references to specific Schedules and Exhibits in this Agreement shall be those certain Schedules and Exhibits attached hereto, which shall be deemed incorporated herein by reference and a part of this Agreement for all purposes.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, American, on the one hand, and Contractor, on the other hand, agree as follows:

ARTICLE I.

DEFINITIONS

Capitalized terms used in this Agreement (including, unless otherwise defined therein, in the Schedules and Exhibits to this Agreement) shall have the meanings set forth on Exhibit A hereto.

ARTICLE II.

CAPACITY PURCHASE, REVENUES AND OTHER SERVICES

2.01 Capacity Purchase. Subject to the terms and conditions of this Agreement and the Related Agreements, American shall purchase during the Term hereof all of the capacity of the Covered Aircraft and Contractor shall provide all of the capacity of each Covered Aircraft and shall operate, in accordance with the terms and conditions hereof, Regional Airline Services between various U.S. domestic city-pairs and between various U.S.-Canadian city-pairs as specified by American pursuant to Section 2.01(b). Contractor shall use the Covered Aircraft, solely for, or as directed by, American in connection with Regional Airline Services and, without limiting the foregoing, in accordance with the following:

(a) Fares, Rules and Seat Inventory. American shall in its sole discretion establish and publish all fares, fare rules, related tariff rules, and other similar information for all seats on the Covered Aircraft. Contractor shall not publish any fares, fare rules, related tariff rules (other than as prepared or authorized by American), or other similar information for the Covered Aircraft. In addition, American shall have complete and exclusive control in its sole discretion with respect to the Covered Aircraft relating to all (i) seat inventories, including all positive space and “space available” non-revenue seating, and pass travel policies, subject to Section 2.03, and (ii) revenue management decisions, including pricing, overbooking levels, discount seat levels and allocation of seats among various fare categories.

(b) Flight Schedules. American shall have the right to schedule all CAATS (pursuant to the scheduling procedures set forth on Schedule 2) and Contractor shall operate the CAATS according to such schedule. Subject to the terms and conditions hereof, American shall in its sole discretion establish and publish all schedules for the CAATS, including determining the city pairs served, frequencies and timing of scheduled arrivals and departures of Scheduled Flights; provided that unless otherwise provided for in this Agreement, all such schedules shall be subject to the scheduling procedures set forth on Schedule 2. In no event shall American schedule a Covered Aircraft that is a Spare Aircraft, a Covered Aircraft in Heavy Maintenance or an Unsupported Aircraft to operate a Scheduled Flight. American shall not schedule any flight to a foreign jurisdiction, other than Canada, without Contractor’s prior written consent.

(c) Hubs. Subject to the implementation of Covered Aircraft pursuant to Section 3.01(a) and Schedule 1 and without limiting Section 6.15, the operations for no fewer than [***] CAATS shall be principally based at, and each such CAATS shall operate primarily from, Chicago O’Hare airport (“ORD”). If American intends to have more than [***] CAATS be principally based at, and operate primarily from, another airport where Parent provides airline services [***], then such other airport shall also be deemed a “Hub” hereunder; provided that American delivers Notice of such intention to Contractor at least [***] in advance of the first date that such other airport is intended to be used as a Hub hereunder and during such [***] period, Contractor shall identify any requirements for American Facilities (including crew rooms or line maintenance facilities) that are necessary for Contractor to provide the Regional Airline Services from such new Hub. In the event that a new Hub is added following the Effective Date, Contractor shall take all action necessary to relocate the applicable number of CAATS to such new Hub. Contractor’s costs and expenses in relocating CAATS to be principally based at a new Hub shall be [***] as provided in Schedule 3 and the costs and expenses of the American Facilities for Contractor’s use of the Regional Airline Services will be [***].

2.02 Flight Related Revenues. Contractor acknowledges and agrees that American shall be entitled to and shall receive all revenues (including any consideration received from any interline and non-revenue travel agreements) resulting from the sale or issuance of passenger tickets associated with the Covered Aircraft and all other sources of revenue associated with the operation of the Covered Aircraft, including revenues relating to (a) any tickets sold under the designator code of a Third Party (such as an American codeshare partner); (b) transportation of cargo or mail; (c) ancillary passenger service charges, including any baggage charges, food, beverage (including revenues relating to the sale of beer, wine, liquor or any other alcoholic beverages), unaccompanied minor fees and duty free services; (d) guarantees, incentive payments or cost abatements from Governmental Authorities or other Third Parties in connection with scheduling flights to an airport or locality; (e) ticket change fees; and (f) pass travel and other non-revenue or reduced rate travel charges. All such revenues shall be the sole property of, and shall belong to, American, and if received by Contractor, shall be promptly remitted by Contractor to American. American shall perform all revenue accounting and management functions in connection with all such revenues. The Parties hereto acknowledge and agree that all flight related revenue to which American is entitled hereunder (including under this Section 2.02) is independent of the non-exclusive license of Approved Marks set forth in Section 6.03(b) hereof.

2.03 Non-Revenue Pass Travel. American shall have the sole right and option to implement and oversee all pass travel and other non-revenue or reduced rate travel on any Scheduled Flight in accordance with its policies and procedures as in effect and adopted by American from time to time, in its sole discretion.

2.04 Ground Handling. American shall provide, or arrange for another Person to provide, all ground handling and related services with respect to the operation of the Covered Aircraft, including, but not limited to: (a) all gate and ticket counter check in activities, (b) all baggage handling, (c) all cargo handling, if any, (d) all passenger enplaning/deplaning services, including but not limited to sky cap, if any, and wheel chair services, (e) all aircraft loading/unloading services, including but not limited to airside busing (as necessary), (f) all passenger ticketing, (g) all aircraft cabin cleaning and related cleaning supplies, other than routine cabin straightening between Scheduled Flights, (h) all jet bridge maintenance (where applicable), (i) all security functions, (j) all janitorial services in connection with ground handling and related services with respect to the operation of the Covered Aircraft, and (k) all deicing services. In connection therewith, American shall select in its reasonable discretion any Person to perform such services with respect to the operation of the Covered Aircraft without the consent or approval of Contractor.

ARTICLE III.

USE OF COVERED AIRCRAFT

3.01 Use of Covered Aircraft.

(a) Implementation Date. Contractor shall implement Covered Aircraft pursuant to the Implementation Schedule set forth on Schedule 1 attached hereto. The date on which a Covered Aircraft is scheduled to be implemented (as set forth in Schedule 1) and any date that an aircraft becomes a Covered Aircraft pursuant to Contractor’s substitution rights in Section 3.02(d) is referred to herein as such aircraft’s “Implementation Date”); provided that if a Covered Aircraft commences operating Regional Airline Services under this Agreement at an earlier date in accordance with the remainder of this Section 3.01(a), then such earlier date will be deemed to be such Covered Aircraft’s Implementation Date. By delivering written Notice to American as provided below, Contractor may request an earlier Implementation Date than the applicable date set forth on Schedule 1 for one or more Covered Aircraft (each, an “Early Implementation Date”), and American shall accept Contractor’s implementation of such Covered Aircraft upon the corresponding Early Implementation Date so long as: (i) Contractor delivers such Notice to American at least [***] prior to the first [***] in which such Early Implementation Date(s) is to occur; (ii) each such aircraft being, as of the applicable Early Implementation Date, airworthy and in substantially the same condition, configuration and livery requirements as other Covered Aircraft; and (iii) solely with respect to any proposed early implementation that Contractor proposes to occur prior to [***], American having determined, in its reasonable and good faith discretion, that, using commercially reasonable efforts, American will be able to complete all required information technology tasks, personnel training, and station readiness tasks in order to accommodate implementation for such aircraft as of the proposed early implementation date; provided that, in each case (i)-(iii), no such consent will be required to implement a Covered Aircraft pursuant to Contractor’s substitution right set forth in Section 3.02(d).

(b) Use for Regional Airline Services. Except as otherwise permitted in this Agreement or as American may otherwise Consent in its reasonable discretion, the Covered Aircraft (i) may only be used by Contractor to provide Regional Airline Services, and (ii) subject to Sections 3.01(c) and 3.01(d), may not be used by Contractor for any other purpose, including flight operations for any other airline or flight operations or activities on Contractor’s own behalf. Contractor shall operate international flights to and from Canada as may be scheduled by American in its sole discretion, subject to the operational limitations of the Covered Aircraft and obtaining necessary DOT and foreign approvals and required operating authorities and licenses, with the Base Compensation, Pass Through Costs and other amounts to be paid to Contractor as set forth on Schedules 3 and 5 hereof, and according to the scheduling requirements as set forth on Schedule 2 hereof.

(c) Ad Hoc Charter Flights. If requested by American upon reasonable prior Notice to Contractor, and subject to Schedule 2 and the other terms of this Agreement, Contractor shall use CAATS for charter flights (which for all purposes of this Agreement shall include any reasonable repositioning flights related to such charter flights) not included in the applicable Final Schedule for the month of such flight and American shall specify the terms of such use; provided that the compensation for such charter flights shall be as provided in Schedule 3.

(d) Maintenance/Ferry Flights. Contractor shall be entitled to use Covered Aircraft for the purpose of Maintenance/Ferry Flights.

(e) CRJ-700. If Contractor provides Notice to American of its desire to use CRJ-700 aircraft in connection with the provision of Regional Airline Services, then the Parties shall discuss in good faith whether such aircraft may be added to the terms of this Agreement; provided that neither Party shall be obligated to add such aircraft to the terms of this Agreement or any other capacity purchase agreement with American, unless mutually agreed.

3.02 Additional Aircraft; Spare Aircraft; Aircraft Substitution; Neutral Livery Aircraft.

(a) Additional Aircraft. Subject to Section 12.02(d)(iv), at any time and from time to time during the Term, if (i) Contractor has sufficient crew to operate any CRJ-200 aircraft, that is then-currently not a Covered Aircraft, at a minimum average daily block hour utilization of [***] block hours per [***] per Supportable CAATS during any [***] and (ii) the number of Covered Aircraft equals the number of Supported Aircraft for such [***], then Contractor may provide and make available to American, and American shall accept, such aircraft as additional Covered Aircraft for an Aircraft Term that will commence beginning as of the start of such [***] and will conclude as of the [***] anniversary of the final day of the Transition Period (each aircraft, an “Additional Aircraft”). The Notice provided by Contractor to American under this Section 3.02(a) will be provided together with the Initial Crew Max and shall specify the number of Additional Aircraft, each Implementation Date and the time at which such Additional Aircraft will be made available at a Hub for Regional Airline Services. Such Additional Aircraft shall be airworthy and in substantially the same condition, configuration and livery requirements as the then-existing Supported Aircraft. Contractor shall take all requisite action to obtain all FAA, DOT, TSA and other certifications, permits, licenses, certificates, exemptions, approvals and plans required by Governmental Authorities, along with any insurance required pursuant to the terms hereof, necessary to enable Contractor to provide Regional Airline Services and operate the Additional Aircraft prior to it being placed in service and shall otherwise cause the Additional Aircraft to meet the terms and conditions for “Supported Aircraft” as specified under this Agreement.

(b) Maximum Number of Covered Aircraft. In no event shall the total aggregate number of Covered Aircraft under this Agreement exceed sixty (60) Covered Aircraft, unless otherwise Consented to by American.

(c) Spare Aircraft. Notwithstanding anything in this Agreement to the contrary, (i) [***] Supported Aircraft, at any time that there are fewer than [***] CAATS, or (ii) [***] Supported Aircraft, at any time there are [***] or more CAATS, will not be scheduled for Scheduled Flights, but will instead be spare aircraft to be used as substitutes when necessary or required for any other Covered Aircraft (“Spare Aircraft”). The specific identity of Supported Aircraft designated at any time as Spare Aircraft shall be within the sole control of Contractor. For clarity, Spare Aircraft are Covered Aircraft and Supported Aircraft for all purposes of this Agreement. The Spare Aircraft shall also be available at American’s written request, subject to Contractor’s Consent (which shall not be unreasonably withheld) and the terms and conditions of this Agreement, to operate any flight as designated by American on behalf of American or any of its Affiliates, and in such case (x) Contractor shall receive compensation for [***] for each such flight and (y) such flight shall count towards any calculation of Controllable On Time Departures and Controllable Completion Rate, in all cases, as if such flight were a Scheduled Flight; provided, however, that if American requests that Contractor utilize a Spare Aircraft to operate any flight as designated by American on behalf of American or any of its Affiliates, and a Scheduled Flight is delayed or cancelled as a direct result of the unavailability of such Spare Aircraft, then such delay or cancellation shall be deemed an Uncontrollable Delay or an Uncontrollable Cancellation, as applicable.

(d) Aircraft Substitution and Removal. Upon not less than [***] prior Notice to American, Contractor may, in its sole discretion, remove a Covered Aircraft from this Agreement and substitute such Covered Aircraft with another CRJ-200 aircraft in American livery and configuration. Schedule 1 shall be deemed amended to reflect the substitution on the effective date provided in such Notice. Such Notice of substitution shall identify by tail number both the Covered Aircraft being removed and the aircraft that will substitute-in for such Covered Aircraft (if any). Each such aircraft that is substituted-in shall be covered by Contractor’s FAA approved maintenance program and shall otherwise meet the requirements applicable to Covered Aircraft in this Agreement. Upon such substitution, the removed aircraft shall cease to be a Covered Aircraft under this Agreement, and any substituted-in aircraft shall be a Covered Aircraft for all purposes of this Agreement (which substituted-in aircraft will have the same Aircraft Term as the removed aircraft). [***]

(e) Neutral Livery Aircraft. Contractor shall have the right at any time, without American’s prior consent, to operate any Scheduled Flight with any CRJ-200 regional jet that (i) is not a Covered Aircraft, (ii) is in neutral livery or Contractor’s branded livery, (iii) is covered by Contractor’s FAA approved maintenance program and (iv) otherwise meets the requirements applicable to Covered Aircraft in this Agreement (each, a “Neutral Livery Aircraft”); provided that (A) Contractor must provide American with prior Notice of the tail numbers of any Neutral Livery Aircraft and (B) in no event shall more than [***] Neutral Livery Aircraft be used to operate Scheduled Flights in any [***] without American’s prior written consent. The Block Hour Rate, Departure Rate and any Pass Through Costs and American Absorbed Expenses attributable to Neutral Livery Aircraft provided by Contractor for Regional Airline Services will be payable by American with respect to each such Neutral Livery Aircraft. [***]

3.03 Aircraft Unavailability.

(a) Other Operator. American shall have the right and option at its sole discretion to cause an operator other than Contractor to operate a Scheduled Flight. If American determines that an operator other than Contractor will operate a Scheduled Flight, then it shall provide prior notice to Contractor thereof (but failure to provide such notice shall not prejudice or impact American’s rights under this Section 3.03(a), and American shall not have any liability for any failure to provide such notice).

(b) Compensation. If an operator other than Contractor operates a Scheduled Flight due to a Covered Aircraft not being available to operate such Scheduled Flight, then Contractor shall not receive the compensation from American in respect of Block Hours or departures for such Scheduled Flight. If an operator other than Contractor operates a Scheduled Flight and a Supported Aircraft was available to operate such Scheduled Flight, then Contractor shall receive all of the compensation from American for such Scheduled Flight it would have received as if it had operated such Scheduled Flight (including, but not limited to Block Hours and departures), and for purposes of calculating the performance metrics set forth in Schedule 5, such Scheduled Flight shall be deemed to have departed and been completed on time.

(c) Controllable On Time Departures and/or Controllable Completion Rate. If a Covered Aircraft is not available to operate a Scheduled Flight, and American is able to locate an operator other than Contractor to operate such flight, and that flight is canceled or delayed, then that flight shall count as a “Scheduled Flight” for purposes of any calculation of Controllable On Time Departures and/or Controllable Completion Rate as if such flight was provided by Contractor. For the avoidance of doubt, if that flight is not canceled or delayed, then it shall not count towards the calculation of Controllable On Time Departures and/or Controllable Completion Rate.

3.04 Supportability Commitment.

(a) Contractor Commitment. Except as otherwise Consented to by American in its sole discretion, Contractor shall not operate aircraft in FAR Part 121 passenger operations for another carrier unless and until the Implementation Date for the [***] Covered Aircraft has occurred (the “Commitment Threshold”), provided that the foregoing will apply only during the period beginning as of the end of the Transition Period and ending upon the date of the first Notice of termination pursuant to Article XII; provided further that if American Withdraws a Covered Aircraft pursuant to this Agreement (other than pursuant to Section 12.02(c)(ii)), then the Commitment Threshold shall be decreased by one for each Withdrawn aircraft as of the date of Withdrawal.

(b) Contractor Code Flight Restrictions. Notwithstanding anything herein to the contrary, and except as otherwise Consented to by American in its sole discretion, during the Term, Contractor shall not operate any FAR Part 121 passenger flights under its own flight designator code into or out of any Hub.

3.05 Flight Designator Codes and Codeshare Term.

(a) All Scheduled Flights shall be operated under the name “American Eagle” or such other name, incorporating an Approved Mark, as may be determined by American in its sole discretion and specified by American to Contractor, from time to time.

(b) All Scheduled Flights shall be identified by an “AA*” flight designator code (or such other flight designator codes as may be assigned by American in its sole discretion), as appropriate, in: (i) American, Contractor, and Third Party computer reservations systems, including Internet reservation systems; (ii) American timetables; (iii) airport flight information displays; and (iv) passenger tickets and like media distributed to or accessed by travel agents, other airlines or the public (all Scheduled Flights that display the “AA*” flight designator code or such other flight designator codes as may be assigned by American from time to time in its sole discretion are referred to herein as “AA Flights”).

(c) To the extent Contractor subsequently discloses or identifies the AA Flights to the public as flights operated by Contractor, Contractor shall do so only in the following ways: (i) a symbol and/or text may be used in timetables and computer reservation systems indicating that AA Flights are operated by Contractor; (ii) to the extent reasonable and necessary, messages on airport flight information displays may identify Contractor as the operator of flights shown as AA Flights; and (iii) in any other manner prescribed and/or required by any laws, rules or regulations of a Governmental Authority.

(d) In all cases, the conditions of carriage with regard to passengers on AA Flights will be between a passenger and American.

(e) Contractor agrees to operate all Scheduled Flights using the American flight designator code and flight numbers assigned by American, or such other flight designator codes and flight numbers as may be assigned by American (to accommodate, for example, an American codeshare partner). American shall have the exclusive right to determine which other airlines (“Codeshare Airlines”), if any, may place their two-letter designator codes on flights operated by Contractor with Covered Aircraft and to enter into agreements with such Codeshare Airlines with respect thereto. Contractor will cooperate with American and any Codeshare Airlines, as reasonably requested by American and at American’s expense, with respect thereto (including, without limitation, making necessary governmental filings and entering into reasonably acceptable agreements with such Codeshare Airlines).

3.06 Flight Dispatch. Contractor shall be solely responsible for, and American shall have no obligations or duties with respect to, the Dispatch of Scheduled Flights, any charter flights pursuant to Section 3.01(c), or any Maintenance/Ferry Flights; provided that Contractor shall coordinate such Dispatch for Scheduled Flights and charter flights hereunder with American’s systems operation control and pursuant to Schedule 2. Contractor shall provide information to American that American may reasonably request from time to time regarding Scheduled Flights, including any changes in scheduling of a Scheduled Flight, Dispatch entries, and data for textual flight plans.

3.07 Maintenance of Supported Aircraft.

(a) Generally. Contractor shall cause the Supported Aircraft to be maintained, inspected, serviced, repaired, overhauled and tested: (i) in accordance with this Agreement and Contractor’s FAA-approved Part 121 maintenance program, and (ii) so as to keep the Supported Aircraft (A) in full conformity with all manufacturers’ manuals, instructions, AD mandatory service bulletins, technical data and recommendations and in airworthy condition under FAA and customary industry practice, (B) in such condition as may be necessary to enable the FAA airworthiness certificate of the Supported Aircraft to be issued and, at all times, maintained in good standing, and (C) in such condition as may be necessary to enable Contractor to provide the flights as contemplated by this Agreement. Without limiting the generality of this Section 3.07(a), Contractor shall ensure the Supported Aircraft, each engine installed thereon and all parts at any time used in connection therewith shall at all times be duly certified as being airworthy in accordance with applicable law. All material modifications requested by American in accordance with this Agreement or required by an applicable Governmental Authority (other than Heavy Maintenance) shall be coordinated as may be agreed to by the Parties.

(b) Line Maintenance. All Line Maintenance on the Supported Aircraft shall, to the extent reasonably practicable, be performed at a maintenance facility or station in a location that is reasonably acceptable to American from time to time during the Term hereof; it being understood that the initial designations for such maintenance facilities and stations shall be as set forth on Schedule 2.

(c) Heavy Maintenance. On or prior to each [***] during the Term, Contractor shall deliver to American a forecast stating (i) the approximate date that each such Covered Aircraft is to be removed for Heavy Maintenance during the upcoming [***] period, and (ii) the number of Covered Aircraft that Contractor will maintain throughout such [***] period. Contractor shall provide American with prompt Notice of any changes to such schedule. In addition to the annual Notice described above in this Section 3.07(c), Contractor shall also deliver Notice to American (A) at least [***] prior to any Supported Aircraft needing to be removed from providing Scheduled Flights for purposes of accomplishing scheduled Heavy Maintenance and Notify American of any changes to such schedule; and (B) no later than [***] following request from American, detailed reports regarding scheduled and completed maintenance operations(including Heavy Maintenance) of any Covered Aircraft. Pursuant to Section 3.02(d), Contractor will have the right to substitute out any aircraft that is not available due to Heavy Maintenance and American shall not include in the Final Schedule any aircraft that is not available due to Heavy Maintenance.

(d) Painting Covered Aircraft. Contractor shall repaint each Covered Aircraft (A) no later than [***] following its Implementation Date, and (B) from time to time as reasonably requested by American in order to maintain an acceptable exterior appearance or repair damage to the exterior of a Covered Aircraft. Any such repainting request by American shall include American’s required support and changes to the operating schedule to permit Contractor to remove such Covered Aircraft from service to accommodate such repainting. Painting of any Covered Aircraft must be approved in advance by American, which approval shall not be unreasonably withheld.

(e) Cabin Maintenance and Exterior Cleaning. Without limiting the requirements set forth in Section 4.03(e), with respect to interior cabin maintenance and exterior cleaning of the Supported Aircraft, Contractor shall, [***], comply with the following standards and replacement schedule:

(i) An extensive interior cleaning shall take place every [***];

(ii) Carpets shall be cleaned every [***] and shall be removed and replaced as needed in conjunction with every Heavy Maintenance check;

(iii) Seat coverings shall be conditioned every [***] in conjunction with every other extensive interior cleaning and inspected and replaced as needed in conjunction with every Heavy Maintenance check;

(iv) Seat bottom cushions shall be replaced at least every [***] and back cushions for seats shall be replaced as needed in conjunction with Heavy Maintenance checks;

(v) The galley and lavatory floor laminate shall be [***];

(vi) The exterior shall be dry washed every [***], provided that the APU exhaust will be washed [***]; and

(vii) The exterior of the engines and the wings shall be dry washed [***].

(f) In connection with any improvements or modifications to any Covered Aircraft required by an airworthiness directive, Contractor (taken together with its Affiliates) shall not discriminate against such Covered Aircraft with regard to efforts to satisfy the requirements of such airworthiness directives, including the method and date of compliance, and shall satisfy all such requirements, including by using or applying any efforts used or applied by Contractor or its Affiliates with regard to any other aircraft owned or operated by Contractor or any of its Affiliates. In connection with any grounding order which relates to any of the Covered Aircraft, Contractor shall not discriminate against such Covered Aircraft with regard to efforts to satisfy the applicable requirements to lift such grounding order, including using or applying any efforts used or applied by Contractor or its Affiliates with regard to other aircraft owned or operated by Contractor or its Affiliates, and shall satisfy such requirements.

3.08 Compliance with Other Terms of Related Agreements. Upon execution, each Related Agreement will be automatically incorporated into this Agreement. In the event of a conflict between the provisions of a Related Agreement and any provisions of this Agreement, the provisions of this Agreement will prevail, unless otherwise expressly set forth in the applicable Related Agreement.

3.09 Event of Loss. If an Event of Loss has occurred with respect to any Covered Aircraft, then (a) Contractor shall Notify American of such Event of Loss, (b) such Covered Aircraft shall no longer be a Covered Aircraft under this Agreement effective as of the date such Event of Loss occurs, (c) Contractor shall have the right to substitute another aircraft for such Covered Aircraft, as provided in Section 3.02(d), and (d) American shall have no obligation to pay any amounts to Contractor related to such Covered Aircraft to the extent otherwise subject to payment or reimbursement as set forth herein unless such amounts accrued hereunder before such Event of Loss. Contractor shall, upon request from American, promptly provide all additional documentation reasonably requested by American with respect to such Event of Loss.

ARTICLE IV.

SERVICE STANDARDS, PERFORMANCE MEASUREMENT AND TRAINING

4.01 Crews and Other Personnel. Contractor shall provide all crews (flight and cabin) and maintenance personnel necessary to operate all Scheduled Flights and for all aspects (personnel and other) of Dispatch and operational control of such flights; provided, however, that Contractor’s inability to provide crew for any Scheduled Flight resulting in Unsupported Aircraft shall not in and of itself constitute a breach of this Agreement or any Related Agreement, and American’s exclusive remedies for Unsupported Aircraft shall be pursuant to Section 6.15(a) and 12.02(c)(ii).

4.02 Governmental Regulations. Contractor has and shall maintain at all times all FAA, DOT, TSA and other certifications, permits, licenses (including licenses to sell or dispense beer, wine, liquor or any other alcoholic beverages), certificates, exemptions, approvals and plans required by Governmental Authorities necessary to enable Contractor to provide Regional Airline Services, along with any insurance required pursuant to the terms hereof, to maintain the airworthiness of the Supported Aircraft and to operate the Supported Aircraft. All Regional Airline Services and all other operations and services undertaken by Contractor pursuant to this Agreement shall be conducted, operated and provided by Contractor in compliance with all laws, rules, requirements and regulations of all applicable Governmental Authorities, including those relating to airport security, the use and transportation of Hazardous Materials and dangerous goods, environmental rules and regulations, crew qualifications, crew training and crew hours, and the carriage of persons with disabilities. To the extent American subsequently elects or is required to include the Supported Aircraft in an EAS Program, Contractor agrees to assist American [***] in its compliance with the program. Without limiting Section 3.07(a), all Covered Aircraft shall be operated and maintained by Contractor in compliance with all laws, regulations and governmental requirements, Contractor’s own operations manuals and maintenance manuals and procedures, and all applicable equipment manufacturers’ manuals and instructions.

4.03 Quality of Service.

(a) Procedures and Performance Standards. Without limiting this Section 4.03(a) or Section 4.07, at all times, Contractor shall provide Regional Airline Services to American in accordance with the written procedures and performance standards relating to customer experience approved by American and applicable to [***] (collectively, “Other Regional Carriers”) from time to time in its sole discretion and provided to Contractor, including but not limited to those certain Standards of Service set forth on Exhibit B hereto [***]. The Standards of Service set forth on Exhibit B hereto may be amended or changed by American from time to time upon [***] prior Notice to Contractor; provided, however that (i) [***] and (ii) no advance Notice to Contractor of a change is required for American to modify the in-flight service sample on Schedule 1 to Exhibit B or the cabin condition sample on Schedule 2 to Exhibit B each of which may be modified at any time by American in its sole discretion. Contractor shall be responsible for all crew and other employee conduct, appearance and training policies (as set forth on Exhibit C), aircraft cleaning (including the timing thereof so long as the standards are met), standards and adequate staffing levels in order to comply in all material respects with such procedures and meet such standards, including without limitation in respect of customer complaint response (subject to Section 4.06) and any handling of irregular operations, all of which shall be handled in a professional, businesslike and courteous manner. Without limiting Section 3.07 or Section 4.03(a), Contractor shall cause its crews to conduct routine clean up and straightening of Covered Aircraft between Scheduled Flights.

(b) Contractor’s Representative Uniforms. Contractor shall require all of its respective personnel and any of its respective Contractor Agents providing Regional Airline Services in job classifications requiring direct public contact to wear uniforms and accessories furnished by Contractor that are of colors and styles approved by American from time to time. Contractor shall not alter or change such uniforms and accessories without the prior written Consent of American. If, after the Effective Date, American determines, in its sole discretion, that such uniforms and accessories should be materially altered or changed, then American shall provide Contractor with Notice of such alterations or changes. In the event that American decides to implement such alterations or changes, Contractor shall implement such alterations or changes.

(c) In Flight Services. Contractor shall comply with the catering requirements set forth on Exhibit B hereto. Contractor shall also coordinate all in-flight services relating to the Regional Airline Services with the in-flight services department of American or any Person designated by American to ensure consistency and quality of Contractor’s in-flight service, including non-safety related functions such as in-flight marketing announcements, meal and beverage presentation and delivery, and provisioning and usage of passenger amenity kits. Contractor shall sell beer, wine, liquor and any other alcoholic beverages on Scheduled Flights. Contractor agrees that such in-flight sales shall be conducted as directed by American from time to time. Contractor shall implement any suggestions made by American’s in-flight services department. All in-flight services on the Covered Aircraft shall be provided on a cashless basis on devices provided by American. Contractor must provide Notice to American of any threatened catering related fines or penalties that could result in a liability to American in accordance with Section IV of Schedule 3 within [***] after receipt of such notification and allow for the involvement of American in the resolution process of such issue so that both Parties can work to minimize any fines to American.

(d) Communication of Scheduled Flight Information. Contractor shall provide as promptly as possible to American through ACARS, accurate and timely updates of planned and Actual Departure and arrival times of Scheduled Flights (including updates of irregularities), any changes in scheduling of a Scheduled Flight, Dispatch entries, data for textual flight plans, FOQA data (excluding any FOQA data that is not directly or indirectly related to fuel usage on Covered Aircraft), data for textual flight plans, and all other information related thereto as may be requested by American from time to time and as specified by American from time to time; provided that with respect to any FOQA data, the foregoing requirements will not apply to the extent such delivery of FOQA data to American is restricted by any of Contractor’s collective bargaining agreements.

(e) Aircraft Livery; Refurbishment and Design Costs.

(i) Cabin Condition as of Implementation Date. Contractor shall cause the interior and cabin condition of each Covered Aircraft to comply with the Interior Design requirements set forth on Schedule 12 and be in a condition that would result in a passing score for a Cabin Condition Compliance Check (as determined by American in accordance with Schedule 2 to Exhibit B). At least [***] prior to the Implementation Date for a Covered Aircraft, Contractor shall permit American to inspect such Covered Aircraft’s interior. If such Covered Aircraft’s interior does not meet the Interior Design requirements set forth on Schedule 12 or is not in a condition that would result in a passing score for a Cabin Condition Compliance Check, then American shall Notify Contractor of the applicable deficiencies and Contractor shall correct such deficiencies prior to such Covered Aircraft’s Implementation Date (and if such deficiencies are not corrected on or prior to such date, then such aircraft shall not become a Covered Aircraft until American provides its approval). Any cost and expense related to preparing or correcting each Covered Aircraft’s interior and cabin condition to meet American’s approval pursuant to this Section 4.03(e)(i) shall be [***].

(ii) Interior Design.

(A) Interior Design Generally. At all times during the Term, all Covered Aircraft (including Spare Aircraft) shall satisfy the Interior Design requirements set forth on Schedule 12 including the layout for passenger accommodation set forth therein (as such Schedule 12 may be subsequently modified by American in its sole discretion upon Notice to Contractor, in which case Schedule 12 shall automatically be deemed to be amended, modified and restated to reflect such modifications); provided that the initial Interior Design and branding requirements shall be mutually agreed upon by the Parties and included on Schedule 12 at least [***] prior to the Implementation Date for the first Covered Aircraft. Without the prior Consent of American (such Consent not to be unreasonably withheld), Contractor may not materially alter the Interior Design of the Covered Aircraft.

(B) Changes to Interior Design and Branding. If American determines that the interior design or branding of a Covered Aircraft should be altered or changed, then American shall provide Contractor with Notice of such alteration or change and within [***] following such Notice, Contractor shall provide American with a [***] estimate of the out-of-pocket costs and expenses to Contractor attributable to such alteration or change, so that American may determine whether to implement such alteration or change. In the event that American determines that it shall implement such alteration or change, it shall provide Notice thereof to Contractor and Contractor shall use commercially reasonable efforts to implement such alteration or change by no later than [***] following such Notice, unless a longer time period is Consented to by American (acting reasonably under the circumstances) and such reasonable and documented out-of-pocket costs and expenses [***] (and to the extent actually incurred by Contractor) shall be [***].

(iii) Exterior Livery. Contractor shall maintain all Covered Aircraft in an exterior livery Consented to by American as provided below.

(A) Exterior Livery On Implementation Date. Contractor will have the right to implement any Covered Aircraft in neutral livery; provided that, by no later than the conclusion of the [***] period following the Implementation Date for a Covered Aircraft, Contractor shall cause the exterior livery of such Covered Aircraft to be painted in the colors and design approved by American. Contractor shall provide American with a [***] estimate of the out-of-pocket costs and expenses to Contractor attributable to such exterior livery painting. Such reasonable and documented out-of-pocket costs and expenses in an amount that [***].

(B) Exterior Livery Changes After Implementation Date. If, after the Implementation Date for a Covered Aircraft, American determines that the exterior livery of such Covered Aircraft should be altered or changed in any material respect, then American shall provide Contractor with Notice of such alterations or changes and within at least [***] following such Notice, Contractor shall provide American with a [***] estimate of the out-of-pocket costs and expenses to Contractor attributable to such alterations or changes, so that American may determine whether to implement such alterations or changes. In the event that American determines that it shall implement such alterations or changes, it shall provide Notice thereof to Contractor and Contractor shall implement such alterations or changes no later than [***] following the delivery of such Notice, and such reasonable and documented out-of-pocket costs and expenses in an amount that [***].

4.04 Access and Use of American Systems.

(a) Systems Access. American may provide Contractor with access to American Systems as determined by American to be necessary or appropriate for Contractor to provide the Regional Airline Services.

(b) Use of Systems. Contractor shall maintain connections to any American Systems provided to Contractor by American, and will be responsible for using any other systems, including ACARS and FOQA, that are necessary or appropriate for Contractor to provide Regional Airline Services. Neither Contractor nor Contractor Agents shall access or use any American System for any purpose other than to provide Regional Airline Services.

(c) Systems Support. Contractor shall be responsible for the maintenance and performance of any connections that Contractor uses to access or interface with the American Systems (for clarity, Contractor is not otherwise responsible for the performance or costs of American Systems). Additionally, American may require Contractor to install and operate certain support programs on Contractor’s equipment that American requires for American’s internal reporting systems. The costs and expenses incurred by Contractor in connection with its use of American Systems under this Section 4.04(c) will be [***] as set forth in Section I(O) of Schedule 3.

(d) IT Access to Operational Data. During the Term, Contractor shall provide all core operational integration data that is available for collection by Contractor as reasonably requested by American, including real-time flight movement, flight release updates and fuel slips, Contractor Employee Data for purpose of provisioning user accounts and providing flight privileges, crew movement deadhead booking requirements, weight and balance system integration for paperless closeout, and unscheduled daily aircraft out of service and Minimum Equipment List data with respect to customer-facing issues.    In addition, by no later than the Implementation Date for the [***] Covered Aircraft, except to the extent such provision is restricted by any of Contractor’s collective bargaining agreements, Contractor shall use commercially reasonable efforts to provide all operational and analytics data reasonably requested by American to be used for American’s decision support tools, including but not limited to IOC Tools such as “HEAT,” “Crew Recovery” and “Diversion Planner,” crew scheduling data, including operating crew details per flight, crew duty periods and legalities, and any IROPS requirements that American utilizes to provides solutions to cancels and/or recovery of the operation.

4.05 Data Security.

(a) Safeguards. Where Contractor stores or Processes American Data, Contractor shall and shall cause its Contractor Agents to establish and maintain a secure environment for all American Data and any hardware and software (including servers, network and data components) to be provided or used by Contractor or its Contractor Agents to store or Process American Data. Contractor represents, warrants and covenants that the security measures it takes in performance of its obligations under this Agreement are, and will at all times remain, consistent with the following (collectively referred to herein as “Security Best Practices”): (i) the security requirements, obligations, specifications and event reporting procedures set forth on Exhibit D, including, without limitation, the Security Requirements, and (ii) any security requirements, obligations, specifications and/or event reporting procedures required by American in writing from time to time. Failure by Contractor to comply with Security Best Practices in fulfilling its obligations hereunder shall constitute a breach of this Agreement. Contractor shall contractually require any Contractor Agent with access to American Data to adhere to such Security Best Practices as applicable to their access to the American Data.

(b) Notice of Breach. If Contractor or any Contractor Agent discovers or is notified of a breach or potential breach of security relating to the American Data, then Contractor shall immediately (i) provide Notice to American of such breach or potential breach, and (ii) if the applicable American Data was in the possession of Contractor or any Contractor Agent at the time of such breach or potential breach, Contractor (A) shall investigate and remediate with American’s assistance the effects of the breach or potential breach (such remediation to include restoring data to the last data back-up), and (B) shall provide American with assurance satisfactory to American that the likelihood of a recurrence of such breach or potential breach has been appropriately reduced.

(c) Disaster Recovery.

(i) Contractor shall maintain a disaster recovery plan designed to (A) continue all Contractor business operations that are critical to the operation and functionality of, and American’s and authorized users’ access to, the Application, and (B) permit Contractor to comply with this Agreement, in each case, notwithstanding a Crisis (a “Disaster Recovery Plan”). Contractor shall at least [***] per calendar year review, test and modify its Disaster Recovery Plan to ensure it is consistent with the guidelines and standards of the airline industry as such guidelines and standards evolve. Contractor shall provide American with the results of tests Contractor conducts on its Disaster Recovery Plan within [***] of such tests.

(ii) Contractor shall, as part of its Disaster Recovery Plan, host and operate the Application (“Backup Facility”) that (A) is at a hardened data center facility in the U.S. that is geographically remote from its Primary Facility, (B) other than location, is otherwise identical in all respects to the Primary Facility, (C) has hardware, software, network connectivity, power supplies, backup generators, and other similar equipment and services that operate independently of the Primary Facility, (D) has fully current backups of all American Data stored at the Primary Facility, and (E) has the ability to provide access to the version of the Application currently in use at the Primary Facility in accordance with this Agreement during a Crisis. Contractor shall provide a recovery time objective and recovery point objective of no more than [***] immediately following such Crisis, and at all times thereafter, American’s access to the Application will be uninterrupted.

(iii) In the event of a Crisis, Contractor shall promptly implement its Disaster Recovery Plan. The occurrence of a Crisis does not relieve Contractor of its obligation to implement its Disaster Recovery Plan.

(iv)    Contractor agrees that American has the right to have a third party audit or access to a third party audit of Contractor’s Disaster Recovery Plan and testing results. If there is a deficiency or material weakness revealed in the audit findings in any IT security audit undertaken by or on behalf of American hereunder or if Contractor otherwise fails to demonstrate successful Disaster Recovery testing and Contractor fails to cure any such deficiency, weakness or non-compliance within [***] following the date of Notice thereof from American and American reasonably determines that such deficiency, weakness or non-compliance could have a negative impact on American, then Contractor shall [***] continuing until the date such deficiency, weakness or non-compliance is cured in all material respects.

4.06 Processing and Adjudicating Customer or Passenger Complaints. Subject to Contractor’s rights under Section 11.03(a) and Section 11.03(a)(i) with respect to claims subject to Contractor’s indemnification obligations under Section 11.01, (a) American shall process and adjudicate all customer or passenger complaints related to this Agreement and the Regional Airline Services and Contractor shall provide reasonable assistance to American in processing and adjudicating such customer or passenger complaints in such manner as American may reasonably determine; (b) to the extent information regarding the complaint is not requested by American, Contractor may provide information regarding such complaint, but American is under no obligation to consider such information in American’s processing, adjudicating, disposition or handling of such complaint; and (c) American shall have complete and exclusive control of the method of processing and adjudicating such customer or passenger complaints and any final disposition or handling of any customer or passenger complaint shall be in American’s sole discretion and, without limiting American’s rights under Section 11.01 [***]. For clarity, to the extent that any customer or passenger complaint arises out of a circumstance for which Contractor is required to indemnify American pursuant to Section 11.01, the terms and conditions set forth in Section 11.03(a) and Section 11.03(a)(i) will apply. Contractor shall promptly notify American’s customer service department of any customer service complaints related to the Regional Airline Services that are directly received by Contractor.

4.07 Right to Inspect Aircraft and Service Conditions.

(a) Checks. Without limiting Section 4.03(a) and the rights set forth on Schedule 7, American shall have the right and option, in its sole discretion from time to time, to perform quality checks on Contractor’s in-flight service performance for Scheduled Flights (each such check an “Inflight Customer Experience Check”) and the condition of the cabin of the Covered Aircraft (each such check a “Cabin Condition Compliance Check”) to ensure the service performance of such Covered Aircraft meet the Standards of Service and the aircraft condition standards and actions as required in Section 4.03, Exhibit B and elsewhere in this Agreement, and such other service and condition standards that may be developed by American from time to time in its sole discretion in accordance with this Agreement [***]. In performing an Inflight Customer Experience Check or Cabin Condition Compliance Check, American shall use the in-flight service sample described on Schedule 1 to Exhibit B, and the cabin condition sample described on Schedule 2 to Exhibit B, respectively; [***]. The conditions giving rise to an unsatisfactory score for any Inflight Customer Experience Check or a failing score for any Cabin Condition Compliance Check shall be as stated on Schedules 1 and 2 to Exhibit B, respectively.

(b) Unsatisfactory Inflight Customer Experience Check. If there is an unsatisfactory score (as determined by American in accordance with Schedule 1 to Exhibit B) for an Inflight Customer Experience Check, then Contractor shall pay to American [***] for each unsatisfactory score in accordance with Section IV of Schedule 7. Such amount shall be taken into account for purposes of the next applicable reconciliation of amounts due to American pursuant to Section III of Schedule 5.

(c) Cabin Condition Compliance Check Failure. If there is a failing score (as determined by American in accordance with Schedule 2 to Exhibit B) for a Cabin Condition Compliance Check, then American shall provide prompt Notice of such failure to Contractor. No sooner than [***] after Contractor’s receipt of such Notice, American may conduct a second Cabin Condition Compliance Check on the same Covered Aircraft that resulted in the failing score. If the second Cabin Condition Compliance Check also results in a failing score, Contractor shall pay to American [***] (in accordance with the wiring instructions set forth in Section IV of Schedule 7) until such time as Contractor is able to demonstrate to American’s satisfaction that it has remedied all conditions giving rise to such failing scores. Such amount shall be taken into account for purposes of the next applicable reconciliation of amounts due to American pursuant to Section III of Schedule 5.

(d) Intentionally Omitted.

(e) Remedies Cumulative. It is further agreed and understood between the Parties, that American’s rights and remedies as provided in this Section 4.07 shall not impair and shall not be deemed to limit, amend, modify or supplant any other rights or remedies American shall have hereunder or under applicable law, including, but not limited to, American’s rights and remedies as provided in Section 4.03, any of the other subsections of this Section 4.07 and Section 12.02 hereof (including, without limitation, rights and remedies available upon the occurrence of a Material Breach) and Exhibit B attached hereto. In no event shall American be required to elect between available remedies with respect to any Inflight Customer Experience Check or Cabin Condition Compliance Check; it being understood that American shall have the right to have all of the remedies related thereto be cumulative and non-exclusive.

4.08 Controllable Cancellation Codes and Controllable On Time Departure Codes.

(a) Change to Codes. In the event the codes set forth in American’s Delay Code Handbook and/or Cancel Code Handbook (or any successor handbooks thereto) are amended, restated or modified in any way, or American determines that any code set forth therein shall be deemed a Controllable On Time Departure code or Uncontrollable Cancellation code, then such amendment, restatement, modification or determination (each a “Code Change”) shall automatically be deemed to amend, modify or restate the applicable codes set forth on Schedule 8 (Controllable Cancellation Codes) and Schedule 9 (Controllable On Time Departure Codes) without any action by American or Contractor; it being understood that American shall promptly provide Notice to Contractor of any such Code Change.

(b) Change to Controllable On Time Departures or Controllable Completion Rate. If a Code Change occurs, then the Parties shall meet to discuss and agree upon any relevant adjustments to the Controllable Completion Rate Bonus Threshold, Controllable Completion Rate Service Level Threshold, Controllable On Time Departure Bonus Threshold, Controllable On Time Departures Service Level Threshold and the termination thresholds set forth in Section 12.02(c)(i) in order to maintain the status quo with respect to Contractor’s ability to achieve the applicable threshold following such Code Change; provided that if no mutual agreement is reached between the Parties within [***] of such Code Change, then American will have the right, acting reasonably and in good faith, to make reasonable adjustments to the foregoing thresholds as a result of such Code Change. Any such adjustment shall take effect as of the [***] following delivery of a Notice from American to Contractor thereof, and Schedule 5 of this Agreement shall automatically be deemed to be amended to reflect the Parties’ agreement. For the avoidance of doubt, any adjustments to the foregoing thresholds as a result of a Code Change will be implemented on a forward-looking basis, and no retroactive adjustments will be made with respect to Bonuses or Rebates related thereto that were assessed prior to such Code Change.

(c) Data for Performance Measurements. American shall use American’s own data when determining Contractor’s performance under this Agreement, including Likelihood to Recommend Factor, Controllable On Time Departures and Controllable Completion Rate and shall not discriminate against Contractor with respect to any such determination as compared to any Other Regional Carrier. Upon Contractor’s reasonable request, American shall provide to Contractor reasonably detailed supporting information used by American to determine Contractor’s Likelihood to Recommend Factor, Controllable On Time Departures and Controllable Completion Rate performance under this Agreement (to the extent that American is not restricted from providing such information due to confidentiality and related obligations) and Contractor reserves the right to dispute American’s determination.

4.09 Catering Products and Catering Services. American shall provide, or arrange for another Person to provide, all Catering Products and Catering Services for Scheduled Flights of Covered Aircraft (excluding any Maintenance/Ferry Flights).

ARTICLE V.

SAFETY

5.01 Incidents or Accidents. Contractor shall promptly notify American’s System Operations Control/Flight Dispatch Office of any Accident or Incident that could reasonably be expected to result in a complaint or claim by passengers or an investigation by a Governmental Authority involving any Covered Aircraft occurring during Contractor’s provision of Regional Airline Services, including those that result in any injury or death to persons or damage to property. To the extent Contractor is involved in any such Accident or Incident, it shall furnish in writing to American detail concerning the same and shall cooperate with American [***] in any appropriate internal or external investigation. Contractor shall provide

American with notification of any security breach (regardless of level). Contractor shall maintain an emergency response plan in accordance with the applicable provisions of the Aviation Disaster Family Assistance Act of 1996 and any amendments or regulations relating thereto. Contractor shall promptly inform American in writing of any material modifications to such plan. American shall manage the customer response efforts on behalf of Contractor in the case of an Accident or Incident involving Regional Airline Services or the Covered Aircraft, including responding to an Accident or Incident and providing necessary assistance and services to the family members of passengers and Contractor shall fully cooperate in such efforts [***]. Prior to the Implementation Date of the first Covered Aircraft hereunder, Contractor and American shall enter into an Emergency Assistance Agreement as mutually agreed upon by the Parties (the “Emergency Assistance Agreement”).

5.02 Accident Reports. Contractor shall promptly furnish to American a copy of every written report and plan that Contractor prepares, whether such report is filed with the FAA, NTSB or any other Governmental Authority, relating to any Accident or Incident involving any Covered Aircraft or Regional Airline Services when such Accident or Incident is claimed to have resulted in the death or injury to any person or the loss of, damage to or destruction of any property. Contractor shall also provide prompt Notice to American of all irregularities involving any Scheduled Flights (including, without limitation, irregularities that result in any injury to or death of persons or material damage to property, but excluding common issues such as weather events) as soon as such information is available and shall furnish to American in writing detail regarding such irregularity. Each Party shall [***] to maintain communications with systems related to Accident and Incident reporting related to the Regional Airline Services.

5.03 International Air Transport Association Operational Safety Audit. Without limiting any other provisions of this Agreement, Contractor shall comply with the safety standards set forth by the International Air Transport Association Operational Safety Audit, and upon Notice from American from time to time, Contractor agrees to provide American with evidence in a form reasonably satisfactory to American of such compliance.

5.04 Emergency Assistance Agreement. The foregoing provisions of this Article V shall in no way be deemed to limit, restrict or amend any of the obligations of Contractor pursuant to the Emergency Assistance Agreement.

ARTICLE VI.

OTHER OBLIGATIONS OF CONTRACTOR

6.01 FAA or DOT Certification Suspension or Revocation. If Contractor discovers or is notified of the suspension or revocation, or potential suspension or revocation, of an FAA or DOT certification used in connection with the Scheduled Flights or Covered Aircraft, then Contractor shall immediately deliver Notice to American of such suspension or revocation.

6.02 Fuel Efficiency Program. Without limiting the obligations of Contractor pursuant to the terms hereof, Contractor shall promptly adopt and adhere to a “Fuel Efficiency Program” as described on Schedule 4, as such Schedule 4 may be subsequently amended in writing from time to time by American, as long as (i) Contractor’s adoption or adherence to such Fuel Efficiency Program does not materially and adversely impact the safety of Regional Airline Services under FAA operational specifications, or other regulatory constraints, or the airworthiness of the Covered Aircraft and (ii) [***]. American may also elect, upon [***] Notice to Contractor, to incorporate performance goals and rebates with respect to Contractor’s compliance with such Fuel Efficiency Program, so long as such goals and rebates apply generally to all other regional aircraft operators that provide passenger flight services for American (other than American’s wholly owned subsidiaries), and Contractor shall cooperate with American in good faith to implement and perform its obligations in accordance with such changes to the Fuel Efficiency Program.

6.03 Use of Approved Marks and Copyrights.

(a) Ownership of Marks. Contractor acknowledges and agrees that American, Parent and/or one of their respective Affiliates, as the case may be, is the sole worldwide owner or licensee of the Marks.

(b) License to Use Approved Marks. Subject to the terms and conditions of this Agreement, including service quality requirements set forth in Section 4.03, Contractor is hereby granted the [***] right and license to use the Approved Marks solely as specified by American from time to time and solely for Contractor to perform its obligations, including by operating the Regional Airline Services, as specified in this Agreement.

(c) Restrictions on Use. Contractor shall not use the Marks in any manner other than as permitted by this Agreement. Contractor shall only use the Approved Marks in a manner consistent with American’s quality standards, as they may exist from time to time, and shall not utilize the Marks in any manner that would diminish their value or harm the reputation of American, Parent or any of their respective Affiliates. All goodwill associated with Contractor’s use of the Approved Marks will inure solely to the benefit of the owner of such Marks. Upon termination of this Agreement, Contractor will immediately cease use of the Approved Marks, unless otherwise authorized in another agreement with American, Parent or one of their Affiliates. Under no circumstance will Contractor: (i) use or display any of the Marks that Contractor obtained from a source other than the American Airlines Brand Center Website; (ii) alter the Marks in any way; or (iii) transfer, sell, or give away to a Third Party any products bearing the Approved Marks that do not meet American’s quality standards. Contractor agrees that it shall in no way contest or deny the validity of, or the right or title of American, Parent and/or one of their Affiliates, as the case may be, in or to the Marks, and shall not encourage or assist others directly or indirectly to do so, whether during the Term or thereafter. Contractor shall not use or register any domain name that is identical to or similar to any of the Marks without first receiving American’s prior Consent. American may inspect Contractor’s use of the Approved Marks at any time to ensure Contractor’s use of such Approved Marks is consistent with this Agreement. Upon written request from American from time to time, Contractor agrees to provide American with reports setting forth Contractor’s use of the Approved Marks.

(d) Marking. For all uses of Approved Marks, Contractor and its respective Affiliates shall affix proper trademark or service mark notice: the symbol ® for registered trademarks or service marks, or the symbols ™ or SM for unregistered trademarks or service marks, and where requested by American, a statement that the Approved Mark “is a (registered, if applicable) trademark (or service mark, if applicable) of American Airlines, Inc. (or Parent or any of their Affiliates, if applicable) and is being used by Contractor under license from American Airlines, Inc. (or Parent or any of their Affiliates, if applicable).”

(e) Additional Approved Marks. Contractor has no right or permission to use any of the Marks, other than the Approved Marks, without first receiving American’s express Consent to do so. If Contractor receives American’s Consent to use any additional Marks, then such Marks will then be considered Approved Marks.

(f) New Marks. American has the right to amend the Approved Marks list at any time. If American removes a Mark from the Approved Mark list, Contractor must cease all use of the Mark within a time period to be determined in American’s sole discretion. Similarly, if American adopts a new Mark that it desires Contractor to use in connection with the performance and operation of Regional Airline Services, it will notify Contractor in writing and specify a deadline by which Contractor must incorporate and use the new Mark, and Contractor shall incorporate and use the new Mark by such deadline [***].

(g) Further Assurances. At American’s request, Contractor agrees to cooperate with American, Parent and their Affiliates in connection with applications and other filings to create, register, maintain, or otherwise perfect American’s, Parent’s and their Affiliates’ rights in Marks, at [***]. Upon termination of this Agreement, Contractor agrees to do everything necessary to effect cancellation of the recordation, if any, of Contractor as a recorded licensee of the Marks.

(h) License and Use of American’s Copyrights. American grants to Contractor a [***] right and license to reproduce, display, perform, distribute and prepare derivative works of American’s Copyrights solely as specified by American from time to time and solely in connection with the performance and operation of Regional Airline Services in accordance with this Agreement. Any reproductions shall include the notice “Reproduced with permission of American Airlines, Inc. © [date] American Airlines, Inc.” Contractor agrees it will not materially alter works subject to American’s Copyrights without American’s Consent. All derivative works of American’s Copyrights created by or for Contractor shall be the sole and exclusive property of American, and Contractor hereby assigns, and upon creation shall be deemed to have automatically assigned, all right, title and interest in and to such derivative works to American, including all copyright and other proprietary rights therein.

(i) License and Use of American Software. American owns Copyrights and other rights in its proprietary software that it makes available to Contractor under this Agreement (the “American Software”). American grants to Contractor a nonexclusive, nontransferable right and license to install, execute and use American Software in the manner and for the purposes described in this Agreement and solely for the purposes of performing and operating Regional Airline Services in accordance with this Agreement. Contractor may use American Software only as expressly permitted in this Agreement. Contractor may not make copies of American Software, provide Third Parties with access to American Software (other than Contractor Agents who are provided access in connection with Contractor providing Regional Airline Services), distribute American Software, or modify American Software without American’s prior Consent. Contractor may not dissemble, decompile, reverse engineer, or modify American Software. The American Software shall be considered American’s Confidential Information for all purposes under this Agreement. Upon any termination or expiration of this Agreement, Contractor shall promptly remove all copies of American Software from its systems and return or destroy any physical media provided by American containing copies of American Software.

(j) Effect on American Data Provisions. Nothing in this Section 6.03 gives Contractor any additional license or rights in and to American Data that is not expressly set forth in this Agreement, nor does it affect Contractor’s duties with respect to American Data under this Agreement.

(k) Infringement by Third Parties.

(i) If Contractor learns of any infringement or unauthorized use of any of the Marks, American’s Copyrights or American Software, Contractor shall promptly notify American in writing. American has the sole right to send infringement notices and bring infringement actions. If requested to do so, Contractor shall cooperate with and fully assist American in any such action, including without limitation providing Contractor’s files, communications, records, and other information relating to their Regional Airline Services or joining the action as a party, if necessary [***]. Any award or portion of an award, recovered by American in any such action or proceeding commenced by American shall belong solely to American.

(ii) If a Third Party institutes a legal action against Contractor for its use of a Copyright, American Software provided to Contractor or an Approved Mark, as provided in this Agreement, then Contractor shall promptly notify American of such suit in writing. Subject to Section 11.02 and Section 11.03, American shall defend and indemnify Contractor in connection with any such action.

6.04 Ownership and Use of Data.

(a) Ownership. All American Data is, or upon creation will be, and will remain the property of American and all right, title and interest in and to any American Data, including intellectual property rights to American Data, will be solely owned by American. Contractor (and upon creation will be deemed to) irrevocably assigns, transfers and conveys, and will cause all Contractor Agents to assign, transfer and convey, to American without further consideration all of their right, title and interest in and to the American Data. Upon request by American [***], Contractor will execute and deliver, and will cause all Contractor Agents to execute and deliver, any documents or take any other actions that may be necessary or desirable under any law, rule or regulation of a Governmental Authority to evidence, preserve, or enable American or an Affiliate of American to enforce, its rights hereunder with respect to the American Data.

(b) Contractor Use Rights. Except as otherwise provided in this Agreement, without American’s approval (in its sole discretion), the American Data may not be (i) used by Contractor or any Contractor Agent; (ii) disclosed, sold, assigned, leased or otherwise provided to Third Parties by Contractor or any Contractor Agent; (iii) re-distributed or displayed via web sites or services (including, for example, through white label web sites); or (iv) commercially exploited by or on behalf of Contractor or any Contractor Agent. Contractor may access and use and may permit Contractor Agents to access and use the American Data (A) only as necessary to provide the Regional Airline Services to American, and (B) for any other purpose for which American may provide advanced written approval (email shall not suffice) in accordance with this Agreement (collectively “Permitted Uses”). Except for the Permitted Uses, Contractor may not edit, modify, create derivatives, combinations or compilations of, combine, associate, synthesize, reverse engineer, reproduce, display, distribute, disclose, or otherwise Process American Data. In addition, for clarity, Contractor must not directly or indirectly engage in any of the following activities: (x) use or disclosure of American Data in a way that may adversely affect American, including any use by or disclosure to other airlines, or (y) any kind of commercialization, marketing, advertising, licensing or resale that is based on American Data (e.g., targeted advertising to consumers based on the American Marks). Nothing in this Agreement conveys any rights or interest in the American Data to Contractor.

(c) Flight Status Data. With respect to Flight Status Data, in no event may Contractor disclose all or individual parts of the Flight Status Data, except to Contractor’s vendors that have agreed to keep such information confidential, or as otherwise permitted herein.

(d) Return. Following the expiration or termination of this Agreement, American shall, at Contractor’s election, return or dispose of all Contractor Data in its possession within [***] after the Termination Date. American may retain backup copies of Contractor Data that were captured as part of American’s normal course of business if it would be commercially or technologically impractical to delete such data in accordance with this Section 6.04(d) or for evidentiary purposes on the condition that American continues to comply with the confidentiality, compliance, data security and privacy provisions of this Agreement for as long as such backup copies exist. American may retain that portion of Contractor Data that it must retain pursuant to applicable law on the condition that American continues to comply with the confidentiality, compliance, data security and privacy provisions of this Agreement, for as long as it retains such data and deletes such Contractor Data as soon as American is no longer subject to such legal requirement.

(e) Deletion. Subject to the remaining provisions of this Section 6.04, Contractor shall securely delete all American Data held in its systems and cause all Contractor Agents to securely delete all American Data held in their respective systems within [***] after the expiration or effective date of termination of this Agreement. Contractor may retain backup copies of American Data that were captured as part of Contractor’s normal course of business if it would be commercially or technologically impractical to delete such data in accordance with this Section 6.04(e), for evidentiary purposes on the condition that Contractor continues to comply with the confidentiality, compliance, data security and privacy provisions of this Agreement for as long as such backup copies exist or any data that Contractor reasonably believes is required to be retained under applicable laws, rules or regulation by any Governmental Authority as an operator of flights. Contractor represents and warrants that it has in place and follows a business process to delete backups of its customers’ data that are no longer needed. Contractor may retain that portion of American Data that it must retain pursuant to applicable law (including Data Law) on the condition that Contractor continues to comply with the confidentiality, compliance, data security and privacy provisions of this Agreement, including but not limited to Exhibit D, for as long as it retains such data and deletes such American Data as soon as Contractor is no longer subject to such legal requirement. Contractor shall use commercially reasonable efforts to anonymize and de-identify American Data retained by it after the expiration or termination of this Agreement pursuant to this Section 6.04(e).

(f) Survival. This Section 6.04 shall survive the termination of this Agreement and/or of the provision of Regional Airline Services.

6.05 American’s AAdvantage® Program. Without the express Consent of American, Contractor shall not promote or offer any frequent flyer or similar customer appreciation or reward program to passengers on flights on the Covered Aircraft, other than American’s AAdvantage® frequent flyer program (as such program may be amended from time to time) or any other similar program developed or designated by American or as otherwise requested or directed by American from time to time in its sole discretion.

6.06 Periodic Reports. Contractor shall deliver to American:

(a) No later than [***] following request from American, detailed reports regarding the following in connection with its performance of the Regional Airline Services: (i) fuel usage on each Covered Aircraft; (ii) information on changes to Contractor’s pilot labor costs; (iii) tax information relevant to any Pass Through Costs or American Absorbed Expenses or any in-flight sales on a Scheduled Flight; (iv) information regarding Approved Marks; and (v) information regarding any licenses permitting the sale and dispensation of beer, wine, liquor or any other alcoholic beverages;

(b) Without limiting Article V, safety issues that would reasonably be expected to result in an adverse impact on the Regional Airline Services under FAA operational specifications or other regulatory constraints, within [***] of the applicable issue’s occurrence;

(c) No later than [***] following request from American, a report of the following with respect to aircraft maintenance technicians for each day during the applicable month (each to be reported on a station-by-station basis): (i) number of aircraft maintenance technicians employed or contracted with by Contractor (and available at Hubs or the applicable maintenance facilities to work on Covered Aircraft), and (ii) hiring, attrition and seniority information for Contractor’s aircraft maintenance technicians;

(d) No later than [***] following request from American, (i) data in the format attached hereto as Exhibit F, and (ii) a [***] rolling forecast [***] (the “Rolling Forecast”);

(e) Promptly following request from American, such other reports or operational statistics directly or indirectly related to the Regional Airline Services and the Covered Aircraft, such further information as American may reasonably require or request to monitor Contractor’s performance under this Agreement and any Related Agreement, including, but not limited to, information regarding Contractor’s ability to provide Regional Airline Services, and any other data that could reasonably affect Contractor’s ability to perform its obligations hereunder; and

(f) Notice promptly after Contractor becomes aware, or reasonably should be aware, that a Covered Aircraft’s performance or condition has resulted in (or would reasonably be expected to result in) a breach of one of the representations, warranties or agreements relating to such Covered Aircraft.

Contractor represents, warrants and covenants that at all times during the Term, the reporting provided to American pursuant to this Agreement, including this Section 6.06, will be prepared in good faith and after reasonable inquiry.

6.07 Intentionally Omitted.

6.08 Liquor Licenses for Covered Aircraft. Contractor shall take all actions requested by American to acquire all licenses permitting Contractor to sell or dispense beer, wine, liquor or any other alcoholic beverages for consumption on the Covered Aircraft. Contractor agrees from time to time following any request by American to deliver to American such documentation as is required by any laws, rules or regulations of a Governmental Authority and such other documentation as American may reasonably require to evidence Contractor’s ability to lawfully sell or dispense beer, wine, liquor or any other alcoholic beverages on the Covered Aircraft.

6.09 Intentionally Omitted.

6.10 Eagle Partnership Manuals. Contractor has become a signatory participant in the Eagle Partnership Manuals and shall at all times comply with the procedures contained therein with respect to the Scheduled Flights and all other services Contractor performs for American.

6.11 Review of Insurance Coverage. The terms of this Section 6.11 will only apply to the extent that Contractor is then-not included in American’s insurance purchasing group. Upon American’s request, Contractor shall allow a firm of independent aircraft insurance brokers appointed by American (which firm may be in the regular employ of American) to review the commercial aircraft hull and liability insurance and contractual liability insurance with respect to the Covered Aircraft or Regional Airline Services; provided that all information provided to such insurance brokers shall be deemed Confidential Information and, prior to receiving such information, such insurance brokers shall execute and deliver to American a confidentiality and non-disclosure agreement regarding such Confidential Information in form and substance reasonably satisfactory to American and Contractor. American may confer with such insurance brokers to determine whether in such brokers’ reasonable judgment insurance afforded to American under such insurance policies is adequate in light of what is customary in the industry for airlines similarly situated with American and if such brokers advise American that such insurance coverage is inadequate, Contractor and American will consult and take such further action as may be reasonable to cure or mitigate such inadequacy; it being understood that any advice, opinion or suggestion obtained by American in the course of American’s conferring or consulting with such insurance brokers shall not be binding on American, but that American shall be free to follow or disregard such advice, opinion or suggestion in its discretion.

6.12 Intentionally Omitted.

6.13 Intentionally Omitted.

6.14 Late Reduced Crew Estimates.

(a) Initial Crew Max. Promptly in response to any rolling [***] forecast it receives from American, but no later than [***] after the issuance of a [***], Contractor shall furnish American’s Network Planning department with an initial good faith estimate of hours that Contractor’s captains, first officers and flight attendants can each be scheduled for Scheduled Flights for each [***] included in [***] (in the form attached hereto as Exhibit F, the “Initial Crew Max”). Such Initial Crew Max may be revised by Contractor in its good faith reasonable discretion.

(b) Final Crew Max. Not later than [***] prior to the commencement of any [***] during the Term hereof (the “Final Crew Max Determination Date”), Contractor shall furnish to American, in the manner specified in Section 6.14(f) below, the total number of hours that Contractor’s captains, first officers and flight attendants can each be scheduled for Scheduled Flights for the specific [***] (the “Final Crew Max”); provided, that, during a Supportability Period, the Final Crew Max shall instead be delivered by Contractor by no later than [***] prior to the date of American’s delivery of the Final Schedule, provided that American shall provide reasonable advance Notice to Contractor of the date it intends to deliver the Final Schedule.

(c) Late Reduced Crew Estimates. Without limiting American’s other rights and remedies under this Agreement, if following any Final Crew Max Determination Date, the Final Crew Max is reduced by Contractor for the relevant [***] (any such reduced Final Crew Max pursuant to the terms of this Section 6.14(c), the “Reduced Final Crew Max”), then (i) Contractor shall pay to American an amount equal to [***] for each block hour by which the Reduced Final Crew Max results in a reduction of the aggregate block hours set forth in the applicable flight schedule (the “Late Adjustment Charge”) [***]; provided, however, that during a Supportability Period, Contractor may deliver a Reduced Final Crew Max no later than [***] prior to the date that Contractor closes its crew bid (and no Late Adjustment Charge will be charged for a Reduced Final Crew Max, if it is delivered prior to such [***] deadline) for the relevant [***]. The payment of the Late Adjustment Charge to American under the circumstances provided for herein is not intended as a forfeiture or penalty.

(d) Reporting Failure. In the event that Contractor fails to deliver to American (i) the applicable Initial Crew Max, Final Crew Max or Rolling Forecast by their respective due dates, then Contractor shall promptly pay to American, on demand, a “late charge” equal to [***] or (ii) any report required pursuant to Sections 3.07(c) or 6.06 (other than the Rolling Forecast) by its respective due date, then Contractor shall promptly pay to American, on demand, a “late charge” equal to [***] (each charge referred to in (i) or (ii), a “Late Charge”); provided, however, any applicable Late Charge will only be charged if the applicable report is not provided within [***]

following American’s delivery of Notice to Contractor’s Chief Financial Officer that the applicable report is late. Additionally, if Contractor fails to deliver to American the applicable Initial Crew Max, Final Crew Max or Rolling Forecast on or prior to their respective due dates, then, solely with respect to the time period covered by such report that is not provided [***].

(e) Inaccurate Reports. Contractor represents, warrants and covenants that at all times during the Term, the Initial Crew Max, Final Crew Max and Rolling Forecasts each will be prepared in good faith and after reasonable inquiry. If either (i) Contractor provides a Final Crew Max that American reasonably and in good faith believes (A) does not accurately in any material respect reflect Contractor’s pilots and flight attendants available to American during the specified time period, or (B) was not prepared in good faith, or (ii) Contractor provides a Rolling Forecast that American reasonably believes in good faith based on the facts and circumstances was not prepared by Contractor in good faith, then, after delivery of Notice thereof to Contractor, Contractor shall have (1) [***] with respect to any Final Crew Max or (2) [***] with respect to any Rolling Forecast to refute American’s conclusion by providing supporting evidence for Contractor’s conclusions in such Final Crew Max or Rolling Forecast, as applicable. If Contractor does not refute American’s conclusion within the prescribed time frame in the reasonable good faith discretion of American, then [***], in each case for the applicable time period addressed by the applicable report.

(f) Notices to American. All information provided to American pursuant to this Section 6.14 shall be delivered by Contractor in electronic format by email to (i) [***] or (ii) such other addressee as American may designate.

(g) Setoff of Late Adjustment Charges and Late Charges; Non-Impairment. Pursuant to this Section 6.14 and Section 14.08 for any calendar month for which any Late Adjustment Charge or a Late Charge is owing (any such month, the “Late Adjustment Charge Application Month”), [***]. It is agreed and understood between the Parties, that any Late Adjustment Charge and/or Late Charge paid to American pursuant to this Section 6.14 shall not impair and shall not be deemed to limit, amend, modify or supplant any other rights or remedies American shall have hereunder or under applicable law, including, but not limited to, American’s rights and remedies as provided in Section 12.02 hereof. In no event shall American be required to choose between available remedies; it being understood that American shall have the right to have all of the remedies be cumulative and non-exclusive; it being understood that the provisions and any specific rights specified shall also not impair, and shall not be deemed to limit, amend, modify or supplant any other rights or remedies American shall have under this Agreement. It is further understood and agreed by the Parties that the provisions of this Section 6.14 are alternatives to other remedies provided herein and shall in no event be deemed a forfeiture or penalty.

6.15 Unsupported Aircraft.

(a) American shall not be required to pay the [***] for any month for that number of Unsupported Aircraft calculated in subsection (b) below. For the avoidance of doubt, when determining the number of Unsupported Aircraft for which American is not responsible for the [***] in a calendar month, the days in such calendar month that are attributable to the preceding or succeeding month’s open schedule period shall not be taken into account (e.g., for the calendar month of May, if the April open schedule period is from April 5 through May 4, then the Parties would not consider May 1 through May 4 when determining Unsupported Aircraft for which American is not responsible for the Covered Aircraft Day Rate for the month of May).

(b) Calculation of Unsupported Aircraft. For purposes of calculating the number of Unsupported Aircraft in any month, the following terms shall be defined as follows: [***]

(c) Illustrative Sample Calculations.

[***]

6.16 Resource Allocation. At all times following the end of the Transition Period, Contractor shall (a) allocate its captains, first officers, flight attendants and aircraft maintenance technicians used for Scheduled Flights in a manner no less favorable to American than Contractor allocates such captains, first officers, flight attendants, aircraft maintenance technicians to any Other Carrier, and (b) provide American with written calculations that demonstrate, to American’s reasonable satisfaction, for the applicable month, Contractor’s compliance with Section 6.16(a), in accordance with the sample calculations on Exhibit G hereto.

6.17 Actions during a Force Majeure Event or Labor Dispute.

(a) Notice to American. Contractor shall provide prompt Notice to American if either (i) a Force Majeure Event with respect to Contractor or a Contractor Labor Dispute occurs, or (ii) Contractor believes that (x) it is more likely than not that an occurrence of such a Force Majeure Event is imminent or (y) there is a likelihood of an imminent occurrence of such a Contractor Labor Dispute.

(b) Mitigation of Costs. Contractor covenants and agrees that it shall use commercially reasonable efforts to mitigate its costs and expenses incurred during a Force Majeure Event or Contractor Labor Dispute, if such costs and expenses are Pass Through Costs or American Absorbed Expenses, or otherwise reimbursable or payable by American in accordance with the terms and conditions of this Agreement. American covenants and agrees that it shall use commercially reasonable efforts to mitigate any costs and expenses incurred by it during a Force Majeure Event or Contractor Labor Dispute, if such costs and expenses are Controllable Costs, or otherwise directly or indirectly reimbursable or payable by Contractor in accordance with the terms and conditions of this Agreement.

(c) Performance During Force Majeure Event. Without limiting American’s right to terminate this Agreement pursuant to Section 12.02(b)(v) [***].

(d) Compensation During Contractor Labor Dispute. If Contractor is unable to operate at least [***] of the Scheduled Flights for more than [***] due to a Contractor Labor Dispute, then, during the period following such [***] period until such day that Contractor is able to resume operating at least [***] of the Scheduled Flights, and solely with respect to those Regional Airline Services that it is not providing during such period, Contractor shall not receive the compensation described on Schedule 5, nor be entitled to receive reimbursement from American of any Pass Through Costs pursuant to Schedule 3, in each case, solely with respect to those Regional Airline Services that it is not providing (e.g., American will continue to pay compensation and Pass Through Costs attributable to Regional Airline Services actually provided by Contractor) as a result of such Contractor Labor Dispute; in which event: (i) Contractor shall not have the right to terminate this Agreement as a result of American’s failure to pay the compensation set forth on Schedule 5; and (ii) no default by American shall be deemed to have occurred under Schedule 5 with respect to payment obligations under this Agreement. For the avoidance of doubt, it is intended that the rights and remedies referred to in this Section 6.17(d) shall be cumulative and in addition to any rights or remedies otherwise available hereunder or under any Related Agreement or at law or in equity. The exercise by American of any one or more of such rights or remedies shall not preclude the simultaneous or later exercise by American of any or all of such other rights or remedies.

ARTICLE VII.

CONTRACTOR’S COMPENSATION

7.01 Base and Incentive Payments. Subject to the terms and conditions of this Agreement, during the Term, for and in consideration of the Regional Airline Services provided by Contractor hereunder and the operation of the Covered Aircraft, American shall pay to Contractor the compensation provided on Schedule 5 for such Covered Aircraft.

7.02 Costs and Expenses. Except as otherwise provided in this Agreement, the costs and expenses incurred in connection with the Regional Airline Services shall be payable or reimbursable pursuant to the terms of this Agreement, including Schedule 3 hereof.

7.03 Cost Savings.

(a) Duty to Minimize Costs. In connection with providing Regional Airline Services to American, Contractor shall use commercially reasonable efforts to minimize costs and expenses incurred by it (including by complying with suggestions made by American for mitigating costs and expenses) if such costs and expenses (including aircraft fuel costs and expenses) are Pass Through Costs or American Absorbed Expenses, or costs or expenses otherwise directly or indirectly reimbursable or paid by American to Contractor in accordance with the terms and conditions of this Agreement or any of the Related Agreements. Further, with respect to any service or item the cost of which American is required to reimburse Contractor hereunder other than insurance required pursuant to the terms hereof, if American can provide or arrange to provide such service or item at a lower cost than the reimbursement cost that American would otherwise be charged, then American shall give Notice to Contractor of the terms and conditions under which American would provide such service or item, and Contractor shall allow American to provide or arrange to provide such service or item in order to permit American to lower its costs; provided [***].

(b) American Cost Initiatives. [***]. Within [***] of receipt of Notice from American, Contractor shall implement such American Cost Initiative; provided [***].

ARTICLE VIII.

USE OF FACILITIES

8.01 Facilities. Subject to the terms and conditions hereof, American hereby grants to Contractor a limited, non-exclusive right and license to use and occupy the American Facilities to support the provision of Regional Airline Services as set forth in this Article VIII [***]; and provided further that the description of the American Facilities shall be provided to Contractor by American and included on Schedule 11 at least [***] prior to the Implementation Date for the first Covered Aircraft. The Parties acknowledge that the grant of such license to Contractor has been made without obtaining the Consent and approval of any applicable Governmental Authority or any similar authority or governing board in any domestic or Canadian jurisdiction, or any private or quasi-governmental entity, governing board or other Person with authority to lease, convey or otherwise grant or restrict rights to use or operate any airport facilities associated with this Agreement (“Airport Operators”). If any Airport Operator requires the Consent of such Airport Operator for the grant of such license or for the use of the related American Facilities, then the Parties shall use commercially reasonable efforts to obtain such Consent and/or to effectuate such license on the terms set forth herein and in such manner as American and Contractor may deem advisable or appropriate. [***] Contractor covenants and agrees that it will use the American Facilities exclusively to support the provision of Regional Airline Services, and shall not use such facilities for the provision of any services, including ground handling services, regional air services or any other services, to any Third Party or for any other purpose without the express prior Consent of American; it being understood that American shall have sole and absolute discretion to provide or decline such Consent for any reason whatsoever.

8.02 Conditions of Use for American Facilities. At all times, Contractor covenants and agrees that it shall comply with the “Standards of Facilities Use” set forth on Exhibit E hereto. Contractor, [***], will be responsible for providing all manpower, furniture and related furnishings and equipment at the American Facilities and any other airport facilities (i.e., other than the American Facilities) necessary to support the Regional Airline Services, unless American Consents otherwise.

8.03 Replacement and Termination of Facilities Use. In addition to any rights granted to American under a Sublease, at all times and from time to time, American shall have the right and option, in its sole and absolute discretion, to (a) designate any replacement facilities, (b) increase or reduce the size or space of the American Facilities, or (c) if Contractor fails to comply with its obligations relating to the American Facilities as set forth herein and on Exhibit E and such failure continues for a period of [***] after Notice to Contractor to cure such failure (or such shorter period provided in any Sublease or lease between American and Contractor with respect to such American Facility), in each case, to terminate Contractor’s use of any American Facilities, all without the Consent of Contractor, so long as Contractor has sufficient facilities to perform its obligations hereunder as determined by American in its reasonable discretion (except where Contractor’s actions or omissions would reasonably be expected to result in, or have resulted in, the termination of American’s right to use the American Facilities, in which case American shall not be obligated to provide sufficient facilities to Contractor to replace the applicable terminated American Facility). Any American Facilities no longer used, or authorized to be used, by Contractor shall immediately cease to be American Facilities for the purposes hereof and Contractor’s right to use such facilities shall terminate immediately without further action of American. Notwithstanding anything in this Agreement to the contrary, American shall not be required to provide to Contractor any space or facilities (including American Facilities) following the end of the Term.

8.04 Facilities Related Insurance. In addition to any insurance obligations applicable to Contractor under a Sublease and without limiting any obligation of Contractor pursuant to the provisions of Article X hereof, Contractor shall maintain, or cause to be maintained, in full force and effect policies of insurance with insurers of recognized reputation and responsibility reasonably acceptable to American, causes of loss, special form or all-risk property insurance with per occurrence limits adequate to cover the full replacement cost of the Crew Facilities and Line Maintenance Facilities and other property and liability insurance coverage of the types and in the amounts that would be considered reasonably prudent given Contractor’s size and nature and under insurance market conditions in effect at the time of placement.

8.05 Subleases. Contractor’s obligations and liabilities, and American’s rights and remedies, set forth in this Agreement with respect to the American Facilities are in addition to (and not in lieu of) any obligations and liabilities of Contractor, or rights and remedies of American, set forth in any Sublease. Nothing in this Agreement shall be construed to permit Contractor to take any action with respect to the any American Facility in violation of any applicable Sublease or vice versa; provided that, if it is impossible for Contractor to comply with any such Sublease and this Agreement with respect to the applicable American Facilities due to a conflict between the terms and conditions of such Sublease and the terms and conditions of this Agreement, then Contractor shall comply with the applicable terms and conditions of the Sublease with respect to the applicable American Facilities.

ARTICLE IX.

REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGEMENTS

9.01 Contractor’s Representations and Warranties. Contractor represents and warrants to American as of the Effective Date as follows:

(a) Organization and Qualification. Contractor is a duly organized and validly existing limited liability company in good standing under the laws of the State of Delaware and has the company power and authority to own, operate and use its assets and provide the Regional Airline Services.

(b) Authority Relative to this Agreement and the Related Agreements. Contractor has the company power and authority to execute and deliver this Agreement and the Related Agreements and to consummate the transactions contemplated hereby in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary company action on the part of Contractor. This Agreement and the Related Agreements have been duly and validly executed and delivered by Contractor and are, assuming due execution and delivery thereof by American and that American has legal power and right to enter into this Agreement and the Related Agreements, the valid and binding obligations of Contractor, enforceable against Contractor in accordance with its terms, except as enforcement hereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws, rules or regulations of a Governmental Authority relating to or affecting the enforcement of creditors’ rights generally and legal principles of general applicability governing the availability of equitable remedies (whether considered in a proceeding in equity or at law or otherwise under the applicable laws, rules or regulations of a Governmental Authority).

(c) Conflicts; Defaults. Neither the execution or delivery of this Agreement or the Related Agreements nor the performance by Contractor of the transactions contemplated hereby or thereby will (i) violate, conflict with, or constitute a default under any of the terms of Contractor’s limited liability company agreement or any provision of, or result in the acceleration of any obligation under, any material contract, sales commitment, license, purchase order, security agreement, mortgage, note, deed, lien, lease or other agreement to which Contractor is a party; (ii) result in the creation or imposition of liens in favor of any Third Party; (iii) violate any law, statute, judgment, decree, order, rule or regulation of any Governmental Authority applicable to Contractor or that relates to the provision of Regional Airline Services; or (iv) constitute any event which, after Notice or lapse of time or both, would result in such violation, conflict, default, acceleration or creation or imposition of liens.

(d) Approvals. Contractor possesses all approvals, certificates, licenses, permits or other authorizations of any Governmental Authority that are necessary to execute and deliver this Agreement and the Related Agreements and to provide the Regional Airline Services and otherwise perform its obligations hereunder and thereunder.

(e) Permits. Contractor possesses, or will possess prior to the Implementation Date of any Covered Aircraft, all certificates, authorizations and permits issued by the FAA and other applicable federal, state or Canadian regulatory authorities necessary to conduct its business, maintain the airworthiness of the Covered Aircraft, provide Regional Airline Services and otherwise perform its obligations under this Agreement and the Related Agreements, and Contractor has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material adverse effect on Contractor or its ability to conduct its business, maintain the airworthiness of the Covered Aircraft, provide Regional Airline Services and otherwise perform its obligations under this Agreement or the Related Agreements.

9.02 American Representations and Warranties. American represents and warrants to Contractor as of the Effective Date as follows:

(a) Organization and Qualification. American is a duly incorporated and validly existing corporation in good standing under the laws of the State of Delaware.

(b) Authority Relative to this Agreement and the Related Agreements. American has the corporate power and authority to execute and deliver this Agreement and the Related Agreements and to consummate the transactions contemplated hereby in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of American. This Agreement and the Related Agreements have been duly and validly executed and delivered by American and are, assuming due execution and delivery thereof by Contractor and that Contractor has legal power and right to enter into this Agreement and the Related Agreements, a valid and binding obligations of American, enforceable against American in accordance with its terms, except as enforcement hereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws, rules or regulations of a Governmental Authority relating to or affecting the enforcement of creditors’ rights generally and legal principles of general applicability governing the availability of equitable remedies (whether considered in a proceeding in equity or at law or otherwise under the applicable laws, rules or regulations of a Governmental Authority).

(c) Conflicts; Defaults. Neither the execution or delivery of this Agreement or the Related Agreements nor the performance by American of the transactions contemplated hereby or thereby will (i) violate, conflict with, or constitute a default under any of the terms of American’s certificate of incorporation, by laws, or any provision of, or result in the acceleration of any obligation under, any material contract, sales commitment, license, purchase order, security agreement, mortgage, note, deed, lien, lease or other agreement to which American is a party; (ii) result in the creation or imposition of any liens in favor of any Third Party; (iii) violate any law, statute, judgment, decree, order, rule or regulation of any Governmental Authority applicable to American; or (iv) constitute any event which, after Notice or lapse of time or both, would result in such violation, conflict, default, acceleration or creation or imposition of liens.

(d) Approvals. American possesses or will possess prior to the Implementation Date of any Covered Aircraft all approvals, certificates, licenses, permits or other authorizations of any Governmental Authority that are necessary to execute and deliver this Agreement and the Related Agreements and perform its obligations hereunder and thereunder.

ARTICLE X.

INSURANCE

10.01 Minimum Insurance Coverage. The Parties shall use commercially reasonable efforts to arrange for Contractor to be a participant in American’s insurance purchasing group. Except as otherwise set forth herein, beginning as of the first Implementation Date for the first Covered Aircraft hereunder and throughout the Term thereafter, in addition to any insurance required to be maintained by Contractor under or pursuant to any of the Related Agreements or by any applicable Governmental Authority, Contractor shall at all times during the Term hereof maintain, or cause to be maintained, in full force and effect policies of insurance with insurers of recognized reputation and responsibility, in each case to the extent available and of the type usually carried by corporations engaged in the same or similar business, similarly situated and owning or operating similar aircraft and engines and covering risks of the kind customarily insured, as follows:

(a) Aviation Hull and Liability Insurance. Aviation hull and liability insurance, including aircraft Third Party bodily injury, passenger liability (including passengers’ baggage and personal effects), property damage, non-owned aircraft liability, hangarkeepers’ liability, personal injury, cargo and mail legal liability, products and completed operations liability, and contractual liability insurance, with a combined single limit of not less than [***] per occurrence (and in the aggregate with respect to products and completed operations), and with respect to non-passenger personal injury, a sublimit of [***] per occurrence and in the aggregate or such other limit which is customarily available in the industry.

(b) All Risk Ground Insurance. All risk ground and flight physical damage coverage covering all aircraft, engines and components that Contractor owns, leases or that are otherwise in Contractor’s care, custody and control, including non-owned aircraft, engines and components, with a limit sufficient to cover the agreed or stipulated value of the highest valued aircraft in Contractor’s fleet, inclusive of engines and all modifications and improvements. Such insurance shall also provide protection for hull war, war and other allied perils and include war and other allied perils liability insurance for passengers and Third Parties in the form of extended coverage endorsement (aviation liabilities) per clause AVN52E or its market equivalent. To the extent that the required war risks coverage in the preceding sentence is not included in such policies but is instead provided under separate insurance policies, government insurance and/or indemnification, Contractor shall provide evidence thereof in a form reasonably satisfactory to American.

(c) Workers’ Compensation Insurance and Employer’s Liability Insurance. Workers’ compensation providing the statutory coverage required by the appropriate jurisdiction and employer’s liability with policy limits of not less than [***] “Each Employee for Bodily Injury by Accident,” and [***] “Each Employee for Bodily Injury by Disease.”

(d) Automobile Liability Insurance. Automobile liability insurance covering all owned, non-owned, leased or hired vehicles with policy limits of not less than [***] combined single limit per occurrence.

(e) Network Security & Privacy Liability Insurance. As soon as reasonably practicable, but by no later than [***], Network security and privacy liability insurance with a minimum limit of not less than [***] for each claim that, at a minimum, covers liability resulting from (i) the loss, theft, or disclosure of (A) Confidential Information, or (B) personal non-public information of any person, (ii) the unauthorized access to, use of, or tampering with computer systems, including denial of service attacks or inability of an authorized Third Party to gain access to services, (iii) the introduction of a computer virus or malicious code into, or otherwise causing damage to, a computer, computer system, network, or similar computer related property and the data, software, and programs thereon, or (iv) PCI DSS non-compliance.

(f) Other Property and Liability Insurance. Other property and liability insurance coverages and any other property damage liability insurance, exclusive of any manufacturer’s product liability insurance of the types and in the amounts that would be considered prudent for a business organization of Contractor’s size and nature, under the insurance market conditions in effect at the time of placement, but in any event of the type and the amount that American may require to prevent or minimize a disruption in the provision of Regional Airline Services resulting from a casualty or liability incident related to any of Contractor’s operations.

(g) Deductibles. All coverages described in this Section 10.01 shall be placed with deductibles that are commercially reasonable. On the Effective Date and on each anniversary hereof during the Term, Contractor shall furnish to American a list of the deductibles applicable for each such coverage described in this Section 10.01.

10.02 Endorsements. In addition to any requirements under any Related Agreement, Contractor shall cause the liability policies required to be maintained pursuant to Section 10.01 above to be duly and properly endorsed by Contractor’s insurance underwriters as follows:

(a) Subrogation Rights. To provide that the underwriters shall waive subrogation rights against American and its Affiliates, except for their gross negligence or willful misconduct, to the extent such waiver is applicable and available under such policy;

(b) Additional Insureds. To provide that American and its Affiliates shall be named as additional insured parties under Contractor’s liability coverage and only as respect to the operations of the named insured. Additional insured coverage is not provided to any party with respect to claims arising out of their legal liability as a manufacturer, repairer, or servicing agent of the Covered Aircraft;

(c) Right of Contribution. To provide that such insurance shall be primary to and without right of contribution from any other insurance which may be available to the additional insureds;

(d) Breach of Warranty. With respect to the aviation liability insurance only, to include a “breach of warranty” provision in favor of the additional insureds insuring their interest regardless of any breach or violation by Contractor of any warranties, declarations or conditions contained in such insurance policies;

(e) Cross Liability Warranty. With respect to the aviation liability insurance only, to include a “cross liability warranty” provision, providing American and each of the other additional insureds the benefit of all provisions of the aviation liability insurance policy in the same manner as if there were a separate policy covering each additional insured (the total liability of the insurers, in respect of any and all insureds, shall not exceed the limits of liability set forth in the policy);

(f) Contractual Liability. With respect to the aviation liability insurance only, to accept and insure Contractor’s hold harmless and indemnity undertakings set forth in this Agreement, but only to the extent of the coverage afforded by the aviation liability insurance policy or policies;

(g) No Cancellation or Amendment. With respect to all of the insurance policies described in Section 10.01, to provide that such policies shall not be canceled, terminated or the limits or coverage required hereunder be reduced (or subjected to an adverse change) until [***] in the case of nonpayment of premiums) after receipt by American of Notice from such insurers of such cancellation, termination or reduction; and

(h) Evidence of Insurance Coverage. On the Effective Date and upon each renewal of each policy during the Term, Contractor shall furnish to American a certificate of insurance certifying that such insurance and endorsements are in full force and effect. Such certificate shall be issued per the AVN67B form. If Contractor fails to acquire or maintain insurance as herein provided, then American may at its option secure such insurance on Contractor’s behalf and Contractor shall take all actions requested or directed by American and cooperate with American in connection with obtaining or maintaining such coverage.

ARTICLE XI.

INDEMNIFICATION

11.01 Contractor’s Indemnification of American Indemnified Parties. CONTRACTOR SHALL DEFEND THE AMERICAN INDEMNIFIED PARTIES AGAINST ANY AND ALL CLAIMS ALLEGING, AND INDEMNIFY AND HOLD HARMLESS THE AMERICAN INDEMNIFIED PARTIES FROM AND AGAINST ANY LOSSES THAT ARE SUFFERED OR INCURRED BY THE AMERICAN INDEMNIFIED PARTIES RESULTING FROM CLAIMS ARISING OUT OF, CAUSED BY OR OCCURRING IN CONNECTION WITH, ANY OF THE FOLLOWING: (I) THE DEATH OF, OR HARM OR INJURY TO, ANY PERSON OR LOSS OF OR DAMAGE TO ANY PROPERTY, IN EACH CASE, OCCURRING WHILE SUCH PERSONS OR PROPERTY ARE UNDER THE CONTROL OF, BEING USED BY OR IN THE CUSTODY OF, OR BEING TRANSPORTED BY CONTRACTOR OR ANY CONTRACTOR AGENT (INCLUDING, FOR THE AVOIDANCE OF DOUBT, CLAIMS OR LOSSES ARISING OUT OF THE DEATH OF OR INJURY TO PASSENGERS TRAVELING ON ANY AIRCRAFT OPERATED BY CONTRACTOR, BUT IN EACH CASE, SUBJECT TO ANY LIMITATIONS OF LIABILITY APPLICABLE TO THE AMERICAN INDEMNIFIED PARTY PURSUANT TO CONDITIONS OF CARRIAGE OR APPLICABLE LAW (INCLUDING INTERNATIONAL CONVENTIONS) WITH RESPECT TO SUCH CLAIMS OR LOSSES); (II) THE IMPROPER PERFORMANCE OR NON-PERFORMANCE OF ANY OBLIGATION OF CONTRACTOR OR ANY CONTRACTOR AGENT UNDER THIS AGREEMENT (INCLUDING THE OPERATION, NON-OPERATION OR IMPROPER OPERATION OF THE COVERED AIRCRAFT OR CONTRACTOR’S EQUIPMENT OR FACILITIES OR CONTRACTOR’S PROVISION OF THE REGIONAL AIRLINE SERVICES); (III) CONTRACTOR’S BREACH OF ANY REPRESENTATION, WARRANTY, COVENANT OR OBLIGATION OF CONTRACTOR (INCLUDING ANY ACTION OR FAILURE TO ACT BY CONTRACTOR OR ANY CONTRACTOR AGENT THAT, IF TAKEN OR NOT TAKEN BY CONTRACTOR, WOULD CONSTITUTE SUCH A BREACH BY CONTRACTOR) UNDER THIS AGREEMENT; (IV) CONTRACTOR’S UNAUTHORIZED USE OR DISCLOSURE OF CONFIDENTIAL INFORMATION OF AMERICAN OR CONTRACTOR’S UNAUTHORIZED USE OF ANY COPYRIGHT (INCLUDING ANY AMERICAN COPYRIGHT), THE MARKS, ANY APPROVED MARK, ANY AMERICAN SYSTEM, ANY SOFTWARE (INCLUDING ANY AMERICAN SOFTWARE) OR DATA (INCLUDING AMERICAN DATA); AND (V) LOSSES, INCLUDING GOVERNMENT FINES, PENALTIES, SANCTIONS, INTEREST OR OTHER REMEDIES ARISING OUT OF CONTRACTOR’S OR A CONTRACTOR AGENT’S FAILURE TO COMPLY WITH ANY LAWS, RULES, REQUIREMENTS, OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITIES IN CONNECTION WITH ITS PERFORMANCE UNDER THIS AGREEMENT (INCLUDING ANY ACT OR OMISSION OF CONTRACTOR OR A CONTRACTOR AGENT THAT CAUSES AN AMERICAN INDEMNIFIED PARTY TO BE NON-COMPLIANT WITH ANY LAW, RULE, REQUIREMENT OR REGULATION OF ANY APPLICABLE GOVERNMENTAL AUTHORITY), IN EACH CASE FOR CLAUSES (I)-(V) ABOVE, EXCEPT TO THE EXTENT ANY CLAIM OR LOSS IS DETERMINED TO HAVE BEEN CAUSED BY A NEGLIGENT ACT OR OMISSION (OR MORE CULPABLE ACT OR OMISSION (INCLUDING GROSS NEGLIGENCE, RECKLESSNESS OR WILLFUL MISCONDUCT) OF AMERICAN, ANY AFFILIATE OF AMERICAN (INCLUDING PARENT) OR ANY AMERICAN AGENT OR IS SUBJECT TO AMERICAN’S INDEMNIFICATION OBLIGATIONS HEREUNDER.

11.02 American’s Indemnification of Contractor Indemnified Parties. AMERICAN SHALL DEFEND THE CONTRACTOR INDEMNIFIED PARTIES AGAINST ANY AND ALL CLAIMS ALLEGING, AND INDEMNIFY AND HOLD HARMLESS THE CONTRACTOR INDEMNIFIED PARTIES FROM AND AGAINST ANY LOSSES THAT ARE SUFFERED OR INCURRED BY THE CONTRACTOR INDEMNIFIED PARTIES RESULTING FROM CLAIMS ARISING OUT OF, CAUSED BY OR OCCURRING IN CONNECTION WITH, ANY OF THE FOLLOWING: (I) THE DEATH OF, OR HARM OR INJURY TO ANY PERSON OR LOSS OF OR DAMAGE TO ANY PROPERTY, IN EACH CASE OCCURRING WHILE SUCH PERSONS OR PROPERTY ARE UNDER THE CONTROL OF, BEING USED BY OR IN THE CUSTODY OF, OR BEING TRANSPORTED BY AMERICAN OR ANY AMERICAN AGENT (INCLUDING, FOR THE AVOIDANCE OF DOUBT, CLAIMS OR LOSSES ARISING OUT OF THE DEATH OF OR INJURY TO PASSENGERS ON AIRCRAFT OPERATED BY AMERICAN OR ITS OPERATING PARTNERS (EXCLUDING CONTRACTOR), BUT IN EACH CASE, SUBJECT TO ANY LIMITATIONS OF LIABILITY APPLICABLE TO THE CONTRACTOR INDEMNIFIED PARTY PURSUANT TO CONDITIONS OF CARRIAGE OR APPLICABLE LAW (INCLUDING INTERNATIONAL CONVENTIONS) WITH RESPECT TO SUCH CLAIMS OR LOSSES); (II) THE IMPROPER PERFORMANCE OR NON-PERFORMANCE OF ANY OBLIGATION OF AMERICAN OR ANY AMERICAN AGENT UNDER THIS AGREEMENT (INCLUDING THE OPERATION, NON-OPERATION OR IMPROPER OPERATION OF AMERICAN FACILITIES OR EQUIPMENT BEING USED BY AMERICAN OR ANY AMERICAN AGENT); (III) AMERICAN’S BREACH OF ANY REPRESENTATION, WARRANTY, COVENANT OR OBLIGATION OF AMERICAN (INCLUDING ANY ACTION OR FAILURE TO ACT BY AMERICAN OR ANY AMERICAN AGENT THAT, IF TAKEN OR NOT TAKEN BY AMERICAN, WOULD CONSTITUTE SUCH A BREACH BY AMERICAN) UNDER THIS AGREEMENT; (IV) LOSSES, INCLUDING GOVERNMENT FINES, PENALTIES, SANCTIONS, INTEREST OR OTHER REMEDIES ARISING OUT OF AMERICAN’S OR AN AMERICAN AGENT’S FAILURE TO COMPLY WITH ANY LAWS, RULES, REQUIREMENTS, OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITIES IN CONNECTION WITH ITS PERFORMANCE UNDER THIS AGREEMENT (INCLUDING ANY ACT OR OMISSION OF AMERICAN OR AN AMERICAN AGENT THAT CAUSES A CONTRACTOR INDEMNIFIED PARTY TO BE NON-COMPLIANT WITH ANY LAW, RULE, REQUIREMENT OR REGULATION OF ANY APPLICABLE GOVERNMENTAL AUTHORITY); (V) AMERICAN’S UNAUTHORIZED USE OR DISCLOSURE OF CONFIDENTIAL INFORMATION OF CONTRACTOR; OR (VI) ANY INFRINGEMENT OR MISAPPROPRIATION OR ALLEGED INFRINGEMENT OR ALLEGED MISAPPROPRIATION OF A THIRD PARTY’S PATENT, TRADE SECRET, COPYRIGHT OR OTHER PROPRIETARY RIGHTS WITH RESPECT TO AMERICAN SOFTWARE, AMERICAN’S COPYRIGHTS OR ANY APPROVED MARK, IN EACH CASE FOR CLAUSES (I)-(VI) ABOVE, EXCEPT TO THE EXTENT ANY CLAIM OR LOSS IS DETERMINED TO HAVE BEEN CAUSED BY A NEGLIGENT ACT OR OMISSION (OR MORE CULPABLE ACT OR OMISSION (INCLUDING GROSS NEGLIGENCE, RECKLESSNESS OR WILLFUL MISCONDUCT) OF CONTRACTOR, ANY AFFILIATE OF CONTRACTOR OR ANY CONTRACTOR AGENT OR IS SUBJECT TO CONTRACTOR’S INDEMNIFICATION OBLIGATIONS HEREUNDER.

11.03 Procedure for Indemnification Claims.

(a) Indemnification by Contractor. Any American Indemnified Party wishing to assert a right to indemnification from Contractor under the terms and conditions of this Agreement shall provide Contractor with prompt Notice of any Claim that such American Indemnified Party believes gives rise to any Claim for indemnity against Contractor or which could result in any Losses; provided that the failure to so notify Contractor shall not relieve Contractor from any liability which it may have under this Article XI, unless and to the extent (x) Contractor did not otherwise learn of such action, threat or claim, and (y) the lack of such notice by any American Indemnified Party results in the forfeiture by Contractor of substantial rights and defenses.

(i) Contractor shall be entitled, if it accepts financial responsibility for any Claim, to control the defense of, to settle or to pay for any such Claim at its expense and by its counsel; provided that (A) unless a settlement includes an unconditional release of the American Indemnified Party, the American Indemnified Party’s prior Consent (which may not be unreasonably withheld or delayed) must be obtained prior to settling or paying for any such Claim; provided, however, if the American Indemnified Party fails to give such Consent to such settlement or payment that has been agreed upon by Contractor and the claimant in question within [***] of being requested to do so, then the American Indemnified Party shall assume the defense of such claim or demand and regardless of the outcome of such matter, Contractor’s liability hereunder shall be limited to the amount of any such proposed settlement and (B) the American Indemnified Party shall have the right, but not the duty, to participate in the defense of any Claim with attorneys of its own choosing and at its own cost, without relieving Contractor of any obligations hereunder. In addition, even if Contractor assumes the defense of a Claim, the American Indemnified Party shall have the right to assume control of the defense of any Claim from Contractor at any time, and to elect to settle or defend against such Claim, in which case Contractor shall have no indemnification obligations with respect to such Claim except for the costs and expenses of the American Indemnified Party incurred prior to the assumption of the defense of the Claim by the American Indemnified Party (excluding attorneys’ fees incurred by American in participating in the defense of such Claim). The American Indemnified Party shall provide Contractor with such information as Contractor shall reasonably request to defend or resolve any such Claim and shall otherwise cooperate with Contractor in the defense or resolution of any such Claim. If Contractor does not accept financial responsibility for the Losses relating to any Claim or fails to defend against the Claim that is the subject of a Notice under this Section 11.03(a) within [***] of receiving such Notice (or sooner if the nature of the Claim so requires), or otherwise contests its obligation to indemnify the American Indemnified Party in connection therewith, then the American Indemnified Party may, upon providing Notice to Contractor, pay, compromise or defend such Claim. In the latter event, the American Indemnified Party, by proceeding to defend itself or settle the matter, does not waive any of its rights hereunder to later seek indemnification from Contractor. Except as set forth in this Section 11.03(a), the American Indemnified Party shall not enter into any settlement or other compromise or Consent to a judgment with respect to a Claim as to which Contractor has an indemnity obligation hereunder without the prior Consent of Contractor (which may not be unreasonably withheld or delayed), and the entering into of any settlement or compromise, or the Consent to any judgment in violation of the foregoing shall constitute a waiver by any American Indemnified Party of its right to indemnity hereunder to the extent Contractor is materially prejudiced thereby. Contractor shall be subrogated to the rights of the American Indemnified Party to the extent that Contractor pays for any Losses suffered by the American Indemnified Party hereunder.

(b) Indemnification by American. Any Contractor Indemnified Party entitled to indemnification from American under the terms and conditions of this Agreement shall provide American with prompt Notice of any Claim that such Contractor Indemnified Party believes gives rise to a Claim for indemnity against American or which could result in any Losses; provided that the failure to so notify American shall not relieve American from any liability which it may have under this Article XI, unless and to the extent (x) American did not otherwise learn of such action, threat or claim, and (y) the lack of such notice by any Contractor Indemnified Party results in the forfeiture by American of substantial rights and defenses.

(i) American shall be entitled, if it accepts financial responsibility for any Claim, to control the defense of, to settle or to pay for any such Claim at its own expense and by its own counsel; provided that unless a settlement includes an unconditional release of the Contractor Indemnified Party, the Contractor Indemnified Party’s prior Consent (which may not be unreasonably withheld or delayed) must be obtained prior to settling or paying for any such Claim; provided, however, if the Contractor Indemnified Party fails to give such Consent to such settlement or payment that has been agreed upon by American and the claimant in question within [***] of being requested to do so, then the Contractor Indemnified Party shall assume the defense of such claim or demand and regardless of the outcome of such matter, American’s liability hereunder shall be limited to the amount of any such proposed settlement. The Contractor Indemnified Party shall provide American with such information as American shall reasonably request to defend or resolve any such Claim and shall otherwise cooperate with American in the defense or resolution of any such Claim. If American does not accept financial responsibility for the Losses relating to any Claim or fails to defend against the Claim that is the subject of a Notice under this Section 11.03(b) within [***] of receiving such Notice (or sooner if the nature of the Claim so requires), or otherwise contests its obligation to indemnify the Contractor Indemnified Party in connection therewith, the Contractor Indemnified Party may, upon providing Notice to American, pay, compromise or defend such Claim. In the latter event, the Contractor Indemnified Party, by proceeding to defend itself or settle the matter, does not waive any of its rights hereunder to later seek indemnification from American. Except as set forth in this Section 11.03(b), the Contractor Indemnified Party shall not enter into any settlement or other compromise or Consent to a judgment with respect to a Claim as to which American has an indemnity obligation hereunder without the prior Consent of American (which may not be unreasonably withheld or delayed), and the entering into of any settlement or compromise, or the Consent to any judgment in violation of the foregoing shall constitute a waiver by any Contractor Indemnified Party of its right to indemnity hereunder to the extent American is prejudiced thereby. American shall be subrogated to the rights of the Contractor Indemnified Party to the extent that American pays for any Losses suffered by the Contractor Indemnified Party hereunder.

(c) Comparative Fault. Each Party will be liable under Sections 11.01 and 11.02, respectively, only to the extent of the respective obligations specifically imposed upon them by such Sections. However, nothing herein will be interpreted as relieving or limiting the indemnifying Party’s defense obligations hereunder. The Parties hereby agree that the resolution of each Party’s respective level of fault will be delayed until after the resolution of the underlying Claim (whether by settlement or final non-appealable judgment). In the event either Party claims that both Parties bear fault for a matter, each Party’s liability (including liability for defense costs and deductible amounts under insurance policies) will be equal to the percentage determined to be due to the fault of such Party as agreed upon by the Parties (including via a settlement agreement approved by the Parties) or set forth in a final judgment of a court of competent jurisdiction.

(d) For the avoidance of doubt, references to “Claims” in Sections 11.01 and 11.02 mean Claims as defined in Exhibit A.

11.04 Employer’s Liability and Workers’ Compensation. American, on the one hand, and Contractor, on the other hand, shall bear full responsibility for their respective employer’s liability and workers’ compensation liability to their respective officers, directors, employees or American Agents or Contractor Agents, as applicable, on account of injury or death resulting from or sustained in the performance of their respective services under this Agreement. American, on the one hand, and Contractor, on the other hand, with respect to their respective employees, hereby accept full and exclusive liability for the payment of workers’ compensation and employer’s liability insurance premiums with respect to its respective employees, and for the payment of all taxes, contributions or other payments for unemployment compensation or old age benefits, pensions or annuities now or hereafter imposed upon employers by any Governmental Authority, including state, local or Canadian Governmental Authorities, with respect to such employees measured by the wages, salaries, compensation or other remuneration paid to such employees, or otherwise, and American, on the one hand, and Contractor, on the other hand, further shall make such payments and make and file all reports and returns, and do everything to comply with the laws or rules of any Governmental Authority imposing such taxes, contributions or other payments.

ARTICLE XII.

TERM AND TERMINATION

12.01 Term. This Agreement shall be effective as of the Effective Date and (unless earlier terminated as provided herein) shall continue until the Withdrawal of all of the Covered Aircraft in accordance with the terms hereof and the termination of any applicable Wind Down Schedule (the “Term”); provided that with respect to each Covered Aircraft, such Covered Aircraft’s term shall commence on its Implementation Date and, unless otherwise Withdrawn prior thereto pursuant to the provisions hereof, shall continue until the specified dates set forth on Schedule 1 under the heading “Aircraft Term” or as otherwise set forth herein, in each case, as such Aircraft Term may be extended as provided herein (each an “Aircraft Term”). A Covered Aircraft that has been Withdrawn from this Agreement shall no longer be subject to any of the terms and conditions of this Agreement other than those terms and conditions that expressly survive termination of this Agreement, including any Aircraft Term (except to the extent such aircraft becomes a Covered Aircraft again pursuant to the terms of this Agreement).

12.02 Termination and Withdrawal Rights. This Agreement may be terminated or certain Covered Aircraft may be Withdrawn during the Term pursuant to this Section 12.02.

(a) Termination by American or Contractor. In addition to and without limiting Section 12.02(b) below or any other right or remedy available to either Party hereunder or under applicable law:

(i) Insolvency Event. If either American or Contractor has an Insolvency Event, then the other Party shall have the right to terminate this Agreement in accordance with this Article XII by providing Notice (which Notice shall specify the Termination Date and Wind Down Schedule, subject to the terms of Section 12.02(d)) to the Party suffering the Insolvency Event. An “Insolvency Event” with respect to a Party means that such Party (A) makes a general assignment for the benefit of creditors or becomes insolvent; (B) files a voluntary petition in bankruptcy; (C) petitions for or acquiesces in the appointment of any receiver, trustee or similar officer to liquidate or conserve its business or any substantial part of its assets; (D) commences under the laws of any jurisdiction any proceeding involving its insolvency, bankruptcy, reorganization, readjustment of debt, dissolution, liquidation or any other similar proceeding for the relief of financially distressed debtors; (E) becomes the object of any proceeding or action of the type described in (C) or (D) above and such proceeding or action remains undismissed or unstayed for a period of at least [***]; or (F) is involuntarily divested of a substantial part of its assets for a period of at least [***];

(ii) Material Breach. If a Material Breach by a Party occurs and remains uncured for a period of more than [***] after the non-defaulting Party’s provision of Notice with respect to such Material Breach to the non-defaulting Party (except that if the defaulting Party has commenced diligent efforts to cure such Material Breach within such [***] period and a cure is not possible within such [***] period, then such [***] cure period will be automatically extended for an additional [***]), then the non-defaulting Party shall have the right to terminate this Agreement in accordance with this Article XII by providing Notice (which Notice shall specify the Termination Date and Wind Down Schedule, subject to the terms of Section 12.02(d)) to the defaulting Party. A “Material Breach” means American’s, on the one hand as the defaulting Party, or Contractor’s, on the other hand, as the defaulting Party, refusal, neglect or failure to perform, observe or keep any material non-monetary covenants, agreements, terms or conditions on its respective part to be performed, observed or kept hereunder or in any Related Agreement that would reasonably be expected to substantially deprive the non-defaulting Party of any material benefits of this Agreement or any Related Agreement;

(iii) Monetary Breach. If a Monetary Breach by a Party occurs and remains uncured for a period of more than [***] after the non-defaulting Party’s provision of Notice with respect to such Monetary Breach to the non-defaulting Party (which Notice shall, if American is the defaulting Party and notwithstanding Section 14.01, also be delivered to the Vice President of Regional (currently [***])) via e-mail, then the non-defaulting Party shall have the right to terminate this Agreement in accordance with this Article XII by providing Notice to the defaulting Party (which Notice shall specify the Termination Date, subject to the terms of Section 12.02(d)) to the defaulting Party. A “Monetary Breach” means (A) with respect to American as the defaulting Party, American’s failure to make any payments that are due and payable by American under this Agreement, excluding payments in an aggregate amount of up to [***] that are subject to a good faith dispute (for clarity, American’s offsetting of any amounts that it is not entitled to offset under this Agreement is a Monetary Breach); and (B) with respect to Contractor as the defaulting Party, Contractor’s failure to make any payments that are due and payable by Contractor under this Agreement, excluding payments in an aggregate amount of up to [***] that are subject to a good faith dispute; provided that Contractor will not be in Monetary Breach to the extent that the amount that Contractor fails to pay is less than an amount payable by American to Contractor in the next [***] and that is subject to American’s offset rights;

(iv) Number of Supported Aircraft. If, at any time after the earlier of (i) the actual Implementation Date of the [***] Covered Aircraft subject to this Agreement or (ii) [***], there are fewer than [***] Supported Aircraft subject to this Agreement, then either Party shall have the right to terminate this Agreement in accordance with this Article XII by providing Notice in accordance with the terms of Section 12.02(d)) to the other Party; or

(v) For Convenience. At any time following the second (2nd) anniversary of the last day of the Transition Period, either Party shall have the right to terminate this Agreement in accordance with this Article XII by providing Notice in accordance with the terms of Section 12.02(d)) to the other Party.

(b) Termination or Withdrawal by American. In addition to and notwithstanding the other provisions of this Section 12.02, and in addition to any other remedy available to American under applicable law, American shall also have the right and option solely by providing Notice to Contractor to either (x) terminate this Agreement as of a specified Termination Date and

Withdraw all of the Covered Aircraft pursuant to a Wind Down Schedule provided by American, or (y) elect for [***] Covered Aircraft to be Withdrawn from the provisions of this Agreement per [***] until the applicable event giving rise to such Withdrawal is cured (it being understood that such rights shall be cumulative and not alternative with respect to American’s other Withdrawal rights in this Agreement) on the Withdrawal Dates to be specified by American in the Notice of Withdrawal, on the occurrence of any of the following (except that with respect to subsection (i) below, the procedures for termination will be as set forth in Section 12.02(a)(ii), and with respect to subsection (iii), the rights in clause (y) above will not apply):

(i) Material Breach. The occurrence of a Material Breach by Contractor pursuant to Section 12.02(a)(ii) which continues for the period specified in such Section 12.02(a)(ii);

(ii) Suspension of Contractor’s Certification. Contractor’s FAA or DOT certification used in connection with the Scheduled Flights or any Covered Aircraft is for any reason suspended, revoked, materially impaired in any manner or otherwise not in full force and effect (for clarity, such termination or withdrawal right may only be exercised during the pendency of such suspension or material impairment);

(iii) Change of Control. A Change of Control has occurred to which American has not Consented in advance;

(iv) Lack of Required Insurance Coverage. Any of the insurance required pursuant to this Agreement in Section 10.01(a) or Section 10.01(b) is not then in full force and effect (for clarity, such termination or withdrawal right may only be exercised during the pendency of such failure);

(v) Force Majeure Event. A Force Majeure Event occurs that continues for more than [***], where Contractor is unable to operate at least [***] of the Scheduled Flights during such Force Majeure Event (for clarity, such termination or withdrawal right may only be exercised during the pendency of such a Force Majeure Event);

(vi) Contractor Labor Dispute. A Contractor Labor Dispute occurs that continues for more than [***] where Contractor is unable to operate at least [***] of the Scheduled Flights during such Contractor Labor Dispute (for clarity, such termination or withdrawal right may only be exercised during the pendency of such Contractor Labor Dispute);

(vii) Safety Inspection. Using recognized standards of safety, there is a material safety issue with the operation of any Scheduled Flights that poses a risk of physical harm to passengers or significant reputational harm to American or its Affiliates;

(viii) Operation of Covered Aircraft. Contractor operates the Covered Aircraft for any air carrier other than American or any charter flight for any Third Party without first obtaining American’s prior Consent; or

(ix) Emergency Assistance Agreement. The Emergency Assistance Agreement terminates for any reason or ceases to be in full force and effect, and such Emergency Assistance Agreement is not intended to be replaced thereafter with a new Emergency Assistance Agreement mutually agreed upon by the Parties (provided that no termination right will arise to the extent the Parties mutually determine that an Emergency Assistance Agreement is not necessary under applicable laws).

For the avoidance of doubt, pursuant to Section 12.02(b)(y), American may Withdraw [***] Covered Aircraft per [***] during the duration of each event set forth above [***].

(c) Withdrawal Rights of American and Contractor. In addition to and notwithstanding Section 12.02(a) and Section 12.02(b) above, and in addition to any other remedy available to either Party under applicable law:

(i) American shall have the right and option solely by providing Notice to Contractor, given no later than [***] following the end of the applicable [***] period, to Withdraw up to [***] Covered Aircraft during each [***] in which any of the following occur, in each case as may be specified in the Notice to Contractor:

(A) Failure to Maintain Controllable Completion Rate. Contractor’s Controllable Completion Rate is less than [***] for any [***] during the Term of this Agreement;

(B) Failure to Maintain Controllable On Time Departures. Contractor’s Controllable On Time Departures (as calculated in accordance with the definition of “Controllable On Time Departures”) is less than [***] for any [***] during the Term of this Agreement.

(ii) If there are Unsupported Aircraft for each of [***], then either Party may elect, in its sole discretion and upon Notice to the other Party given no later than [***] following the end of such [***] period, to Withdraw from the provisions of this Agreement up to [***] Covered Aircraft that are Unsupported Aircraft per each such [***] period (rounded down to the nearest whole number).

(d) Rights and Obligations upon Termination or Withdrawal; Election of Remedies.

(i) Termination by American or Contractor. If American or Contractor terminates this Agreement pursuant to Section 12.02(a), then the Termination Date and the Wind Down Schedule shall be determined in accordance with the following terms and conditions:

(A) The Notice of termination delivered pursuant to Sections 12.02(a)(i) (Insolvency Event) or 12.02(a)(ii) (Material Breach) shall be irrevocable after the [***] from the delivery of such Notice and shall include a Termination Date that is at least [***], but not more than [***] after the date of such Notice and a Wind Down Schedule that specifically identifies the Withdrawal Dates for the Covered Aircraft then subject to the provisions of this Agreement. The Wind Down Schedule shall provide for the Withdrawal of at least [***], but no more than [***] Covered Aircraft per [***], until all Covered Aircraft are Withdrawn from the terms of this Agreement (provided, however, that if, at any time during the period when the Wind Down Schedule is ongoing, there are [***] or fewer Supported Aircraft, then either Party may elect to immediately Withdraw all Covered Aircraft upon Notice to the other Party).

(B) The Notice of termination delivered pursuant to Section 12.02(a)(iii) (Monetary Breach) shall be irrevocable after the [***] from the delivery of such Notice and shall include a Termination Date that is between [***] and [***] after the date of such Notice. Upon such Termination Date all Covered Aircraft shall be Withdrawn from the provisions of this Agreement, and no Wind Down Schedule shall be required for a termination pursuant to this Section 12.02(d)(i)(B).

(C) The Notice of termination delivered pursuant to Section 12.02(a)(iv) (Number of Supported Aircraft) shall be irrevocable after the [***] from the delivery of such Notice and shall include a Termination Date that is at least [***] but no more than [***] after the date of such Notice and a Wind Down Schedule that specifically identifies the Withdrawal Date for each Covered Aircraft then subject to the provisions of this Agreement. The Wind Down Schedule shall provide for the Withdrawal of at least [***], but no more than [***] Covered Aircraft per [***], until all Covered Aircraft are Withdrawn from the terms of this Agreement (provided, however, that if, at any time during the period when the Wind Down Schedule is ongoing, there are [***] or fewer Supported Aircraft, then either Party may elect to immediately Withdraw all Covered Aircraft upon Notice to the other Party).

(D) The Notice of termination delivered pursuant to Section 12.02(a)(v) (For Convenience) shall be irrevocable after the [***] from the delivery of such Notice, shall be delivered at least [***] prior to the beginning of the Wind Down Schedule and shall include a Termination Date that is consistent with a Wind Down Schedule that complies with the following: (i) the Wind Down Schedule will commence no earlier than the [***] of the end of the Transition Period; and (ii) at least [***], but no more than [***] Covered Aircraft may be Withdrawn per [***], until all Covered Aircraft are Withdrawn from the terms of this Agreement (provided, however, that if, at any time during the period when the Wind Down Schedule is ongoing, there are [***] or fewer Supported Aircraft, then either Party may elect to immediately Withdraw all Covered Aircraft upon Notice to the other Party).

(E) The Notice of termination delivered by American pursuant to Section 12.02(b) (Termination or Withdrawal by American) shall be irrevocable after the [***] from the delivery of such Notice and shall include a Termination Date that is not more than [***] after the date of such Notice and a Wind Down Schedule that specifically identifies the Withdrawal Dates for the Covered Aircraft then subject to the provisions of this Agreement. The Wind Down Schedule shall provide for the Withdrawal of all of the Covered Aircraft by no later than the Termination Date (provided, however, that if, at any time during the period when the Wind Down Schedule is ongoing, there are [***] or fewer Supported Aircraft, then either Party may elect to immediately Withdraw all Covered Aircraft upon Notice to the other Party).

(ii) Exercise of Withdrawal Rights by American or Contractor. In the event that either American or Contractor elects to Withdraw Covered Aircraft from the provisions of this Agreement pursuant to Section 12.02(c)(i) or 12.02(c)(ii), the Notice of Withdrawal delivered by American or Contractor shall be irrevocable after the [***] from the delivery of such Notice and shall include the Withdrawal Dates for the applicable number of Covered Aircraft as determined by American or Contractor in accordance with Section 12.02(c)(i) or 12.02(c)(ii), as the case may be; it being understood that the Withdrawal Dates shall be no earlier than [***] following American’s or Contractor’s receipt of such Notice of Withdrawal.

(iii) Obligations upon Withdrawal of Covered Aircraft or Termination. Neither termination of this Agreement nor Withdrawal of any Covered Aircraft from the terms of this Agreement for any reason shall relieve American or Contractor of their rights and obligations incurred prior to the Termination Date or Withdrawal Date, as applicable, of such Covered Aircraft. If a Wind Down Schedule is delivered by either Contractor or American pursuant to the terms of this Section 12.02(d), Contractor shall continue to operate any CAATS for Scheduled Flights until its Withdrawal Date and Contractor shall receive compensation for such Covered Aircraft and Scheduled Flights in accordance with the provisions hereof and subject to the terms and conditions hereof, any compensation for a partial month to be prorated based on the number of days the applicable Covered Aircraft was subject to this Agreement and the number of days in the applicable calendar month. Nothing contained herein shall limit Contractor’s obligations to provide maintenance and repair services for the Supported Aircraft (including installed engines) prior to such Withdrawal Date, as applicable. Notwithstanding the foregoing, Contractor’s obligation to operate Scheduled Flights during a Wind Down Schedule delivered in connection with a Material Breach by American will be excused to the extent that Contractor cannot operate such Scheduled Flights due to the acts or omissions of American giving rise to the Material Breach.

(iv) Withdrawn Aircraft as Additional Aircraft. If any Covered Aircraft is Withdrawn from this Agreement (other than pursuant to Section 12.02(c)(ii)), then, unless otherwise mutually agreed by the Parties, such aircraft shall not be eligible to be reinstated as a Covered Aircraft under Section 3.02.

ARTICLE XIII.

INTENTIONALLY OMITTED.

13.01 Intentionally Omitted.

ARTICLE XIV.

MISCELLANEOUS

14.01 Notices. All Notices, Consents, or amendments under this Agreement shall be in writing in English and shall be deemed given to American or Contractor, as the case may be, upon (a) confirmation of receipt of a delivery in person; (b) a transmitter’s confirmation of a receipt of an email transmission (but only if followed by confirmed delivery within the following [***] (i) by a nationally recognized overnight courier or (ii) by hand); or (c) confirmed delivery by a nationally recognized overnight courier, to the Parties at the addresses below.

If to American, to:

Attn: [***]

American Airlines, Inc.

[***]

Email: [***]

Telephone: [***]

with copies delivered at the same address to the attention of:

[***]

Email: [***]

and

[***]

Email: [***]

If to Contractor, to:

Air Wisconsin Airlines LLC

[***]

Attention: [***]

Telephone: [***]

Facsimile: [***]

E-mail: [***]

with copies to: [***] at the same address and

[***]

[***]

Attention: [***]

Email: [***]

And if to American pursuant to Section 14.06(b), a copy of such Notice shall also be provided to:

[***]

American Airlines, Inc.

[***]

Email: [***]

Telephone: [***]

and

Attn: [***]

American Airlines, Inc.

[***]

Email: [***]

Telephone: [***]

If to American pursuant to Exhibit D, to:

[***], with a copy delivered personally or by prepaid overnight confirmed delivery service to the attention of:

[***]

American Airlines, Inc.

[***]

or, in each case, to such other address as a Party may have furnished to the other Party by a Notice in accordance with this Section 14.01.

Where in this Agreement the words “request,” “directed,” “inform,” “furnish” or “approved” or similar phrases, expressions or derivatives thereof are used rather than the terms Notice or Consent, such instruction to receive such communication shall be sufficient if done by email (and not in a second writing) (each a “Communication”) so long as it is provided (a) in accordance with past practices or, if there are no past practices, in accordance with customary industry practices; (b) the Person providing the Communication reasonably believes that the Person receiving such Communication is authorized to receive such Communication; and (c) the Person receiving such Communication reasonably believes the Person providing such Communication has the apparent or actual authority to undertake the action in question.

14.02 Binding Effect and Assignment. The terms and conditions of this Agreement shall inure to the benefit of and be binding and enforceable upon the Parties and their respective successors and permitted assigns. Except with respect to (a)(i) a merger, reorganization, or consolidation of American with or into another Person or (ii) a merger, reorganization, or consolidation of Contractor with or into another Person that does not constitute a Change of Control; (b) an assignment of this Agreement or any rights pertaining thereto, in whole or in part, by American to an Affiliate of American or Parent; (c)(i) a transaction, or series of transactions, by American involving the sale, pledge, lease, transfer or exchange of substantially all of the assets of American or (ii) a transaction, or series of transactions, by Contractor involving the sale, pledge, lease, transfer or exchange of substantially all of the assets of Contractor that does not constitute a Change of Control; or (d) any pledge or creation of any security interest in a Party’s rights under this Agreement, this Agreement and any of the rights, interests or obligations hereunder shall not be assignable or assigned (including by merger or operation of law) by either Party without the prior Consent of the other Party, which Consent shall not be unreasonably withheld. In the event of (a), (b), or (c) above, Contractor or American, as the case may be, shall be deemed to have released (without further action on the part of Contractor or American, as the case may be) American or Contractor, as the case may be, from any and all duties, obligations and liabilities (including assignor liability) arising under this Agreement after the date of assignment (including those liabilities arising from acts or omissions of American or Contractor, as the case may be, that occurred prior to the assignment).

14.03 Amendment and Modification. Subject to Section 14.02, and except as otherwise expressly provided herein, this Agreement may not be amended or modified in any respect except by a written agreement signed by both of the Parties.

14.04 Waiver. The performance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the Party entitled to enforce such term, but such waiver shall be effective only if it is in writing signed by the Party against which such waiver is to be asserted. Unless otherwise expressly provided in this Agreement, no delay or omission on the part of either Party in exercising any right or privilege under this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of either Party of any right or privilege under this Agreement operate as a waiver of any other right or privilege under this Agreement nor shall any single or partial exercise of any right or privilege preclude any other or further exercise thereof or the exercise of any other right or privilege under this Agreement.

14.05 Interpretation. The table of contents and the Article, Section and other headings and subheadings contained in this Agreement and in the exhibits and schedules hereto are solely for the purpose of reference, are not part of the agreement of the Parties, and shall not in any way affect the meaning or interpretation of this Agreement or any Exhibit or Schedule hereto. All references to days (other than Business Days), months or years shall be deemed references to calendar days, months or years. All references to “$” shall be deemed references to United States dollars. Unless the context otherwise requires, any reference to an “Article,” a “Section,” an “Exhibit,” or a “Schedule” shall be deemed to refer to an Article or Section of this Agreement or an Exhibit or Schedule to this Agreement, as applicable. The words “hereof,” “herein” and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, unless otherwise specifically provided they shall be deemed to be followed by the words “without limitation.” All references to “meet” or “meeting” (in the context of the Parties meeting to discuss or confer) shall be deemed to include meeting in person, telephonically or through other electronic means. “A or B” means “A or B or both”; “either A or B” means “A or B, but not both”; and “A and B” means “both A and B.” This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing the document to be drafted. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence. [***]. Nothing herein shall be deemed to modify, restrict or limit any other requirements (including insurance) that may be required under any other Related Agreement, provided that in the event of a conflict between any provision of a Related Agreement and the provisions of this Agreement, the provisions of this Agreement shall prevail. [***].

14.06 Confidentiality and Public Communications.

(a) Confidential Information. Without limiting any other confidentiality obligations of the Parties as may be set forth in any of the other Related Agreements and except as may be either (i) provided in any of the Related Agreements, (ii) requested by any court or administrative agency, (iii) required by any law, rule or regulation of a Governmental Authority (subject to the procedures set forth in Section 14.06(b)), (iv) requested by a Governmental Authority, stock exchange or rating agency (subject to the procedures set forth in Section 14.06(b)), or (v) required in any proceeding to enforce the provisions of this Agreement or any of the Related Agreements, American and Contractor agree (A) not to publicize or disclose to any Third Party any Confidential Information of the other Party, including the terms or conditions of this Agreement and any Related Agreement or any exhibit, schedule or appendix hereto or thereto, without the prior Consent of the other Party, which Consent shall not be unreasonably withheld, except that a Party may disclose such information to (v) its Affiliates, (w) any Person for which indemnification is provided pursuant to this Agreement, (x) Third Party consultants, advisors or representatives, (y) Third Parties (but specifically excluding any Major Carrier or any Affiliate of any Major Carrier) in connection with a bona fide opportunity with respect to an actual or potential merger, acquisition, disposition, investment or debt or equity financing, or (z) labor organizations, unions, work groups or other groups negotiating or subject to such Party’s collective bargaining agreements, in each case, that have agreed to keep such information confidential pursuant to confidentiality obligations at least as stringent as those contained in this Agreement), and (B) not to use any such Confidential Information of the other Party other than in connection with performing their respective duties and obligations or enforcing their respective rights and privileges under this Agreement or the Related Agreements or as otherwise expressly contemplated by this Agreement or the Related Agreements; provided that any disclosure of Confidential Information pursuant to subsections (v) – (z) shall solely be made on a need-to-know basis. If either Party is served with a subpoena or other process requiring the production or disclosure of any Confidential Information of the other Party, then the Party receiving such subpoena or other process, before complying with such subpoena or other process, shall, to the extent permitted by applicable law, promptly provide Notice to the other Party of same and permit said other Party a reasonable period of time to intervene and contest disclosure or production. Upon any termination of this Agreement, each Party must, at the written request of the other Party, return or destroy Confidential Information received from the other Party which is still in the recipient’s possession or control and certify its compliance with such written request; provided, that (i) each Party may retain copies of Confidential Information for archival or backup purposes and (ii) notwithstanding the return of destruction of Confidential Information by a Party, such Party shall continue to be bound by its obligations of confidentiality hereunder with respect to the Confidential Information. Notwithstanding the foregoing, the Parties may disclose to Third Parties, without limitation of any kind, the United States federal or state income tax treatment and tax structure of the transactions contemplated pursuant to the Related Agreements and all materials of any kind provided to them relating to such tax treatment and tax structure. For this purpose, “tax structure” means any facts relevant to the United States federal or state income tax treatment, but does not include other Confidential Information, including the identity of the Parties.

(b) Public Communications. Contractor shall not issue any press release or public announcement relating to Regional Airline Services, Scheduled Flights, the cessation of Scheduled Flights, schedule changes, customer initiatives, marketing programs or promotions, without American’s prior written Consent (which shall not be unreasonably withheld) following a sufficient time for American to review the press release or public announcement. Contractor may disclose this Agreement and its terms, and material developments under this Agreement, in securities filings with the U.S. Securities and Exchange Commission (or equivalent foreign agency) and any rules of stock exchanges where Contractor or its Affiliates may be listed only to the extent required by applicable law, as determined by Contractor after consulting with its counsel, after complying with the procedure set forth below in this Section 14.06(b). In such event, Contractor will prepare a proposed redacted version of this Agreement for American’s review and American will promptly give its input in order to allow Contractor to file a confidential treatment request within the timelines prescribed by applicable laws and regulations. Contractor shall exercise reasonable efforts to obtain confidential treatment from the U.S. Securities and Exchange Commission (or equivalent foreign agency) with respect to terms of this Agreement (and any related amendment or side letter hereto) that are permitted to be redacted pursuant to applicable securities law, taking into account the redacted version reviewed by American.

(c) Survival. This Section 14.06 shall survive the termination of this Agreement for a period of [***]; provided that information that is subject to any privacy rights shall remain subject to this Section 14.06 for any longer period of time, to the extent required by applicable law.

14.07 Cooperation with Respect to Reporting. American, on the one hand, and Contractor, on the other hand, shall use their commercially reasonable efforts to cooperate with the other in providing necessary data, to the extent in the possession of the other, required by the other to meet any reporting requirements to, or otherwise necessary in connection with any filing with or provision of information to be made to, any regulatory agency, stock exchange, rating agency, or other Governmental Authority by the other.

14.08 Right of Set-off.

(a) General Right of Set-Off. American shall be entitled to set-off against any payment owed by American to Contractor under this Agreement any amount (other than amounts subject to a bona fide, good faith, reasonable dispute by Contractor) owed by Contractor to American under this Agreement; provided that contemporaneously with any such set-off, American shall give Notice of such action to Contractor; provided further, that the failure to give such Notice shall not affect the validity of the set-off. If American shall be in default of any of its obligations under this Agreement, then Contractor shall be entitled to set-off against any undisputed payment owed by Contractor to American under this Agreement any undisputed amount owed by American to Contractor under this Agreement; provided that contemporaneously with any such set-off, Contractor shall give Notice of such action to American; provided further, that the failure to give such Notice shall not affect the validity of the set-off.

(b) Notice of Set-Off. Notification for purposes of this Section 14.08 means that the Party setting-off any amount provides the other Party with a reasonably detailed explanation, including supporting documentation, if applicable, of the basis of such withholding in sufficient detail so that such other Party can verify the validity of the dispute or claim.

14.09 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by electronic signature or portable document format (pdf).

14.10 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

14.11 Governing Law. THIS AGREEMENT AND ANY CLAIM RELATED THERETO, WHETHER IN TORT OR CONTRACT, SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (EXCLUDING NEW YORK CONFLICT OF LAWS PRINCIPLES THAT MIGHT CALL FOR THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY, EFFECT, PERFORMANCE AND REMEDIES.

14.12 Entire Agreement; Conflicts with this Agreement.

(a) This Agreement (including the Exhibits and Schedules attached hereto) together with the Related Agreements, constitute the entire agreement between the Parties relating to the subject matter hereof; it being understood that each of the Related Agreements shall be treated as separate obligations and agreements of the Parties thereto concerning the specific subject matter thereof. This Agreement terminates and supersedes all prior or contemporaneous agreements, discussions, undertakings and understandings, whether written or oral, express or implied, concerning the subject matter hereof. This Agreement and the Related Agreements constitute an integrated set of agreements and neither Party would have entered into this Agreement absent the execution of the Related Agreements.

(b) The Parties acknowledge and agree that this Agreement (including the Exhibits and Schedules attached hereto) shall be construed and interpreted (to the extent any such construction or interpretation ever is necessary) without reference to, or supplementation by, the terms and conditions of the Related Agreements other than as expressly stated in this Agreement. The effectiveness of this Agreement shall not be deemed a waiver by either Party of any disclosed or undisclosed breach, default, event of default or termination event under any Related Agreement. Furthermore, the Parties agree that each Party’s obligation to indemnify the other under this Agreement is in addition to (and not in lieu of) any other obligations pursuant to any other agreement between the Parties to indemnify, protect or hold the other Party harmless (including the Related Agreements), but without duplication of any amounts payable by one Party to the other Party under this Agreement and such other agreement with respect to the same indemnification claim.

14.13 Remedies Cumulative. The rights and remedies of the Parties are cumulative and not alternative.

14.14 Further Assurances. Each Party agrees to take such further actions and execute and deliver such other documents, certificates, agreements and other instruments upon the request of the other Party as may be reasonably necessary or desirable in order to implement the transactions contemplated by this Agreement.

14.15 No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer upon any Person, other than the Parties and their respective permitted assigns, any rights, privileges, remedies, duties, obligations or liabilities under or by reason of this Agreement and no Person who is not a Party to this Agreement may rely on the terms hereof. Notwithstanding the foregoing, (a) each American Indemnified Party shall be a third party beneficiary with respect to Section 11.01 hereof and shall have all of the rights, benefits and privileges of a third party beneficiary with respect to Section 11.01 hereof; and (b) each Contractor Indemnified Party shall be a third party beneficiary with respect to Section 11.02 hereof and shall have all of the rights, benefits and privileges of a third party beneficiary with respect to Section 11.02 hereof.

14.16 Relationship of the Parties.

(a) Contractor Employees. Any employees of Contractor or any Contractor Agent engaged in providing any of the Regional Airline Services are employees, agents, and independent contractors of Contractor or the Contractor Agent for all purposes, and under no circumstances will be deemed to be employees, agents or independent contractors of American, and any employees of American or any American Agent engaged in providing any of services hereunder or under any Related Agreement are employees, agents, and independent contractors of American or the American Agent, as the case may be, for all purposes, and under no circumstances will be deemed to be employees, agents or independent contractors of Contractor. In its performance under this Agreement, Contractor shall act, for all purposes, as independent contractor and not as an agent for American. Notwithstanding the fact that Contractor has agreed to follow certain procedures, instructions and standards of service of American pursuant to this Agreement, American shall have no supervisory power or control over any employees of Contractor or any Contractor Agent engaged by Contractor in connection with their performance hereunder, and all complaints or requested changes in procedures made by American shall, in all events, be transmitted by American to Contractor. Except as otherwise provided in this Agreement, nothing contained in this Agreement is intended to limit or condition Contractor’s control over its operations or the conduct of its business as an air carrier, and Contractor and its principals assume their risks of financial losses which may result from the operation of the air services to be provided by Contractor hereunder.

(b) Limits on Relationship. Nothing in this Agreement shall be interpreted or construed as establishing between the Parties a fiduciary relationship, partnership, joint venture or other similar arrangement. Nothing in this Agreement authorizes either Party to make any contract, agreement, warranty, or representation on the other’s behalf, or to incur any debt or obligation in the other’s name.

(c) Contractor Flights. The fact that Contractor’s operations are conducted under American’s flight designator code and branded service shall not affect their status as flights operated by Contractor for purposes of this Agreement or any other agreement between the Parties, and Contractor and American covenant and agree to advise all Persons in accordance with industry standard practices, including passengers, of this fact.

14.17 Jurisdiction. Each Party irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York and, if such court does not have jurisdiction, of the courts of the State of New York sitting in the City of New York for the purposes of any suit, action or other proceeding arising out of this Agreement or the subject matter hereof brought by the other Party. To the extent permitted by applicable laws, rules or regulations of a Governmental Authority, each Party waives and agrees not to assert, by way of motion, as a defense or otherwise, in any such suit, action or proceeding, any claim (a) that it is not subject to the jurisdiction of the above-named courts; (b) that the suit, action or proceeding is brought in an inconvenient forum; or (c) that the venue of the suit, action or proceeding is improper, or that this Agreement or the subject matter hereof or any of the transactions contemplated hereby may not be enforced in or by such courts. With respect to any legal action or proceeding arising out of or in connection with this Agreement, the subject matter hereof or any of the transactions contemplated hereby in any of the courts referred to in clause (a) of the first sentence of this Section 14.17, service of process on Contractor in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, addressed as follows:

Air Wisconsin Airlines LLC

[***]

Attention: [***]

Telephone: [***]

Facsimile: [***]

E-mail: [***]

with copies to: [***] at the same address and

[***]

[***]

Attention: [***]

Email: [***]

Contractor by Notice to American may designate a different address for subsequent service of process. Nothing in this Agreement shall affect the right to serve process in any other manner permitted by law.

14.18 Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT TO TRIAL BY JURY IN ANY LEGAL OR EQUITABLE ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY TRANSACTION CONTEMPLATED THEREBY OR THE SUBJECT MATTER OF ANY OF THE FOREGOING.

14.19 Limitation on Damages.

(a) NEITHER PARTY NOR ITS AFFILIATES SHALL BE LIABLE TO THE OTHER PARTY OR ITS AFFILIATES FOR (AND EACH PARTY HEREBY DISCLAIMS AND WAIVES ANY RIGHT IT MAY OTHERWISE HAVE TO RECOVER WITH RESPECT TO) ANY CLAIMS FOR INCIDENTAL, INDIRECT, CONSEQUENTIAL, PUNITIVE, SPECIAL OR EXEMPLARY DAMAGES, INCLUDING LOST REVENUES, INTERRUPTION OF SERVICE, LOSS OF BUSINESS, LOST PROFITS OR LOST PROSPECTIVE ECONOMIC ADVANTAGE, ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY OTHER RELATED AGREEMENT, REGARDLESS OF WHETHER A CLAIM IS BASED ON CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, VIOLATION OF ANY APPLICABLE DECEPTIVE TRADE PRACTICES ACT OR SIMILAR LAW, RULE OR REGULATION OF A GOVERNMENTAL AUTHORITY OR ANY OTHER LEGAL OR EQUITABLE PRINCIPLE, AND EACH PARTY HEREBY RELEASES THE OTHER PARTY

AND ITS AFFILIATES FROM LIABILITY FOR ANY SUCH DAMAGES. IT IS UNDERSTOOD AND AGREED THAT: (i) NEITHER AMERICAN NOR ANY OF ITS AFFILIATES SHALL HAVE ANY OBLIGATION UNDER THIS AGREEMENT OR THE RELATED AGREEMENTS TO PROVIDE ANY COVERED AIRCRAFT; (ii) NEITHER CONTRACTOR NOR ITS AFFILIATES MAY CLAIM ANY DAMAGES UNDER THIS AGREEMENT OR ANY RELATED AGREEMENT BASED ON AMERICAN’S OR ITS AFFILIATES’ FAILURE TO SO PROVIDE THE COVERED AIRCRAFT; AND (iii) ANY DAMAGES OWED TO AMERICAN HEREUNDER SHALL NOT BE SUBJECT TO ANY CLAIM, COUNTERCLAIM OR DEFENSE RELATING TO ANY FAILURE BY AMERICAN OR ITS AFFILIATES TO PROVIDE ANY COVERED AIRCRAFT. NEITHER PARTY MAY ASSERT THAT AMOUNTS PAID BY A PARTY TO A THIRD PARTY FOR WHICH A PARTY HAS AN INDEMNITY OBLIGATION HEREUNDER ARE INCIDENTAL, INDIRECT, CONSEQUENTIAL, PUNITIVE, SPECIAL OR EXEMPLARY DAMAGES ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(b) NEITHER PARTY SHALL BE ENTITLED TO RESCISSION OF THIS AGREEMENT AS A RESULT OF BREACH OF THE OTHER PARTY’S REPRESENTATIONS, WARRANTIES, COVENANTS OR AGREEMENTS, OR FOR ANY OTHER MATTER; PROVIDED THAT NOTHING IN THIS SECTION 14.19 SHALL RESTRICT THE RIGHT OF EITHER PARTY TO EXERCISE ANY RIGHT TO TERMINATE THIS AGREEMENT PURSUANT TO Article XII.

14.20 Equitable Remedies. American and Contractor each hereby acknowledge and agree that, subject to the terms of this Section 14.20, if the rights of a Party may be materially and irreparably harmed by actions to be taken or taken by the other Party, in addition to its rights under this Agreement, a Party may apply to any court of law or equity of competent jurisdiction in the State of New York sitting in the City of New York for specific performance or other injunctive relief in order to enforce or prevent any breach of this Agreement or enjoin other such action being taken or proposed to be taken by the other Party.

14.21 Survival of Certain Obligations. Except (a) for the covenants and agreements in Section 6.04, Section 6.14, Article XI, Article XII, Article XIV, Schedule 3, Schedule 5, Schedule 7, and Exhibit D, (b) as provided in the Related Agreements, (c) as otherwise expressly provided in this Agreement, and (d) as set forth in the following sentence, all representations, warranties, covenants and agreements of the Parties set forth in this Agreement shall terminate and expire, and shall cease to be in full force and effect following the Termination Date. Notwithstanding the foregoing, all covenants and agreements of either Party that contemplate actions to be taken or obligations in effect after the Termination Date or the return of any Covered Aircraft pursuant to this Agreement or any Related Agreement shall survive the Termination Date or termination to the extent contemplated hereby or thereby.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, American and Contractor have entered this Agreement effective as of the Effective Date.

AMERICAN AIRLINES, INC.

By:	/s/ Brandon Kahle
	Name:	Brandon Kahle
	Title:	Vice President, Regional Operations and Planning

AIR WISCONSIN AIRLINES LLC

By:	/s/ Robert Binns
	Name:	Robert Binns
	Title:	President and Chief Executive Officer

Signature Page to

Capacity Purchase Agreement

SCHEDULE 1

COVERED AIRCRAFT

No.	Make/Model	Tail Number	Build Year	Implementation Date	Aircraft Term

	CRJ-200	[***]	[***]	[***]	[***]

SCHEDULE 2

SCHEDULING AND OPERATING RESTRICTIONS ON COVERED AIRCRAFT

[***]

SCHEDULE 3

PASS THROUGH COSTS, CONTROLLABLE COSTS

AND AMERICAN ABSORBED EXPENSES

[***]

ANNEX I TO SCHEDULE 3

[***]

SCHEDULE 4

FUEL EFFICIENCY PROGRAM

Contractor’s Fuel Efficiency Program shall incorporate at least the following:

I. Contractor shall participate jointly with American to interface with appropriate ATC facilities, management, and other personnel to minimize operational restrictions, and improve ATC handling of Scheduled Flights.

II. Contractor shall implement, update and monitor flight planning fuel policies, including statistical tracking of fuel added by pilots and dispatchers, efficient reserves, and other objectives.

III. Contractor shall implement, update and monitor pilot and dispatcher training on the policies and objectives described in Section II of this Schedule 4.

IV. Contractor shall implement, update and monitor an effective fuel tankering program, including American’s tankering suggestions and calculations, using validated methods and formulas; American shall provide Contractor with cost data.

V. Contractor shall provide data (ACARS or another source) as requested by American to American or one of American’s agents in support of the program to be used for statistical tracking, analysis and measurement of fuel efficiency and for identifying and correcting deficiencies at the fleet and system levels.

VI. Contractor shall designate a manager to lead Contractor’s fuel task force (“Contractor Fuel Task Force”) which has overall responsibility for fuel efficiency.

VII. Reviews each [***] shall be conducted by the Contractor Fuel Task Force of the Fuel Efficiency Program using data from American in order to review Contractor’s fuel performance. Such reviews shall include the manager of Contractor’s Fuel Task Force as described in Section VI of this Schedule 4 and representatives from the following groups: Contractor’s Service Operations Center, Contractor’s Flight group, American’s Operations Engineering group and other American personnel as designated by American.

VIII. Weight management oversight shall be conducted by Contractor’s Fuel Task Force, including development of a policy to optimize arrival fuel.

IX. Contractor shall implement and update an auxiliary power unit management policy so as to prevent unnecessary or costly operation of the auxiliary power unit and to the extent commercially feasible for Contractor, monitor its auxiliary power units.

X. Contractor shall implement, update and monitor a single engine taxi policy both before takeoff and after landing.

XI. Contractor shall implement, update and monitor policy related to operationally efficient takeoff selection priorities.

XII. Contractor shall implement, update and monitor an engine maintenance program or maintenance contracts that considers deterioration in specific fuel consumption and, to the extent commercially feasible, allow for cost effective early removal and repair or overhaul of high burn engines, provided there are other indications of engine deterioration and within the vendor’s agreement.

Schedule 4 - 1

XIII. It is understood that American may subsequently develop additional fuel efficiency programs or similar policy requirements for Contractor. Contractor shall use commercially reasonable efforts to implement such program or policy. To the extent such program or policy requires Contractor to incur additional costs and expenses, including obtaining additional software programs, in excess of amounts currently incurred by Contractor to collect, store or obtain additional data on behalf of American, Contractor shall provide American with a reasonable detailed estimate of such additional costs and expenses and shall only be required to provide such additional collection, storage or data if American Consents that such additional costs and expenses shall be deemed Pass Through Costs.

XIV. To the extent Contractor’s current ACARS system is able, or where additional programming is required, to the extent Contractor is not limited by programming constraints, Contractor shall monitor the information consisting of the following fields for all flights flown by Contractor for American under this Agreement and shall provide monthly tracking data to American consisting of the following fields for all flights (including Scheduled Flights, Maintenance Flights and Ferry Flights) for all Covered Aircraft that have Rockwell Collins ACARS systems flown by Contractor for American under this Agreement:

Carrier Code
A/C Tail Number
Aircraft Type
Flight Number
Flight Date
Departure
Destination
Planned Takeoff Fuel
Takeoff Weight Planned
Flight Planned Burn
Planned Landing Weight
Planned Landing Fuel
Planned Zero Fuel Weight
Estimated Time Enroute
Average Wind Component at altitude
Average ISA at altitude
Top of Climb ISA (Contractor does not have this available in dispatch software, but has en-route ISA)
Alternate 1
Alternate 2
Alternate Fuel
Reserve Fuel
Hold Fuel
Extra Hold Fuel
Extra (contingency) Fuel
Tanker Fuel (separate from “Extra”) to the extent such information becomes available
Estimated Departure Time (Zulu)
First Cruise Flight Level
Dispatcher Name (or code)
Captain Name (or Code)

Schedule 4 - 2

OOOI Times (Zulu)
Scheduled Block Time (from the block planning schedule)
Actual Block Time (from OOOI times)
Planned Flight Time
Actual Off to On Time (from OOOI times)
Source of the OOOI times (ACARS, FPLOT, Manual entry)
Scheduled Block Time (from release) converted to minutes
Actual Block Time (from OOOI times) converted to minutes
Scheduled Flight Time converted to minutes
Actual Off to On Time (from OOOI times) converted to minutes
Minutes Over/Under Sked Block Time
Minutes Over/Under Sked Flight Time
Planned Pushback Fuel
Planned Gate Arrival Fuel
Actual Pushback Fuel (OOOI reported)
Actual Gate Arrival Fuel (OOOI reported)
Difference between Planned and Actual Arrival Fuel
Difference between Flight Plan Burn and Actual Burn
Actual ZFW (if available from ACARS data TOGW)
Max Takeoff Gross Weight
Actual release (today’s release) flight time in minutes
Dispatcher Desk
Captain Name or Code
GMT DTG
Y or N for a tanker flight recommended by MSC weekly updates
Taxi out Fuel Planned
Taxi In Fuel Planned
Highest Flight Altitude Achieved (ACARS), subject to additional programming limitations
Cruise airspeed 1 (L/O plus [***] minutes)(ACARS) to the extent such information becomes available
Cruise airspeed 2 (L/O plus [***] minutes)(ACARS) to the extent such information becomes available
Cruise airspeed 3 (L/O plus [***] minutes)(ACARS) to the extent such information becomes available

XV. To the extent Contractor’s current ACARS system is able, or where additional programming is required, to the extent Contractor is not limited by programming constraints, Contractor shall incorporate the following data reporting into the ACARS systems in all Covered Aircraft, enabling the collection of single engine start and stop information. Monthly tracking data shall be provided to American consisting of the following fields for all flights flown by Contractor for American:

Date
Departure Station
Arrival Station
Flight Number
Tail Number
Equipment
Departure Gate
Actual Departure Time

Schedule 4 - 3

Actual Off Time
Actual On Time
Actual Arrival Time
Engine (L/R)
Start
Stop
Duration
SE Taxi Out
SE Taxi In
SE Taxi Out Duration
SE Taxi In Duration
Taxi Out Duration
Taxi In Duration
Carrier
First Flight of Day
Captain Name or Code

XVI. To the extent Contractor’s current ACARS system is able, or where additional programming is required, to the extent Contractor is not limited by programming constraints, Contractor shall incorporate the following data reporting into the ACARS systems in all Covered Aircraft, enabling the collection of APU start and stop time stamped information, to the extent such information is available or becomes available. Monthly tracking data shall be provided to American consisting of the following fields for all flights flown by Contractor for American:

1. Flight number
2. Aircraft Number
3. Time
4. Initial conditions
a. APU start/shutdown
b. External electrical power
c. Intentionally Deleted
d. Fuel Quantity
e. Aircraft internal temperature
f. Outside Air Temperature (if available, it being acknowledged this is displayed in EICAS)
g. Baggage Compartment doors Open/Closed
5. Preflight
a. Changes in conditions
i. APU start/shutdown
ii. External electrical
iii. Intentionally Deleted
b. Start of APU time(s)
6. Arrival
a. APU start/shutdown
b. External power attached
c. External power employed

Schedule 4 - 4

SCHEDULE 5

COMPENSATION AND BONUSES AND REBATES

[***]

ANNEX I TO SCHEDULE 5

[***]

ANNEX II TO SCHEDULE 5

[***]

SCHEDULE 6

INTENTIONALLY OMITTED.

SCHEDULE 7

ACCOUNTING AND AUDITING PROCEDURES AND PAYMENT TERMS

I. Books and Records. Contractor shall maintain separate books and records in connection with providing Regional Airline Services to American, on the one hand, and Contractor’s other operations (if any), on the other, in each case to support and document all revenues related to any in-flight services, Pass Through Costs and American Absorbed Expenses. Contractor’s books, records and calculations that relate to providing Regional Airline Services to American shall be complete and accurate and shall be maintained in accordance with customary business and accounting procedures consistently applied with respect to Contractor providing such Regional Airline Services. Notwithstanding the foregoing, all such books, records and calculations relating to providing Regional Airline Services to American shall be kept and made in accordance with the accounting policies and procedures that were used by American and Contractor to [***], unless otherwise Consented to by American. Contractor shall also maintain, at its corporate headquarters (or such other location Consented to by American), reports, records and data relevant to the billing of any services that are the subject matter of this Agreement and the other Related Agreements for a period of [***] after the end of the Term, unless a longer period is required upon request by American or by any applicable law, rule or regulation of a Governmental Authority.

II. Audit Rights. The audit rights set forth herein in no way limit the audit rights set forth elsewhere in this Agreement.

A.	[***]

B.	[***]

C.	[***]

D.	[***]

E.	[***]

F.	[***]

G.	[***]

H.	Procedures.

1. In connection with any audit, review, inspection or observation, American, American’s employees and any of its designated representatives, including but not limited to attorneys and external auditors selected by American, shall be entitled to make copies and notes of such information as they deem necessary in their sole discretion and to discuss such records with any employees of Contractor, its Contractor Agents or advisors to Contractor who are knowledgeable about such records.

2. Contractor shall, and shall cause any of its Contractor Agents to, comply with its obligations under this Section II. Contractor shall [***] cooperate with American in conducting any audit, review, inspection or observation under this Agreement. In order to facilitate such audit, review, inspection or observation, Contractor shall promptly provide all information reasonably requested by American or its designated representatives.

Schedule 7 - 1

3. Any audit, review, inspection or observation under this Schedule 7 shall begin promptly, but no fewer than [***] after the date of any Notice sent by American to Contractor requesting an audit, review, inspection or observation. Any such audit, review, inspection or observation may be conducted by American’s employees and/or external representatives, including but not limited to attorneys and external auditors selected by American.

III.	[***]

IV. Payment Addresses. All payments due and owing by American to Contractor shall be made by wire transfer of available funds to a bank account designated by Contractor. All payments to American shall be made by wire transfer of available funds to the following accounts unless or until American provides Notice of any change:

[***]

V. Foreign Currency Settlement. All payments shall be made in U.S. Dollars. To the extent American is reimbursing Contractor for out-of-pocket costs and expenses incurred in a foreign jurisdiction pursuant to this Agreement, American shall pay Contractor all reimbursements in U.S. Dollars (“USD”) to a bank located in the United States. For expenses incurred in Canadian Dollars (CAD), the USD amount shall be calculated using the CAD-USD daily exchange rate published by the Bank of Canada on the last Business Day of the month for which the services were provided. The method for converting any other foreign currencies to USD should be agreed upon by the Parties, in writing, prior to the commencement of any Regional Airline Services in that country.

Schedule 7 - 2

SCHEDULE 8

CONTROLLABLE CANCELLATION CODES

[***]

SCHEDULE 9

CONTROLLABLE ON TIME DEPARTURE CODES

[***]

SCHEDULE 10

INTENTIONALLY OMITTED

SCHEDULE 11

AMERICAN FACILITIES

To be provided by American prior to the Implementation Date of the first Covered Aircraft.

Schedule 11 - 1

CONFIDENTIAL

SCHEDULE 12

INTERIOR DESIGN OF COVERED AIRCRAFT

(INCLUDING LAYOUT FOR PASSENGER ACCOMMODATION)

To be provided by American prior to the Implementation Date of the first Covered Aircraft.

Schedule 12 - 1

CONFIDENTIAL

ANNEX I TO SCHEDULE 12

LAYOUT FOR PASSENGER ACCOMMODATION

[***]

Exhibit A - 1

EXHIBIT A

DEFINITIONS

The following terms shall have the meanings set forth below for all purposes of this Agreement and shall be equally applicable to both the singular and the plural forms of the terms defined herein.

“ACARS” means the system known as the Airline Communication and Reporting System or any successor or alternative system designated from time to time by American in its sole discretion.

“Accident” means an “Aircraft Accident” as defined by the NTSB rules and regulations, including 49 C.F.R. §830.2 or any successor provision.

“Actual Departure” means, with respect to any Scheduled Flight, the off ground departure of such Scheduled Flight [***].

“Affiliate” means any Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, another Person; without limiting the foregoing, US Airways Inc. and Envoy Air Inc. and their respective Affiliates shall each be deemed an Affiliate of American.

“Affiliate Operated Flight” means a flight operated by American, an Affiliate of American or any other air carrier contracting with American to provide scheduled air transportation, with an aircraft that is not a Covered Aircraft; it being understood that Contractor shall not be compensated by American for any such Affiliate Operated Flight.

“American Agent” means any contractor, subcontractor, representative or agent (and the employees of any such contractor, subcontractor, representative or agent) retained, directly or indirectly, by American in connection with the performance of any of its obligations or services under this Agreement or any Related Agreement or any other services contemplated by the Related Agreements or any portion thereof on behalf of American, it being understood that in no event shall Contractor or any Contractor Agent be considered an American Agent hereunder.

“American Airlines Brand Center Website” means https://brand.aa.com.

“American Data” means all data or information, in any form or format, including interim, Processed (as such term is defined on Exhibit D), compiled, summarized, or derivative versions of such data or information, and any insights that may be learned from such data or information, that may exist in any system, database, or record that is either (i) provided by or on behalf of American or its customers to Contractor, or (ii) is obtained, developed, produced or Processed by Contractor or Contractor’s systems, in each of (i) and (ii) in connection with the relationship or arrangements established by this Agreement, but excluding any data or information that is expressly defined as owned by Contractor in this Agreement. Specific examples of American Data include the following to the extent that they meet the criteria in subsections (i) or (ii) above: passenger loads, passenger booking data, passenger ticket lift data, flight OOOI times and delay codes. Any successors, equivalents, compilations or derivatives of the foregoing, whether now known or hereafter devised, and in any medium or format, are also American Data. For example, copying or tracking of any portion of American Data to create a separate set of information or database constitutes a derivative and is within the definition of American Data. If it is unclear to Contractor whether any particular information constitutes American Data and is subject to this definition or to any exceptions to the definition set forth in this Agreement, such information will be deemed to be American Data under this definition and not be subject to any such exception until such matter is resolved. American shall work with Contractor in good faith to resolve such uncertainties. American Data includes American Personal Data (as such term is defined on Exhibit D).

Exhibit A - 2

“American Facilities” means facilities (including, but not limited to Crew Facilities, Line Maintenance Facilities and Passenger-Related Terminal Facilities) owned, leased, subleased or licensed by or on behalf of American and any replacement or substitute facilities therefore, as listed on Schedule 11, or other such facilities designated by American in writing from time to time, until such time as Contractor’s license to use such American Facilities is terminated by American in accordance with the terms hereof or any applicable Sublease.

“American Indemnified Parties” (and individually, each an “American Indemnified Party”) means American, Parent, any American Agent, any of their respective Affiliates and each of their respective successors or permitted assigns, along with the directors, officers and employees of each such Person.

“American Systems” (and individually, each an “American System”) means information systems, including computerized reservation systems, global distribution systems and other associated support systems, providing information regarding such things as seat inventory and passenger processing, and their respective successor systems, if any.

“Applicable Crew Metric” means, for the applicable month of determination, as between Contractor’s captains and first officers, [***].

“Application” means Contractor’s software application or applications and any third-party or other software (including on-premises software), and all updates, configurations and customizations of the foregoing, that Contractor makes available to American as a service under this Agreement.

“Approved Marks” means the Marks for which Contractor receives American’s Consent to use, including the addition, introduction and termination of use of such Marks pursuant to Section 6.03.

“ATC” means any Person or Governmental Authority that, from time to time, holds the air traffic control authority to issue clearance for actual ground or flight operations as granted by the FAA or any other Governmental Authority.

“Block Hour” means the actual elapsed time of a Completed Scheduled Flight (expressed in hours, as a number [***] measured from gate departure to gate arrival where gate departure is the later of door close or brake release and gate arrival is the later of door open or brake set, as determined in accordance with ACARS.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday unless such day shall be a day when the Federal Reserve Bank of Dallas, or any Governmental Authority then performing similar functions in or around Fort Worth, Texas, is closed. A Business Day shall be deemed to end at 5:00 p.m., Central time.

“CAATS” means, at the applicable time of determination, the Covered Aircraft (other than the Spare Aircraft) that are available to schedule.

“Capital Stock” means any class of securities, including shares, interests, rights to purchase, warrants, options, participations, convertible securities or other equivalents of or interests in the common stock or preferred stock of a Party, its parent company, its Subsidiary, or any successor thereto, including, without limitation, partnership and membership interests.

Exhibit A - 3

“Catering Products” means all (i) food and beverages for passengers, including all beer, wine, liquor and other alcoholic beverages, (ii) customary in-flight catering supplies, including, but not limited to napkins, stir rods, cups, in-flight publications, pillows, blankets, trash bags, sick sacks, lavatory supplies, creamers and sugars, and (iii) devices used by Contractor’s flight attendants in connection with the sale and delivery of the foregoing items to passengers, in each case, in connection with the operation of Regional Airline Services.

“Catering Services” means all services related to providing and arranging for the placement of Catering Products on board the Covered Aircraft, including, but not limited to, stocking Catering Products on the Covered Aircraft, providing beverage uplift, providing trained catering truck guides and storage of all Catering Products, in each case, in connection with the operation of Regional Airline Services.

“Change of Control” means any of the following transactions:

(i)	[***]

(ii)	[***]

(iii)	[***]

“Claims” means any claim, litigation, investigation, demand, action, judgment, suit, declaration, notice or assertion (whether written or oral), in each case asserted by a Third Party.

“Completed Scheduled Flight” means a Scheduled Flight that takes off from its scheduled departure location and arrives at its scheduled final location [***].

“Confidential Information” of American or Contractor, as applicable, means any information of American or Contractor, respectively, whether disclosed to or accessed by the other Party, whether pursuant to or in connection with this Agreement, and which is (a) marked as being “Confidential” or “Proprietary”; (b) otherwise reasonably identifiable as confidential or proprietary information; or (c) under the circumstances should reasonably be considered as confidential or proprietary information, including: [***].

“Consent” means any written authorization, agreement, approval, consent, ratification, waiver or other authorization, and “Consented” shall mean the act of providing any such Consent.

“Contractor” means Air Wisconsin Airlines LLC.

“Contractor Agent” means any contractor, subcontractor, representative or agent (and the employees of any such contractor, subcontractor, representative or agent) retained, directly or indirectly, by Contractor and providing Regional Airline Services or any other services contemplated by the Related Agreements or any portion thereof on behalf of Contractor, including, but not limited to, Contractor’s pilots and flight attendants; it being understood that neither American nor its Affiliates or the American Agents shall be deemed “Contractor Agents” hereunder.

“Contractor Data” means Contractor Employee Data, Contractor Financial Data and Flight Operations Data.

“Contractor Employee Data” means Contractor’s records regarding its employees.

“Contractor Financial Data” means Contractor’s proprietary internal financial information.

Exhibit A - 4

“Contractor Indemnified Parties” means Contractor, any Contractor Agent and each of their Affiliates, and each of their successors or permitted assigns, and the managers, directors, officers, members, stockholders and employees of each such Person.

“Contractor Labor Dispute” means a Labor Dispute that relates to the employees or labor force of Contractor.

“Controllable Cancellation” means the cancellation of a Scheduled Flight that is not an Uncontrollable Cancellation.

“Controllable Completion Rate” [***].

“Controllable On Time Departure” means a Scheduled Flight that departs (i) on or before the scheduled departure time or (ii) after its scheduled departure time solely as a result of an Uncontrollable Delay or an event that is not specified on Schedule 9. For the avoidance of doubt, downline departures which also depart late due predominately to reasons controllable by Contractor shall not be Controllable On Time Departures (it being understood that a downline/ruboff delay shall be deemed to occur if the primary or dominant delay code of its previous leg was controllable). [***].

“Controllable Scheduled Departures” means scheduled departures of Scheduled Flights, excluding departures cancelled for reasons beyond Contractor’s control, such as weather, ATC, American’s request or an Uncontrollable Cancellation.

“Copyrights” means: (a) any rights in original works of authorship fixed in any tangible medium of expression as set forth in the United States Copyright Act, 17 U.S.C. §101 et seq., registered or unregistered; (b) all registrations and pending applications to register the rights identified in clause (a) hereof anywhere in the world; (c) all foreign counterparts and analogous rights anywhere in the world; and (d) all rights in and to any of the foregoing.

“Covered Aircraft” means each airframe specified on Schedule 1, as may be amended from time to time pursuant to the terms hereof, together with, for each airframe, the engines installed thereon, any related parts, and including the Spare Aircraft, in each case commencing on the applicable Implementation Date until the later of its applicable Aircraft Term date or Withdrawal Date; it being understood that (a) any such aircraft shall in no event be deemed a Covered Aircraft following the later of its Withdrawal or the expiration of its Aircraft Term, and (b) all Spare Aircraft shall be deemed Covered Aircraft at all times and for all purposes of this Agreement.

“Crew Facility” means pilot and flight attendant crew rooms at a Hub.

“Crisis” means an event or condition that would cause the Regional Airline Services or any component thereof to not meet the service levels set forth in this Agreement, or to perform or operate with diminished security, functionality, or otherwise in a manner inconsistent with the requirements of this Agreement.

“Dispatch” means the dispatch of a Scheduled Flight and shall include releasing a flight for departure, fueling and flight release for Scheduled Flights.

“DOT” means the United States Department of Transportation or any successor Governmental Authority then performing the same or substantially similar duties.

Exhibit A - 5

“Eagle Partnership Manuals” means the Eagle Ground Operating Manual, the Eagle Ground Deicing Manual and other manuals which may be developed from time to time, each as amended from time to time.

“EAS Program” means an Essential Air Service program administered by the DOT.

“Event of Loss” shall mean the following [***].

“FAA” means the Federal Aviation Administration or any successor Governmental Authority then performing the same or substantially similar duties.

“FARs” means the federal aviation regulations or rules promulgated by the FAA under or pursuant to Title 14 of the Code of Federal Regulations, FAA airworthiness directives or FAA advisory circulars, as amended from time to time, or any successor regulations or rules therefore.

“Flight Operations Data” means data related to the operation of the Covered Aircraft during flight.

“Flight Status Data” means data relating to the status of a Scheduled Flight, including unplanned schedule changes, cancellations, delays and gate information.

“FOQA” means the program known as Flight Operational Quality Assurance or any successor or alternative program designated from time to time by American in its sole discretion.

“Force Majeure Event” means, strictly in relation to the conditions that may cause a Party to be temporarily, partially or wholly prevented from performing its obligations to the other Party under this Agreement, and not for any other purpose or for any benefit of a third party: delays or failures in performance hereunder caused by trade embargoes, natural disasters, acts of terrorism, orders of a Governmental Authority (including, the FAA, the DOT, the TSA or defense authorities), extreme weather conditions, cyber-attacks, civil riots, rebellion, or sabotage, war (declared or undeclared), foreign invasion, or insurrection, or any other similar circumstances for which an affected Party is not responsible, which are not foreseeable, and which are not within the affected Parties’ ability to control in the exercise of commercially reasonable efforts. Notwithstanding anything else in this Agreement, however, (A) in no event shall any Force Majeure Event excuse timely payment of any amounts due under this Agreement; (B) lack of funds, inability to obtain financing, change in general economic conditions (including, but not limited to, economic recession, increased cost of performance and/or increased cost of labor or materials), and/or changes in specific economic condition or status of an affected party shall not be a basis for delay or prevention of any obligation under this Agreement; and (C) in no event shall a Contractor Labor Dispute or any other labor dispute or work stoppage be deemed a Force Majeure Event.

“Governmental Authority” means any federal, state, municipal, local, territorial, or foreign government or any governmental department, commission, court, judicial body, instrumentality, board, bureau, agency, registry, regulatory authority or body or airport authority (including private airport authorities or any similar authority or governing board in any domestic or foreign jurisdiction, or any private or quasi-governmental entity, governing board or other Person with authority to lease, convey or otherwise grant or restrict rights to use or operate any airport facilities).

“Hazardous Materials” shall mean the following: toxic or hazardous substances; hazardous wastes; polychlorinated biphenyls (“PCBs”) or any substance or compound containing PCBs; friable asbestos or friable asbestos-containing materials; radon or any other radioactive materials including any source, special nuclear or by-product material; petroleum, crude oil or any fraction thereof; and any other pollutant or contaminant or chemicals, waste, materials, compounds, constituents or substances in any form that is either subject to regulation due to their dangerous or deleterious properties or characteristics or could reasonably be expected to give rise to liability under any requirements of law due to their dangerous or deleterious properties or characteristics.

Exhibit A - 6

“Heavy Maintenance” means maintenance or modifications that are, by industry standard, performed in an FAA certified hangar facility or at any other FAA certified repair station and requires disassembling, inspecting, repairing, refurbishment, overhaul or restoration of the subject airframe or engines.

“Hub” means Chicago O’Hare airport (ORD) and any other airport that is deemed a “Hub” pursuant to Section 2.01(c).

“Incident” means an incident as defined by the rules and regulations adopted by the NTSB pursuant to 49 C.F.R. §830.2 or any successor provision.

“Interior Design” means the interior design (including the bulk head design), seat pitch, aircraft interiors, layout for passenger accommodation and seat covers as part of the Covered Aircraft.

“Labor Dispute” means a labor strike or other economic self-help legally permissible under the Railway Labor Act, as amended (45 U.S.C. §151, et seq.), or any similar statute then in effect and applicable to the Parties, after exhaustion of all major dispute procedures as may be required or specified therein, including but not limited to those provided for in 45 U.S.C. §155 and §156. A Labor Dispute does not include normal grievances or other forms of labor protests that do not prevent Contractor from providing the Regional Airline Services operating the required schedule as set forth in this Agreement. A Labor Dispute may include a labor strike or other economic self-help engaged in by Contractor’s service providers only to the extent that such Labor Dispute has the same effect of preventing Contractor from providing the Regional Airline Services operating the required schedule as set forth in this Agreement as if such Labor Dispute were occurring at Contractor.

[***]

“Line Maintenance” means all maintenance on a subject airframe or engine that is not Heavy Maintenance and that generally occurs at or near the gate or terminal, launch area, ready area, hardstand or alert area, including all maintenance that is normally performed outside of a hangar facility and all on wing engine maintenance performed in a hangar facility.

“Line Maintenance Facilities” means reasonably adequate facilities at a Hub or any other airport where Parent provides airline services as may be necessary to perform routine daily Line Maintenance on the Covered Aircraft.

“Losses” means all liabilities, judgments, demands, recoveries, awards, settlements, penalties, fines, losses and expenses of any nature or kind whatsoever, including reasonable costs and expenses incidental thereto, under the laws, rules or regulations of any Governmental Authority (whether arising in tort, contract, under the Warsaw Convention, as amended, or the Montreal Convention, as amended, and related instruments and conventions or otherwise); Losses shall include the reasonable costs and expenses of investigating, preparing or defending any such Claim for any Losses (specifically including post judgment and appellate proceedings or proceedings that are incidental to the successful establishment of a right of indemnification), such as reasonable attorneys’ fees and fees for expert witnesses, consultants and litigation support services.

Exhibit A - 7

“Maintenance/Ferry Flights” means (a) flights necessary to accommodate Scheduled Flights or (b) flights solely in connection with the performance of required maintenance of a Covered Aircraft in accordance with the terms and conditions of this Agreement and the Related Agreements. [***]

“Major Carrier” means an air carrier (other than American and its successors and any Subsidiary thereof), the consolidated annual revenues of which for the most recently completed fiscal year for which audited financial statements are available are in excess of [***] as of the date of determination (or the US dollar equivalent thereof).

“Marks” means any trademark, trade name, trade dress, service mark, logo, domain name, or other indicia of ownership owned or used by American, Parent, or any of their respective Affiliates and includes Approved Marks.

“Minimum Equipment List” means a list which provides, for each day of the preceding month for each Covered Aircraft, the “Master Minimum Equipment List” and “Operator Minimum Equipment List,” as such terms are defined in the FARs and approved by the FAA for the Covered Aircraft type operated by Contractor, which items have not been repaired as of the beginning of each such day.

“Notice” means a written notice, direction or instruction given in accordance with Section 14.01.

“NTSB” means the United States National Transportation Safety Board or any successor Governmental Authority then overseeing air transportation safety.

“Other Carrier” means any certificated air carriers other than American for which Contractor is then providing flight services (regardless of whether such services are for cargo, passenger or otherwise) using aircraft owned or operated by Contractor and not covered by this Agreement.

“Other Regionals Likelihood to Recommend Factor” means the average of all scores reported on the “likelihood to recommend” question on the customer surveys for aircraft flights operated by the applicable operator (as rounded down to the nearest tenth) during the applicable period, all as calculated by American in its reasonable discretion.

[***]

“Parent” means American Airlines Group Inc., currently, or any Person that subsequently owns or controls at least [***] of the voting stock of American.

“Party” means either American or Contractor, and “Parties” shall mean American and Contractor, collectively.

“Passenger-Related Terminal Facility” means all passenger-related terminal facilities and spaces used in connection with the operation of Regional Airline Services, including without limitation all passenger lounges, passenger holding areas, aircraft parking positions (which may or may not be adjacent to a passenger holding area) and associated ramp spaces, gates (including loading bridges and associated ground equipment parking areas), ticketing counters, curbside check-in facilities, baggage makeup areas, and inbound baggage areas.

“Person” means an individual, partnership, limited liability company, corporation, joint stock company, trust, estate, joint venture, association or unincorporated organization, or any other form of business or professional entity.

Exhibit A - 8

“Primary Facility” means the systems and facilities from which Contractor makes the Application available for production use by American.

“Property Tax” means only aircraft related property taxes, as movable property and shall not include ground property taxes, or any other taxes levied on other immovable property.

“Regional Airline Services” means, collectively, the provisioning by Contractor of Scheduled Flights, charter flights requested by American and Maintenance/Ferry Flights, and the provision of maintenance or repair services on Covered Aircraft, all in accordance with the terms and conditions of this Agreement; but excluding in all events any and all ground handling and other services to be provided by American, an American Agent or a Third Party.

“Related Agreements” means, collectively, this Agreement, the Emergency Assistance Agreement , and any other agreement mutually agreed by the Parties in writing that the Parties agree thereunder is a “Related Agreement,” in each case, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof, with each being a “Related Agreement.”

“Scheduled Flight” means a flight of a Covered Aircraft that is then included in the applicable Final Schedule, any diversion flights related to any such flights and any other flights operated by Contractor or any of its Affiliates at the request of American pursuant to the terms hereof; but excluding (i) any charter flights of a Covered Aircraft not included in the applicable Final Schedule for the month of such flight, and (ii) any Affiliate Operated Flight.

“Sublease” means a lease or sublease between American and Contractor with respect to an American Facility.

“Subsidiary” means, as to any Person, (a) any corporation more than [***] of whose stock of any class or classes having ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the occurrence of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and (b) any other Person in which such Person directly, or indirectly through other Subsidiaries or Affiliates, beneficially owns more than [***] of the equity interest of that Person at the time.

“Supportability Period” means any time period during the Term during which Contractor does not have sufficient crew and CRJ-200 aircraft to operate a minimum average daily block hour utilization of [***].

“Termination Date” means the date of the termination of this Agreement, as provided in a Notice delivered from one Party to the other pursuant to Article XII, or, if no such early termination shall have occurred, the date of the end of the Term. For the avoidance of doubt, any applicable Wind Down Schedule shall be completed on the Termination Date.

“Third Party” means any Person that is not American, Contractor, or an Affiliate of American or Contractor, as the case may be. The plural of Third Party shall be “Third Parties.”

“Transition Period” means the time period commencing on the Effective Date and ending on the earlier of (x) the Implementation Date for the [***] Covered Aircraft or (y) [***].

“TSA” means the United States Transportation Security Administration or any department of a Governmental Authority then performing the same or substantially similar duties.

Exhibit A - 9

“Uncontrollable Cancellation” means cancellations that are due to (i) a universal FAA airworthiness directive or other grounding that generally affects the aircraft or engine type flown by Contractor under this Agreement and is not the result of any action or failure to act by Contractor, (ii) any cancellation at the request of American or otherwise due to actions or inactions of American or an American Agent that is not due to an action or inaction of Contractor, or (iii) any event that is not set forth on Schedule 8 (as such Schedule may be amended, modified or restated by American from time to time).

“Uncontrollable Delay” means delays that are due to (i) a universal FAA airworthiness directive that generally affects the aircraft or engine type flown by Contractor under this Agreement and is not the result of any action or failure to act by Contractor, (ii) any delay at the request of American or otherwise due to actions or inactions of American or an American Agent that is not due to an action or inaction of Contractor, or (iii) any event that is not set forth on Schedule 9 (as such Schedule may be amended, modified or restated by American from time to time).

“Unscheduled Uncontrollable Flight” means any flight of the Covered Aircraft, including, but not limited to, charter flights, repositioning flights, maintenance flights or ferry flights, that in each case are not included in the applicable Final Schedule and that occur as a result of an uncontrollable event (as specified in American’s Delay Code Handbook and/or Cancel Code Handbook (or any successor handbooks thereto)).

“Wind Down Schedule” means the schedule, procedures and process for terminating this Agreement in accordance with Section 12.02, which Wind Down Schedule (i) shall designate a date of Withdrawal of each Covered Aircraft at which time the Covered Aircraft shall no longer be subject to the provisions of this Agreement and (ii) shall end no later than the Termination Date.

“Withdraw” or “Withdrawal” or “Withdrawn” means, with respect to a Covered Aircraft, to remove or uncover, or have removed or uncovered, as the case may be, from the terms of this Agreement such Covered Aircraft, as may be specified in Section 12.02 , any Notice of Withdrawal or Wind Down Schedule, to the extent required hereunder, it being understood that after Withdrawal such aircraft shall no longer to be used to provide Regional Airline Services hereunder unless otherwise Consented to by the Parties.

“Withdrawal Date” means the date on which a Covered Aircraft is to be Withdrawn in accordance with the provisions of this Agreement and pursuant to a Notice delivered in accordance with the terms of this Agreement.

“Withdrawal Rights” means the right to elect to Withdraw from this Agreement, [***] or more of the Covered Aircraft as of a specified Withdrawal Date, in each case as specified by American or Contractor pursuant to Section 12.02(c), it being understood that the exercise by American or Contractor of its Withdrawal Rights shall not affect any obligations that may have arisen under this Agreement (including with respect to the Covered Aircraft) prior to the Withdrawal Date, and such rights and obligations shall continue in accordance with the terms and conditions of this Agreement.

Additionally, the following terms have the meaning set forth in the corresponding Sections of or Schedules or Exhibits to this Agreement:

Term	Defined in Section or Schedule
“AA Flights”	Section 3.05(b)
“Addendum”	Exhibit D
“Additional Aircraft”	Section 3.02(a)
“Agreement”	Introductory Paragraph

Exhibit A - 10

Term	Defined in Section or Schedule
“Aircraft Term”	Section 12.01
“Airport Operators”	Section 8.01
“American”	Introductory Paragraph
“American Absorbed Expenses”	Schedule 3
“American Approved Maintenance Facilities”	Schedule 2
“American Copyright Works”	Exhibit D
“American Cost Initiative”	Section 7.03(b)
“American Eagle”	Section 3.05(a)
“American Electronic Property”	Exhibit D
“American Facilities Agreements”	Exhibit E
“American Identifiers”	Exhibit D
“American IP”	Exhibit D
“American Marks”	Exhibit D
“American Patents”	Exhibit D
“American Personal Data”	Exhibit D
“American Software”	Section 6.03(i)
“Backup Facility”	Section 4.05(c)(ii)
“Base Compensation”	Schedule 5
“Block Hour Rate”	Schedule 5
“Bonus”	Schedule 5
“Cabin Condition Compliance Check”	Section 4.07(a)
“Code Change”	Section 4.08(a)
“Codeshare Airlines”	Section 3.05(e)
“Commitment Threshold”	Section 3.01(a)
“Communication”	Section 14.01
“Contractor”	Introductory Paragraph
“Control”	Exhibit D
“Controllable Completion Rate Bonus Flights”	Schedule 5
“Controllable Completion Rate Bonus Threshold”	Schedule 5
“Controllable Completion Rate Rebate Flights”	Schedule 5
“Controllable Completion Rate Service Level Threshold”	Schedule 5
“Controllable Costs”	Schedule 3
“Controllable On Time Departures Bonus Flights”	Schedule 5
“Controllable On Time Departures Bonus Threshold”	Schedule 5
“Controllable On Time Departures Rebate Flights”	Schedule 5
“Controllable On Time Departures Service Level Threshold”	Schedule 5
“Controlling Subsidiary”	Exhibit A (Definition of “Change of Control”)
“Covered Aircraft Day Rate”	Schedule 5
“Data Claims”	Exhibit D
“Data Law”	Exhibit D
“Data Subject”	Exhibit D
“Departure Rate”	Schedule 5
“Disaster Recovery Plan”	Section 4.05(c)(i)
“Early Implementation Date”	Section 3.01(a)
“EEA”	Exhibit D
“Effective Date”	Introductory Paragraph
“Emergency Assistance Agreement”	Section 5.01
“Exporter”	Exhibit D
“Final Crew Max”	Section 6.14(b)

Exhibit A - 11

Term	Defined in Section or Schedule
“Final Crew Max Determination Date”	Section 6.14(b)
“Final Schedule”	Schedule 2
“General Data Protection Regulation”	Exhibit D
“Holdings”	Exhibit A (Definition of “Change of Control”)
“Implementation Date”	Section 3.01(a)
“Inaccurate Report”	Schedule 5
“Inflight Customer Experience Check”	Section 4.07(a)
“Initial Crew Max”	Section 6.14(a)
“Insolvency Event”	Section 12.02(a)(i)
“Invoiced Amount”	Schedule 5
“Late Adjustment Charge”	Section 6.14(c)
“Late Adjustment Charge Application Month”	Section 6.14(g)
“Late Charge”	Section 6.14(d)
“Material Breach”	Section 12.02(a)(B)
“Minimum Average Monthly Usage”	Schedule 2
“Miscoded Cancellation”	Schedule 5
“Miscoded Cancellation Rebate”	Schedule 5
“Model Clauses”	Exhibit D
“Monetary Breach”	Section 12.02(a)(C)
“Neutral Livery Aircraft”	Section 2.03(c)
“ORD”	Section 2.01(c)
“Other American Data”	Exhibit D
“Pass Through Costs”	Schedule 3
“PCBs”	Exhibit A (Definition of “Hazardous Materials”)
“PCI DSS”	Exhibit D
“Permitted Data Uses”	Exhibit D
“Permitted Uses”	Section 6.04(b)
“Personal Data”	Exhibit D
“Primary Driver Rates”	Schedule 5
“Primary Drivers”	Schedule 5
“Process”	Exhibit D
“Rebate”	Schedule 5
“Record”	Exhibit D
“Reduced Final Crew Max”	Section 6.14(c)
“Remediation Efforts”	Exhibit D
“Rolling Forecast”	Section 6.06(d)
“RPMs”	Schedule 3
“Security Best Practices”	Section 4.05(a)
“Security Incident”	Exhibit D
“Security Policies”	Exhibit D
“Security Procedures”	Exhibit D
“Security Requirements”	Exhibit D
“Security Technical Controls”	Exhibit D
“Spare Aircraft”	Section 3.02(c)
“Standards of Service”	Exhibit B
“Supportable CAATS”	Section 6.15(b)
“Supported Aircraft”	Section 6.15(b)
“Term”	Section 12.01
“Unsupported Aircraft”	Section 6.15(b)
“USD”	Schedule 7

Exhibit A - 12

EXHIBIT B

STANDARDS OF SERVICE

These standards of service (“Standards of Service”) are meant to provide an overview for Contractor of the service expectations established by American for in-flight services on Scheduled Flights. The Standards of Service outlined herein are not all-inclusive and may be changed from time to time by American in its sole discretion pursuant to Sections 4.03(a) and 4.07(a).

I. In-Flight Service Product and Delivery. Contractor shall achieve at least the comparable quality of airline service as provided by American. Contractor shall coordinate with American’s (or American’s Affiliate’s) In-flight Services Department to ensure consistency and quality of Contractor’s in-flight service product, including non-safety related functions such as in-flight marketing announcements, meal and beverage presentation and delivery and provisioning and usage of passenger amenity kits. Contractor shall implement suggestions made by American’s (or American’s Affiliate’s) In-flight Services Department. Contractor shall coordinate with American to ensure consistency with American’s product delivery, including American-logo napkins, stir rods and cups. Wherever possible, snack and beverage items should be consistent with the products served by American. Each Covered Aircraft shall be supplied by American with an adequate supply of American’s in-flight publications. Contractor must place these in-flight publications in the designated seat pocket of each seat. Unless otherwise Consented to by American, American’s in-flight publications are the only magazines authorized in such seat pockets.

II. Uniforms. Contractor’s flight attendants on Scheduled Flights shall wear uniforms as required under Section 4.03(b). Contractor’s employees in such uniforms, whether on or off duty, are not permitted to drink intoxicating beverages, give the appearance of being intoxicated or visit any establishment whose primary purpose is to dispense liquor (including bars, saloons, cocktail lounges and liquor stores). As used herein, “uniform” refers to any uniform apparel bearing the American brand or insignia, or which can be in any way identified with American or one of its Affiliates. Because the actions and appearance of employees’ influence, to a considerable extent, the public’s opinion of the American brand, uniformed employees must be mindful of this and conduct themselves accordingly.

III. In-Flight Announcements. While Contractor shall provide basic announcements, American may request that Contractor make promotional announcements on behalf of American from time to time and Contractor shall honor and execute any such request. In all on-board announcements on Scheduled Flights, only the names “American Airlines” or “American Eagle” may be included and Contractor’s names shall not be included unless otherwise Consented to by American.

IV. Catering. American shall provide, or arrange for another Person to provide, the Catering Services for flights on Covered Aircraft (excluding any Maintenance/Ferry Flights or non-revenue flights to ferry or position Covered Aircraft), and, as directed by American, Contractor shall serve the food and beverages provided by Catering Services on all such flights in accordance with procedures and standards approved by American in its sole discretion.

V. Failure to Meet Standards of Service. In the event that Contractor fails to meet the Standards of Service as set forth in this Exhibit B, then American shall have the right and option, in addition to any other rights or remedies of American hereunder, to Withdraw any or all Covered Aircraft pursuant to Section 12.02.

SCHEDULE 1 TO EXHIBIT B

INFLIGHT CUSTOMER EXPERIENCE CHECK

A score of [***] or above is satisfactory. A score below [***] is unsatisfactory. The inflight customer experience check shall be calculated in accordance with the provisions of Section 4.07(a).

SCHEDULE 2 TO EXHIBIT B

A score of [***] or above is passing. A score below [***] is failing.

Checklist Name	Section	Order	Question
C4 2.0	A. Aircraft General	1	Entryway Door - Check for wear including holes, scrapes, missing paint and/or discoloration.

C4 2.0	A. Aircraft General	2	Entryway Walls - Check for wear including chips, scrapes, peeling and discoloration.

C4 2.0	A. Aircraft General	3	Entryway Flooring - Check for wear including bubbles, holes, and discoloration.

C4 2.0	A. Aircraft General	4	Coat Closet - Check for wear including cuts and scrapes.

C4 2.0	A. Aircraft General	5	Galley Flooring - Check for wear including bubbles, holes, and discoloration.

C4 2.0	A. Aircraft General	6	Galley Condition including latches and pullouts - Check for wear including chips, peeling, and overall condition.

C4 2.0	A. Aircraft General	7	Galley Curtain - Check for wear and tear, missing clips/snaps.

C4 2.0	A. Aircraft General	8	FA Seats - Check overall condition including wear, holes, scrapes, and/or other visible blemishes to cushion.

C4 2.0	A. Aircraft General	9	Weather Curtain - Check for wear, tears, and missing clips/snaps.

C4 2.0	B. F/C General	10	Carpet - Check condition including holes, fraying, torn edges, unraveling, alignment, and tripping hazards.

C4 2.0	B. F/C General	11	Seat Track Covers - Check for presence and wear including holes, cracks, breaks, and partial covers.

C4 2.0	B. F/C General	12	Overhead Bins (inside) - Check for wear including holes, scuff marks, scrapes, and missing paint.

C4 2.0	B. F/C General	13	Overhead Bin Placards (inside) - Check for presence, placement, legibility and for wear including peeling, cracks, and overall condition.

C4 2.0	B. F/C General	14	Sidewall Placards - Check for presence, placement, legibility, and for wear including peeling, cracks, and overall condition.

C4 2.0	B. F/C General	15	Overhead Bin Exteriors - Check for the ability to latch, and for wear including chips, scrapes, and peeling.

C4 2.0	B. F/C General	16	Sidewall Panels - Check for misalignment and wear including chips, scrapes, and peeling.

C4 2.0	B. F/C General	17	Cabin Ceiling - Check for misalignment and wear including chips, scrapes, and peeling.

C4 2.0	B. F/C General	18	Overhead Lighting (Aisle) - Check for illumination and condition of clear lens cover.

C4 2.0	B. F/C General	19	Sidewall Lighting - Check for illumination and condition of clear lens cover.

C4 2.0	B. F/C General	20	Window Shades - Check for wear including cracks, scrapes, peeling, bubbles, discoloration, and fit.

C4 2.0	B. F/C General	21	Window Shades - Check if shades appear to work as intended by the customer.

C4 2.0	B. F/C General	22	First Class Divider Curtain - Check condition including proper movement, for wear and presence/condition of tieback.

C4 2.0	B. F/C General	23	“Mustache” Curtains - Check condition, if applicable.

C4 2.0	B. F/C General	24	Bulkhead - Check for wear including cracks, peeling, chips, missing laminate, and overall condition.

C4 2.0	B. F/C General	25	Dado Panels - Check for misalignment and wear including chips, scrapes, and peeling.

C4 2.0	C. F/C Seats	26	Recline - Check if seats appear to recline as intended by the customer.

C4 2.0	C. F/C Seats	27	Tray Tables and Latches - Check for wear including scrapes, chips, cracks, and usability.

C4 2.0	C. F/C Seats	28	WiFi Placards - Check for presence, placement, legibility, and for wear including peeling, cracks, and overall condition.

C4 2.0	C. F/C Seats	29	Reading Lights - Check condition, illumination, and presence of lens.

C4 2.0	C. F/C Seats	30	Upholstery - Check for wear including scrapes, holes, stray strings, and overall fit.

C4 2.0	C. F/C Seats	31	Seatback Pockets - Check for fit (closed pocket gap < 1.5”) and wear including scrapes, holes, and discoloration.

C4 2.0	C. F/C Seats	32	Armrests - Check condition including stability, wear, and that no sharp edges are present.

C4 2.0	C. F/C Seats	33	Removable Seat Cushions - Check condition and wear including holes, scrapes, and/or other visible blemishes to the cushion.

C4 2.0	C. F/C Seats	34	Seat Structures - Check for wear including missing paint, chips, scrapes, and peeling.

C4 2.0	C. F/C Seats	35	Seat Belts - Check for wear including stains, stray strings and that seat belt appears to work as intended by the customer

C4 2.0	C. F/C Seats	36	Passenger Air (Gasper) Vents - Check for usability and overall condition.

C4 2.0	C. F/C Seats	37	PSUs - Check for fit and wear including chips, scrapes, peeling, and discoloration.

C4 2.0	C. F/C Seats	38	Seat Number Placards - Check for presence, placement, legibility, and for wear including peeling, cracks, and overall condition.

C4 2.0	D. M/C General	39	Carpet - Check condition including holes, fraying, torn edges, unraveling, alignment, and tripping hazards.

C4 2.0	D. M/C General	40	Seat Track Covers - Check for presence and wear including holes, cracks, breaks, and partial covers.

C4 2.0	D. M/C General	41	Overhead Bins (inside) - Check for wear including holes, scuff marks, scrapes, and missing paint.

C4 2.0	D. M/C General	42	Overhead Bin Placards (inside) - Check for presence, placement, legibility and for wear, including peeling, cracks and overall condition.

C4 2.0	D. M/C General	43	Sidewall Placards - Check for presence, placement, legibility, and for wear including peeling, cracks, and overall condition.

C4 2.0	D. M/C General	44	Overhead Bin Exteriors - Check for the ability to latch, and for wear including chips, scrapes, and peeling.

C4 2.0	D. M/C General	45	Sidewall Panels - Check for misalignment and wear including chips, scrapes, and peeling.

C4 2.0	D. M/C General	46	Cabin Ceiling - Check for misalignment and wear including chips, scrapes, and peeling.

C4 2.0	D. M/C General	47	Overhead Lighting (Aisle) - Check for illumination and condition of clear lens cover.

C4 2.0	D. M/C General	48	Sidewall Lighting - Check for illumination and condition of clear lens cover.

C4 2.0	D. M/C General	49	Window Shades - Check for wear including cracks, scrapes, peeling, bubbles, discoloration, and fit.

C4 2.0	D. M/C General	50	Window Shades - Check if shades appear to work as intended by the customer.

C4 2.0	D. M/C General	51	Bulkhead - Check for wear including cracks, peeling, chips, missing laminate, and overall condition.

C4 2.0	D. M/C General	52	Dado Panels - Check for misalignment and wear including chips, scrapes, and peeling.

C4 2.0	E. M/C Seats	53	Recline - Check if seats appear to recline as intended by the customer.

C4 2.0	E. M/C Seats	54	Tray Tables and Latches - Check for wear including scrapes, chips, cracks, and usability.

C4 2.0	E. M/C Seats	55	WiFi Placards - Check for presence, placement, legibility, and for wear including peeling, cracks, and overall condition.

C4 2.0	E. M/C Seats	56	Reading Lights - Check condition, illumination, and presence of lens.

C4 2.0	E. M/C Seats	57	Upholstery - Check for wear including scrapes, holes, stray strings, and overall fit.

C4 2.0	E. M/C Seats	58	Seatback Pockets - Check for fit (closed pocket gap < 1.5”) and wear including scrapes, holes, and discoloration.

C4 2.0	E. M/C Seats	59	Armrests - Check condition including stability, wear, and that no sharp edges are present.

C4 2.0	E. M/C Seats	60	Removable Seat Cushions - Check condition and wear including holes, scrapes, and/or other visible blemishes to the cushion.

C4 2.0	E. M/C Seats	61	Seat Structures - Check for wear including missing paint, chips, scrapes, and peeling.

C4 2.0	E. M/C Seats	62	Seat Belts - Check for wear including stains, stray strings and that seat belt appears to work as intended by the customer

C4 2.0	E. M/C Seats	63	Passenger Air (Gasper) Vents - Check for usability and overall condition.

C4 2.0	E. M/C Seats	64	PSUs - Check for fit and wear including chips, scrapes, peeling, and discoloration.

C4 2.0	E. M/C Seats	65	Seat Number Placards - Check for presence, placement, legibility, and for wear including peeling, cracks, and overall condition.

C4 2.0	E. M/C Seats	66	MCE Placards - Check presence, placement, legibility, and for wear including peeling, cracks, and overall condition.

C4 2.0	F. LAV	67	Mirrors - Check for wear.

C4 2.0	F. LAV	68	Sinks/Drain Stoppers - Check condition including wear, that water dispenses and stopper works.

C4 2.0	F. LAV	69	Flush, (and Flapper if applicable) - Check that flush motor appears to work and presence and alignment of bowl flapper.

C4 2.0	F. LAV	70	Toilets, Shroud - Check for wear.

C4 2.0	F. LAV	71	Toilets, Seat/Lid - Check for wear.

C4 2.0	F. LAV	72	Soap Dispenser Mount - Check presence and condition.

C4 2.0	F. LAV	73	LAV Doors - Check for interior and exterior wear including holes, scrapes, missing paint, and/or discoloration.

C4 2.0	F. LAV	74	LAV Flooring - Check for wear, including bubbles, holes, and discoloration.

C4 2.0	F. LAV	75	LAV Walls - Check for wear including chips, scrapes, peeling, and discoloration.

C4 2.0	F. LAV	76	LAV Ceiling - Check for misalignment and wear including chips, scrapes, and peeling.

C4 2.0	F. LAV	77	LAV Lighting - Check illumination and condition.

C4 2.0	F. LAV	78	PSU, Flight Attendant Call Buttons - Check usability and condition.

C4 2.0	F. LAV	79	Lav Vents and Smoke Detectors - Check for usability and overall condition.

C4 2.0	F. LAV	80	Diaper Changing Tables - Check condition if applicable.

C4 2.0	F. LAV	81	Deodorant Brackets - Check for presence, usability, and condition if applicable.

C4 2.0	F. LAV	82	Ashtrays - Check presence, usability, and condition.

C4 2.0	F. LAV	83	Placards - Check presence, legibility, and for wear including peeling, cracks and overall condition.

C4 2.0	F. LAV	84	Toilet Lid Hinges - Check that lid appears to stay up when lifted.

EXHIBIT C

TRAINING

I. Customer Service. Contractor agrees that it shall train or cause to be trained to proficiency, all customer service employees of Contractor that may be associated with providing Regional Airline Services. Contractor agrees to participate in any and all special training or other programs that American provides for its customer service employees. Contractor may elect to accomplish such training through the use of a “Train the Trainer” concept, if Consented to by American in its reasonable discretion. Contractor’s flight attendants providing Regional Airline Services shall be trained by Contractor, [***], on meal and beverage service procedures for Scheduled Flights, including liquor and duty-free sales and cash handling, and will collect all on-board revenue for liquor and duty-free sales on Scheduled Flights.

II. Ground Handling. Contractor shall provide to American (or to any Person chosen by American), [***], all reasonably necessary training to enable American (or any Person chosen by American) to provide all ground handling and related services with respect to the operation of the Covered Aircraft for Scheduled Flights. Such training shall include cargo training and may, in American’s sole discretion, be accomplished through the use of a “Train the Trainer” procedure.

EXHIBIT D

AMERICAN’S SECURITY POLICIES AND PROCEDURES

The following is not intended to be an all-inclusive list of security services and obligations necessary to comply with Security Best Practices, but is intended to capture key elements of such a program. American reserves the right to modify the obligations set forth herein or add new obligations; provided that unless such modified or new obligation is required due to any law, rule or regulation of a Governmental Authority, such obligation shall be modified or added by American acting reasonably under the circumstances, and any such modified or new security requirement, specification or event reporting procedures shall become effective [***] after Notice thereof from American.

I. Definitions. As used in this Exhibit D, the terms set forth in this Section I shall have the meanings provided herein.

“Security Policies” shall mean statements of direction for securing company information pertaining to Security Best Practices and mandating compliance with applicable laws and regulations. Typically, Security Policies are high level instructions to management on how the organization is to be run with respect to Security Best Practices.

“Security Procedures” shall mean statements of the step-by-step actions taken to achieve and maintain compliance with Security Best Practices.

“Security Technical Controls” shall mean any specific hardware, software or administrative mechanisms necessary to enforce Security Best Practices in accordance with the terms of this Agreement as methods for addressing security risks to information technology systems and relevant physical locations, or implementing related policies. Security Technical Controls specify technologies, methodologies, implementation procedures, and other detailed factors or other processes to be used to implement Security Policy elements relevant to specific groups, individuals, or technologies.

II. Information Security Policy. Contractor specifically represents and warrants that it has established, and during the Term it will at all times enforce:

A. an ongoing program of Security Policies, Security Procedures, and Security Technical Controls;

B. a Security Incident management program;

C. a security awareness program;

D. business continuity and recovery plans, including regular testing;

E. rigorous change control procedures; and

F. procedures to conduct periodic independent security risk evaluations to identify critical information assets, assess threats to such assets, determine potential vulnerabilities, and provide for timely remediation.

III. Physical Access. Contractor specifically represents and warrants that it has established, and during the Term it will at all times enforce:

A. physical protection mechanisms for all information assets and information technology to ensure such assets and technology are stored and protected in appropriate data centers;

B. appropriate facility entry controls are in place to limit physical access to systems that store or process data;

C. processes to ensure access to facilities is monitored and restricted on a “need to know” basis; and

D. controls to physically secure all Confidential Information and to properly destroy such information when it is no longer needed.

IV. Logical Access. Contractor specifically represents and warrants that it has established, and during the Term it will at all times enforce:

A. appropriate mechanisms for user authentication and authorization in accordance with a “need to know” policy;

B. controls to enforce rigorous access restrictions for remote users, contractors and service providers;

C. timely and accurate administration of user account and authentication management;

D. processes to ensure assignment of unique ID to each person with computer access;

E. processes to ensure Contractor-supplied defaults for passwords and security parameters are changed and appropriately managed ongoing;

F. mechanisms to track all access to Confidential Information by unique ID;

G. mechanisms to encrypt or hash all passwords; and

H. processes to immediately revoke accesses of inactive accounts or terminated/transferred users.

V. Security Architecture and Design. Contractor specifically represents and warrants that it has established, and during the Term it will at all times maintain:

A. a security architecture that reasonably assures delivery of Security Best Practices;

B. documented and enforced technology configuration standards;

C. processes to encrypt Confidential Information in transmission and storage;

D. processes to ensure regular testing of security systems and processes;

E. a system of effective firewall(s) and intrusion detection technologies necessary to protect Confidential Information; and

F. database and application layer design processes that ensure web site applications are designed to protect the information data that is collected, processed, and transmitted through such systems.

VI. System and Network Management. Contractor specifically represents and warrants that it has established, and during the Term it will at all times maintain:

A. mechanisms to keep security patches current;

B. processes to monitor, analyze, and respond to security alerts;

C. appropriate network security design elements that provide for segregation of data;

D. regular update anti-virus software and use the same; and

E. processes to regularly verify the integrity of installed software.

American Airlines, Inc.’s Proprietary Rights and Data Security Addendum

American Airlines, Inc. and its Affiliates (collectively, “American”) have invested extensive time, money and specialized resources into developing, collecting and establishing American’s tangible and intangible proprietary assets. This Proprietary Rights and Data Security Addendum (this “Addendum”) identifies and acknowledges American’s proprietary rights, establishes baseline commitments regarding data privacy and security and represents a set of standard terms applicable to service providers and business partners when they enter into contracts with American. This Addendum forms part of the contract with American which references this Addendum (such contract with American is referred to as the “Agreement”, and the other party or parties to that Agreement with American is referred to as “You” or “Your” solely for purposes of this Addendum). Capitalized terms used in this Addendum are defined in this Addendum. Without limiting the obligations set forth in the Agreement (including but not limited to Sections 14.06 and 14.07), this Addendum sets forth Your obligations with respect to proprietary rights and security required by American. In the event of a conflict between the terms of this Addendum and the rest of the Agreement, or in the event of any duplication in terms or definitions in this Addendum, the terms of this Addendum will override and only the definitions in this Addendum will be used in interpreting this Addendum; provided that, terms and provisions not addressed in this Addendum shall not be deemed to be in conflict with the Agreement, and all such additional terms and provisions contained in the Agreement shall be given full force and effect. You are responsible for ensuring compliance with the terms of this Addendum by Your employees, agents and contractors and all of the restrictions and obligations in this Addendum that apply to You, including all confidentiality and data privacy and security obligations, should be read as also applying to Your employees, agents and contractors. All references to contractors in this Addendum will include subcontractors, but You are still required to comply with any limitations on subcontracting that may be contained in the Agreement and this Addendum. The term “including” or “includes” means including without limiting the generality of any description to which such term relates.

I.	PROPRIETARY RIGHTS.

A. American Marks, Patents and Copyrights. All of American’s trademarks, trade names, service marks, logos, symbols, images, trade dress and American Identifiers (collectively, the “American Marks”), American’s inventions and patent rights (“American Patents”), and copyright works created by or for American and/or that may bear American’s copyright notice (the “American Copyright Works”), are part of American’s intellectual property and are owned solely and exclusively by American. “American IP” means collectively, American Marks, American Patents, American Copyright Works, American trade secrets and confidential information, and any intellectual property rights in and to any of the foregoing. American IP also includes all of the foregoing that pertain to Affiliates of American Airlines, Inc., including other airline brands owned or operated by such Affiliates or American Airlines, Inc. More information about American IP is available on https://www.AA.com. Except for any express permissions in the Agreement, You may not use or reproduce American IP. If You are granted permissions to use American Marks, then You agree to go to https://brand.aa.com/login/ to download the .jpeg of the approved American Marks and to comply with the American design guidelines and the further terms and conditions posted on https://brand.aa.com/login/. You agree not to: (i) use or register any domain name that is identical to or confusingly similar to any of the American Marks; (ii) create, acquire, license, or support any internet keyword or search term that contains any American Marks or other American IP; or (iii) collect, use or reproduce American Identifiers, or combine American Identifiers with other data, unless such collection, use or reproduction has been expressly authorized by American in an affirmative statement or writing from American.

B. American Trade Secrets, Confidential Information and Data Security. American relies on many trade secrets and types of confidential information. American Data is confidential information of American and in many instances this information is protected as a trade secret. The Agreement includes details regarding the parties’ confidentiality obligations. In addition to any obligations set forth in the Agreement, You must comply with all the requirements set forth in this Addendum.

C. American Data. As between You and American (i.e., without addressing rights of Third Parties), American Data is solely owned by American, including all rights, title and interest in and to American Data. Except for any Permitted Data Uses in the Agreement, You may not use, edit, modify, create derivatives, combinations or compilations of, combine, associate, synthesize, re-identify, reverse engineer, reproduce, display, distribute, disclose, sell or otherwise Process any American Data. You agree not to breach any restrictions, if any, that apply to Other American Data in the Agreement or any other agreements to which You are a party. In consideration of the business relationship being established by the Agreement, You agree not to use American Data or Other American Data in a manner that is harmful to American. You are not authorized to agree to Third Party terms and conditions that would assign, transfer, or license American Data, Other American Data or American’s proprietary rights in American Data or Other American Data to a Third Party or otherwise negatively impact American’s proprietary rights to American Data or Other American Data, unless such Third Party arrangements are identified as being Permitted Data Uses and have been approved by American.

D. No Implied Rights. No right, license, permission, or ownership or other interest of any kind in or to the American IP, American Data or Other American Data is or is intended to be given or transferred to or acquired by You except as expressly stated in writing in the Agreement.

E. Prohibited Internet Practices. You shall not, and shall not authorize or encourage any Third Party to, directly or indirectly: (i) use any automated, deceptive or fraudulent means to generate impressions, click-throughs, or any other actions in relation to advertisements or Internet promotions on American Electronic Properties or in relation to advertisements or Internet promotions of American (or its products or services) on Third Party websites; or (ii) collect or Process data from an American Electronic Property other than as has been expressly authorized by American in the Agreement or another written agreement with American. American does not generally authorize so called “screen-scraping” of American Electronic Properties and any automated extraction of data from American Electronic Properties or tracking of activity on American Electronic Properties may only be conducted with the prior Consent of American.

II.	DATA PRIVACY AND SECURITY.

A. General. The types of American Data, the categories of Data Subjects to whom that American Data relate, and the Processing operations carried out by You pursuant to the Agreement are as set out on Schedule 1 to this Addendum. The duration of the Processing shall be for the Term of or as permitted by the Agreement. The subject-matter and the objective of the Processing shall be the Processing of American Data as necessary for You to perform the services to American pursuant to the Agreement.

B. Security Requirements. You shall apply reasonable organizational, physical, technical and administrative safeguards for American Data that is in Your possession or under Your control in order to protect the same from unauthorized Processing that would violate the Agreement, this Addendum or any Data Law. You represent, warrant and covenant that the Security Policies, Security Procedures and Security Technical Controls as they pertain to the services being rendered to American by You or Your subcontractors and any Processing of American Data by You or Your subcontractors shall at all times be (i) in material compliance with all Data Laws, and (ii) consistent in all material respects with the guidelines, principles or frameworks embodied in (A) ISO 27001 and ISO 27002, (B) if applicable, the most current Payment Card Industry Data Security Standard (the “PCI DSS”) and (C) industry standard practices (such Data Laws, guidelines, principles and frameworks, collectively, the “Security Requirements”). Notwithstanding the foregoing, You understand and agree that such reasonable organizational, physical, technical and administrative safeguards may include, as appropriate, and if applicable, the requirements set forth in Article 32(1) of the General Data Protection Regulation. In addition, You shall require any of Your employees, agents or contractors with access to American Data to adhere to the Security Requirements, and to maintain the confidentiality of any American Data in accordance with the terms of the Agreement. You certify that such employees, agents and contractors have not experienced any circumstances or events that are inconsistent with the Security Requirements during the last [***]. You agree that the controls used to safeguard American Data in Your possession or control will take into account the sensitivity of such information and the risks presented by a Security Incident.

C. American Instructions. You agree that You, and any of Your employees, agents and contractors acting under Your authority who have access to American Data, will Process American Data only: (i) on behalf of American and in accordance with Data Laws and as specifically documented and instructed by American (including with regard to the transfers of American Data to a third country or an international organization); or (ii) as otherwise required by Data Law to which You are subject, in which case You shall promptly provide American with Notice of that legal requirement before Processing American Data, unless that law prohibits such notification on important grounds of public interest.

D. Notice of Legal Obligations. You shall promptly provide Notice to American if, in Your opinion, an instruction to Process American Data infringes upon any requirement under any Data Law.

E. Assistance with Compliance Obligations. You shall promptly provide American with Notice of Your receipt of any communication, inquiry, request, or complaint from any Third Party, including a public authority or a Data Subject, relating to the Processing by You of any American Data. You shall reasonably cooperate with American to resolve any such communication, inquiry, request or complaint. In addition, You shall assist and cooperate with American in fulfilling its obligations under Data Law with regard to the Processing of American Data by You on American’s behalf, as applicable, including:

i. Assisting American to comply with any request from any Data Subject to access, correct, delete, restrict Processing of, block or receive American Personal Data relating to him or her by providing American with the ability to take these actions directly or by doing so on American’s behalf;

ii. Agreeing to cooperate, upon request, with the inquiry of any applicable regulatory or supervisory authority relating to Your Processing of American Data; and

iii. Assisting American, upon request, with carrying out data protection impact assessments and engaging in prior consultations with regulatory or supervisory authorities relating to the Processing of American Data pursuant to the Agreement and where required by any Data Law.

F. Data Segregation and Access. You shall physically or logically segregate stored American Data from other data and shall ensure that access to American Data is restricted to only authorized personnel through security measures. You shall establish and maintain appropriate internal policies, procedures and systems that are reasonably designed to prevent the inappropriate use or disclosure of American Data.

G. PCI Compliance. If You Process payment card data, cardholder data, or sensitive authentication data on behalf of American or if You otherwise can impact the security of said data belonging to American, (i) You are responsible for the security of said data; (ii) You represent and warrant that You have performed an assessment to confirm that the material aspects of Your Security Policies, Security Procedures and Security Technical Controls (as they pertain to the services being rendered to American by You or Your subcontractors and any Processing of American Data by You or Your subcontractors) comply with the PCI DSS, and You shall repeat this assessment each year during the Term of the Agreement; and (iii) You shall provide certification of compliance with this Section G upon request from American.

H. [***]

I. Transfer of American Personal Data. You shall not transfer American Personal Data from any jurisdiction to any other jurisdiction (the EEA and the United States each constituting a single jurisdiction for this purpose) without the prior Consent of American and, if applicable, without putting in place an appropriate data transfer agreement or other mechanism appropriate to comply with any Data Law. Without limitation to the foregoing, before You receive (in a jurisdiction that has not, at the time of the applicable transfer, been deemed to have adequate protections under the General Data Protection Regulation) any American Personal Data directly from an American branch office or Affiliate established in the EEA or Switzerland (each, an “Exporter”) pursuant to the Agreement, You shall promptly execute the Model Clauses with the applicable Exporter in relation to any transfers of such American Personal Data. For the avoidance of doubt, You shall comply with both the terms of this Addendum and the terms of the Model Clauses when Processing such American Personal Data on behalf of the applicable Exporter(s); provided, however, in the event of a conflict between this Addendum and the Model Clauses, the terms of the Model Clauses shall control and govern. In the event that the then-current Model Clauses are invalidated as a valid data transfer agreement or other mechanism under any Data Law, You shall promptly work in good faith with American to put in place a replacement data transfer agreement or other mechanism appropriate to comply with any Data Law (e.g., You become certified under the applicable Privacy Shield Framework(s) or execute successor Model Clauses) as determined by American in its sole discretion.

J. Disclosure of American Data to Third Parties. You shall not disclose American Data to Third Parties (including subcontractors) except where such disclosure:

i. is required by Data Law, in which case You will, whenever possible, provide American with Notice and a reasonable opportunity to respond prior to complying with any such request for disclosure and shall comply with all reasonable directions of American with respect to such disclosure; or

ii. is to a subcontractor necessary for You to perform the services to American pursuant to the Agreement, You have received the prior written approval of American and You have entered into a written, valid and enforceable agreement with the subcontractor that includes terms that are substantially similar to the obligations applicable to the Processing of American Data contained in this Addendum. You shall remain responsible for any breach of the obligations set forth in this Addendum and any violation of any Data Law, if applicable, by such subcontractor to the same extent as if You had caused such breach or violation.

K. Security Reviews and Audits. You shall maintain a complete audit trail of all Processing activities associated with American Data. You shall, upon request, promptly provide American with all necessary materials, documents, assessments and other information, including reports of any audits performed on Your Security Policies, Security Procedures or Security Technical Controls and any compliance certifications of Your agents and contractors, to enable American to confirm that You have complied with Your obligations under Data Law and this Addendum. You shall respond within a reasonable time period to any inquiries from American relating to Your and Your agents’ and contractors’ Processing activities related to American Data, including Security Policies, Security Procedures and Security Technical Controls. You shall, at any time and from time to time during the Term of the Agreement, provide American or American’s representatives access to Your and Your agents’ and contractors’ systems, records, processes and practices that involve Processing of American Data so that an audit may be conducted. American shall not exercise such audit right more frequently than [***] per [***] period and American shall [***].

L. Security Incidents. You shall promptly, and in any case no later than [***], provide American with Notice of such Security Incident which includes information about the Security Incident, including, where possible, the categories and approximate number of Data Subjects concerned and the categories and approximate number of American Data records concerned, the impact and likely consequences on American and the affected Data Subjects of the Security Incident, and the corrective action taken or to be taken by You. If You are unable to provide Notice to American within [***], You shall provide American with reasons for the delay. Following [***], You shall (i) consult in good faith with American regarding Remediation Efforts that may be necessary and reasonable, (ii) [***], (iii) ensure that such Remediation Efforts provide for, without limitation, prevention of the recurrence of the same type of Security Incident, and (iv) reasonably cooperate with any Remediation Efforts undertaken by American.

M. Notice to American Customers and Employees. Any notifications to American customers or employees regarding Security Incidents will be handled exclusively by American, unless otherwise directed by American, and You may not under any circumstances contact American customers or employees relating to such Security Incident unless You are under a legal obligation to do so, in which event (i) You must provide American with Notice promptly after concluding that You have the legal obligation to notify such American customers or employees, and explain in such Notice the basis for the legal obligation; and (ii) You shall limit the notices to such American customers and employees to those required by the legal obligation or as approved by American. You shall reasonably cooperate in connection with notices to American customers and employees regarding a Security Incident and You shall assist with sending such notices if so requested by American. To the extent that any notices to American customers or employees references You, no such reference will be included unless it is either required by law or pre-approved by You.

III.	ADDITIONAL TERMS.

A. Equitable Relief. You agree that American will have no adequate remedy at law if there is a breach or threatened breach of any of the restrictions or limitations on Your access, use or other Processing of American IP, American Data or Other American Data or breach or threatened breach of Your security obligations and, accordingly, that American (in addition to any legal or other remedies available to American) may seek injunctive or other equitable relief to prevent or remedy such breach without requirement of a bond or notice and You agree not to object or defend against such action on the basis that monetary damages would provide an adequate remedy.

B. Intentionally Omitted.

C. Liability for Security Incidents. You shall indemnify and hold harmless American and its officers and employees from and against any and all allegations, claims, demands, costs, expenses (including attorneys’ fees and disbursements), losses, liabilities, penalties, fines, settlements or damages (collectively, “Data Claims”) arising out of or relating [***]. Your obligations in this Section C are in addition to any indemnification or similar obligations You may have under the Agreement. The rights and remedies of American under this Addendum will not be subject to any limitation or exclusion of actions or remedies or any other similar limiting provisions stated in the Agreement. [***].

D. [***].

E. Changes in Law. In the event that any change in Data Law which affects (i) American’s ability to lawfully use any of Your services for their intended purposes, or (ii) Your ability to lawfully perform any of Your services for their intended purposes, then in each case, You agree to negotiate in good faith with American any additions or changes to this Addendum that may be necessary or appropriate to enable American’s continued lawful use of and benefit from such services.

IV.	DEFINITIONS.

A. Definitions. The following terms will have the meanings described below in this Addendum.

“American Electronic Property” means (i) the web site located at the URL www.aa.com and any other web site controlled by American, (ii) any American mobile device apps, (iii) any other sites, apps, kiosks or other properties for consumer interaction that are owned or controlled by American, including emails with linked content and mini-sites, and (iv) versions and successors of the foregoing, in any form or format now known or later developed, that may be used by American customers.

“American Identifiers” means all data or information, including indicators, that identifies and relates solely to American or a product or service of American (e.g., AAdvantage or Admirals Club membership number or a designation of a passenger as an “EXP” or “Executive Platinum” member of the AAdvantage program) and any derivatives of such data (e.g., converting an AAdvantage number or EXP status to a code or number that identifies an individual as an AAdvantage member or Executive Platinum level member). If American Identifiers are provided, obtained, developed, produced or Processed by You or Your systems in connection with the relationship or arrangements established by the Agreement then those American Identifiers are a subcategory of American Data, and if not, then they are a subcategory of Other American Data.

“American Personal Data” means any and all Personal Data that You Process on behalf of American in connection with the relationship or arrangements established by the Agreement.

“Control” (including, with correlative meanings, the terms “Controlled by” and “under common Control with”), means the possession, directly or indirectly, of the power to direct or exercise a controlling influence over the management or policies of such entity, whether through the ownership of voting securities, by contract or otherwise.

“Data Law” means, as in effect from time to time, any law, rule, regulation, declaration, decree, directive, statute or other enactment, order, mandate or resolution, which is applicable to either You or American, issued or enacted by any domestic or foreign, supra-national, national, state, county, municipal, local, territorial or other government or bureau, court, commission, board, authority, or agency, anywhere in the world, relating to data security, data protection and/or privacy, including the General Data Protection Regulation.

“Data Subject” means an identified or identifiable natural person. An identifiable natural person is one who can be identified, directly or indirectly, in particular by reference to an identifier such as a name, an identification number, location data, an online identifier or to one or more factors specific to the physical, physiological, genetic, mental, economic, cultural or social identity of that natural person.

“EEA” means the European Economic Area.

“General Data Protection Regulation” means Regulation (EU) 2016/679 of the European Parliament and of the Council of 27 April 2016 on the protection of natural persons with regard to the processing of personal data and on the free movement of such data, and any implementing, derivative or related legislation, rule, regulation, and regulatory guidance, as amended, extended, repealed and replaced, or re-enacted from time to time.

“Model Clauses” means the standard contractual clauses for the transfer of Personal Data from the EEA to processors established in third countries which do not ensure an adequate level of data protection, as set out in the Annex to Commission Decision 2010/87/EU, or successors thereto.

“Other American Data” means any data or other information from any source that is not provided, obtained, developed, produced or Processed by You or Your systems in connection with the relationship or arrangements established by the Agreement (and thus does not fall within the definition of American Data) but that does identify or can be used to identify American, American’s products and services, or a Person (or a computer or device of such Person) in their capacity as an American customer. For example, an Internet tracking device, such as a cookie, that is dropped onto a passenger’s computer after visiting aa.com would be Other American Data if Processing of such cookies is not the subject of the Agreement.

“Permitted Data Uses” means the express permissions to use American Data specified in the Agreement.

“Personal Data” means any information relating to a Data Subject.

“Process” or “Processing” means any operation or set of operations that is performed upon American Data or Other American Data, whether or not by automatic means, including, but not limited to, obtaining, developing, producing, collecting, recording, organizing, structuring, accessing, using, adapting, altering, modifying, retrieving, consulting, copying, reproducing, analyzing, disclosing, disseminating, making available, aligning, combining, blocking, restricting, transmitting, transferring, selling, renting, storing, retaining, destroying, deleting, or erasing such data. For the avoidance of doubt, “Process” or “Processing” includes the compilation or correlation of American Data with information from other sources and the application of algorithmic analysis to create new or derivative data sets from American Data.

“Remediation Efforts” means, with respect to any Security Incident, activities designed to remedy a Security Incident which may be required by a Data Law or which may otherwise be necessary, reasonable or appropriate under the circumstances, commensurate with the nature of such Security Incident. Remediation Efforts may include: (i) development and delivery of legal notices to affected individuals or other Third Parties; (ii) establishment and operation of toll-free telephone numbers (or, where toll-free telephone numbers are not available, dedicated telephone numbers) for affected individuals to receive specific information and assistance; (iii) procurement of credit monitoring, credit or identity repair services and identity theft insurance from Third Parties that provide such services for affected individuals; (iv) provision of identity theft insurance for affected individuals; (v) cooperation with and response to regulatory, government and/or law enforcement inquiries and other similar actions; (vi) undertaking of investigations (internal or in cooperation with a governmental body) of such Security Incident, including forensics; and [***].

“Security Incident” means [***].

Schedule 1 to Exhibit D

DESCRIPTION OF DATA PROCESSING

1.	Categories of American Data

The American Data concern the following categories:

[***]

2.	Categories of Data Subjects

The American Data concern the following categories of individuals:

[***]

3.	Processing activities

The American Data will be subject to the following Processing activities:

[***]

EXHIBIT E

STANDARDS OF FACILITIES USE

I. Standards. In connection with Contractor’s license to use of the American Facilities, Contractor shall:

(i) comply with the provisions of any agreement or understanding governing American’s or an American Affiliate’s ownership, lease, sublease, use, license of the American Facilities to the extent any American Facilities are then being used by Contractor (the “American Facilities Agreements”; provided that American shall provide Contractor with prior Notice of any such agreement or understanding, or summaries of the relevant terms thereof, which Notice shall be delivered no later than [***] prior to Contractor’s required compliance therewith, unless American is given less than [***] notice from any Third Party of such agreement or understanding, in which case American shall provide Contractor with such Notice reasonably promptly thereafter and; provided further that such American Facilities Agreements shall not impose material duties and obligations upon Contractor that are substantially greater than those imposed on American by agreements or understandings that American has entered into with Third Parties related to the ownership, lease, sublease, use, and/or license of the American Facilities), but excluding, in all events, any obligation to make payments thereunder;

(ii) not cause there to be any breaches or violations of any of the provisions of the American Facilities Agreements due to action or inaction by Contractor or any Contractor Agents;

(iii) promptly remedy any breach or violation of any provision of the American Facilities Agreements upon Notice from American to the extent caused by or resulting from any actions taken by Contractor or any Contractor Agents;

(iv) promptly observe, obey and execute the provisions of any and all present and future rules, regulations, procedures, orders, and directives issued by American attributable to any American Facilities then used by Contractor; provided that American shall provide Contractor with prior Notice of any such rules, regulations, procedures, orders, and directives, which Notice shall be delivered no later than [***] prior to Contractor’s required compliance therewith;

(v) promptly observe, obey and execute the provisions of any and all present and future laws, rules, regulations, requirements, orders and directives promulgated by any applicable Governmental Authority or airport authority to the extent then applicable to Contractor’s use or occupancy of such American Facilities; provided that American shall provide Contractor with Notice of requirements of an airport authority to the extent such Notice is delivered by such authority to American, which Notice shall be delivered no later than [***] prior to Contractor’s required compliance therewith, and; provided further that any reasonable and documented out-of-pocket costs actually incurred by Contractor in connection therewith shall be [***];

(vi) procure from all applicable airport authorities and Governmental Authorities all licenses, certificates, permits or other authorizations that may be necessary or required for the conduct of Contractor’s operations at any such American Facilities;

(vii) cooperate with American to obtain any applicable consents or approvals required with respect to Contractor’s use of any such American Facilities;

(viii) conduct its operations at such American Facilities in accordance with the rules, regulations, and requirements of the applicable airport authority;

(ix) with respect to American Facilities then used by Contractor or any Contractor Agent, control the conduct, demeanor and appearance of Contractor Agents so as to maintain high professional standards and to avoid disruption to or interference with the operations of American, or others, and upon objection from American or the applicable airport authority concerning the conduct, demeanor, or appearance of such Person, immediately take all steps necessary to resolve such objections;

(x) keep the American Facilities then used by Contractor free from dirt, trash, debris and otherwise in a clean, neat and orderly condition at all times and not cause any damage to the American Facilities, normal wear and tear excepted; provided that the foregoing shall not relieve American from providing routine janitorial services with respect to the foregoing;

(xi) Intentionally Omitted;

(xii) with respect to American Facilities then used by Contractor or Contractor Agents, conduct their operations in such manner that at no time will it do or knowingly permit to be done any act or thing upon such American Facilities that will invalidate or conflict with any fire and casualty insurance policies covering such American Facilities, or any part thereof, or which may create a hazardous condition so as to increase the risk normally attendant upon Contractor’s operations contemplated hereunder, and promptly observe and comply in all material respects with any and all present and future rules and regulations, requirements, orders and directions of the Fire Underwriters Association or of any other board or organization which may exercise similar functions; and

(xiii) with respect to American Facilities then used by Contractor or Contractor Agents, as directed by American, use commercially reasonable efforts to provide any Person with access at any reasonable time, subject to applicable security requirements or restrictions.

It is intended that the standards and obligations imposed by this Section I shall be maintained or complied with by Contractor in all material respects in addition to its required compliance with any applicable laws, ordinances and regulations promulgated by any applicable airport authority or Governmental Authority that is currently in effect or which may be enacted.

II.	Utilities, Maintenance, and Repairs.

A. [***]

B. [***]

C. Notwithstanding the above, Contractor shall, [***], and in a manner reasonably acceptable to American, repair any damage to the American Facilities caused by any act or omission of Contractor, its officers, directors, employees, agents, customers, concessionaires, vendors, contractors, or invitees, normal wear and tear excepted.

III.	Modifications and Preparations.

A. Contractor shall not make any modifications or alterations to the American Facilities without the express Consent of American.

B. [***]

C. [***]

D. Upon cessation of Contractor’s right to use the American Facilities for whatever reason, Contractor shall remove all of Contractor’s equipment or other personal property, remove any modifications or other alterations to such American Facilities unless otherwise instructed by American in writing, and surrender such American Facilities to American in a clean, neat, and orderly condition, without any damage, normal wear and tear excepted.

IV.	Furniture.

A. [***]

V.	Sublease.

A. To the extent anything in this Exhibit E conflicts with any Sublease, such Sublease shall control.

EXHIBIT F

CREW FORECAST TEMPLATES

[***]